                                                                     EXHIBIT 4.1

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                  as Depositor,

                             WELLS FARGO BANK, N.A.,
                as Master Servicer and Securities Administrator,

                      HSBC BANK USA, NATIONAL ASSOCIATION,
                                   as Trustee,

                                       and

                            PHH MORTGAGE CORPORATION,
                            as a Servicer and Company

                                   ----------

                         POOLING AND SERVICING AGREEMENT

                           Dated as of October 1, 2006

                                   ----------

            MERRILL LYNCH MORTGAGE INVESTORS TRUST SERIES MLCC 2006-3
                       MORTGAGE PASS-THROUGH CERTIFICATES

                                TABLE OF CONTENTS

                                                                                             PAGE
                                                                                             ----
ARTICLE I. DEFINITIONS....................................................................      4
   Section 1.01.    Definitions...........................................................      4
   Section 1.02.    Calculations Respecting Mortgage Loans................................     33

ARTICLE II. DECLARATION OF TRUST; ISSUANCE OF CERTIFICATES................................     34
   Section 2.01.    Creation and Declaration of Trust Fund; Conveyance of Mortgage Loans..     34
   Section 2.02.    Acceptance of Trust Fund by Trustee; Review of Documentation for Trust
                    Fund..................................................................     37
   Section 2.03.    Representations and Warranties of the Depositor.......................     39
   Section 2.04.    Representations and Warranties Concerning the Master Servicer, the
                    Securities Administrator and the Company..............................     41
   Section 2.05.    Discovery of Breach; Repurchase or Substitution of Mortgage Loans.....     45
   Section 2.06.    Grant Clause..........................................................     47

ARTICLE III. THE CERTIFICATES.............................................................     48
   Section 3.01.    The Certificates......................................................     48
   Section 3.02.    Registration..........................................................     49
   Section 3.03.    Transfer and Exchange of Certificates.................................     49
   Section 3.04.    Cancellation of Certificates..........................................     53
   Section 3.05.    Replacement of Certificates...........................................     53
   Section 3.06.    Persons Deemed Owners.................................................     54
   Section 3.07.    Temporary Certificates................................................     54
   Section 3.08.    Appointment of Paying Agent...........................................     54
   Section 3.09.    Book-Entry Certificates...............................................     54

ARTICLE IV. ADMINISTRATION OF THE ISSUING ENTITY..........................................     56
   Section 4.01.    Collection Accounts; Master Servicer Collection Account; Distribution
                    Account...............................................................     56
   Section 4.02.    Permitted Withdrawals from the Master Servicer Collection Account and
                    the Distribution Account..............................................     58
   Section 4.03     Reports to Certificateholders.........................................     60

ARTICLE V. DISTRIBUTIONS TO HOLDERS OF CERTIFICATES.......................................     62
   Section 5.01.    Distributions Generally...............................................     62
   Section 5.02.    Distributions from the Distribution Account...........................     63
   Section 5.03.    Allocation of Losses..................................................     66
   Section 5.04.    Advances..............................................................     67

                                TABLE OF CONTENTS
                                   (continued)

                                                                                             PAGE
                                                                                             ----
ARTICLE VI. CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR; EVENTS OF DEFAULT....     68
   Section 6.01.    Duties of Trustee and Securities Administrator........................     68
   Section 6.02.    Certain Matters Affecting the Trustee and the Securities
                    Administrator.........................................................     70
   Section 6.03.    Trustee and Securities Administrator Not Liable for Certificates or
                    Mortgage Loans........................................................     72
   Section 6.04.    Trustee and Securities Administrator May Own Certificates.............     72
   Section 6.05.    Eligibility Requirements for Trustee and Securities Administrator.....     72
   Section 6.06.    Resignation and Removal of Trustee and Securities Administrator.......     73
   Section 6.07.    Successor Trustee or Successor Securities Administrator...............     73
   Section 6.08.    Merger or Consolidation of Trustee or Securities Administrator........     74
   Section 6.09.    Appointment of Co-Trustee, Separate Trustee or Custodian..............     74
   Section 6.10.    Authenticating Agents.................................................     76
   Section 6.11.    Indemnification of Trustee and Securities Administrator...............     77
   Section 6.12.    Fees and Expenses of the Trustee and Securities Administrator.........     77
   Section 6.13.    Collection of Monies..................................................     77
   Section 6.14.    Servicer Events of Default and Master Servicer Events of Default;
                    Master Servicer or Trustee to Act; Appointment of Successor Servicer;
                    Appointment of Successor Master Servicer..............................     78
   Section 6.15.    Additional Remedies of the Master Servicer and the Trustee Upon Event
                    of Default............................................................     82
   Section 6.16.    Waiver of Servicer Events of Default and Master Servicer Events of
                    Default...............................................................     82
   Section 6.17.    Notification to Holders...............................................     83
   Section 6.18.    Directions by Certificateholders and Duties of Trustee During Servicer
                    and Master Servicer Event Default.....................................     83
   Section 6.19.    Preparation of Tax Returns and Other Reports..........................     83

ARTICLE VII. PURCHASE OF MORTGAGE LOANS AND TERMINATION OF THE ISSUING ENTITY.............     84
   Section 7.01.    Purchase of Mortgage Loans; Termination of Issuing Entity Upon
                    Purchase or Liquidation of All Mortgage Loans.........................     84

                                TABLE OF CONTENTS
                                   (continued)

                                                                                             PAGE
                                                                                             ----
   Section 7.02.    Procedure Upon Termination of Issuing Entity..........................     85
   Section 7.03.    Additional Issuing Entity Termination Requirements....................     86

ARTICLE VIII. RIGHTS OF CERTIFICATEHOLDERS................................................     87
   Section 8.01.    Limitation on Rights of Holders.......................................     87
   Section 8.02.    Access to List of Holders.............................................     87
   Section 8.03.    Acts of Holders of Certificates.......................................     88

ARTICLE IX. ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS............................     89
   Section 9.01.    Company to Act as Servicer............................................     89
   Section 9.02.    Title, Management and Disposition of REO Property.....................     90
   Section 9.03.    Master Servicer's and Depositor's Right to Examine Servicer Records...     91
   Section 9.04.    Legal Proceedings Involving the Servicer and/or the Mortgage Loans....     92
   Section 9.05.    Material Changes......................................................     92
   Section 9.06.    Servicer Shall Provide Information as Reasonably Required.............     93
   Section 9.07.    Servicer Not to Resign................................................     93
   Section 9.08.    Collection Accounts and Escrow Accounts...............................     93
   Section 9.09.    Assumption Processing.................................................     94
   Section 9.10.    Books and Records.....................................................     94
   Section 9.11.    Annual Statement as to Compliance.....................................     94
   Section 9.12.    [Reserved]............................................................     95
   Section 9.13.    Reports on Assessment of Compliance and Attestation...................     95
   Section 9.14.    Servicing Compensation................................................     97
   Section 9.15.    Indemnification.......................................................     98
   Section 9.16.    Non Solicitation......................................................     99
   Section 9.17.    Successor to the Servicer.............................................     99
   Section 9.18.    Statements to the Master Servicer.....................................    100
   Section 9.19.    Merger or Consolidation of the Servicer...............................    100
   Section 9.20.    Limitation on Liability of the Servicer...............................    101
   Section 9.21.    Periodic Filings......................................................    101
   Section 9.22.    Compliance with Regulation AB.........................................    107

                                TABLE OF CONTENTS
                                   (continued)

                                                                                             PAGE
                                                                                             ----
   Section 9.23.    Maintenance of Hazard Insurance and Errors and Omissions and Fidelity
                    Coverage..............................................................    108

ARTICLE IXA. THE MASTER SERVICER..........................................................    109
   Section 9A.01.   Master Servicer.......................................................    109
   Section 9A.02.   Monitoring of Servicers...............................................    109
   Section 9A.03    Power to Act; Procedures..............................................    110
   Section 9A.04.   Liabilities of the Master Servicer....................................    111
   Section 9A.05.   Merger or Consolidation of the Master Servicer........................    111
   Section 9A.06.   Indemnification from the Master Servicer..............................    111
   Section 9A.07.   Limitation on Liability of the Master Servicer and Others.............    112
   Section 9A.08.   Master Servicer Not to Resign.........................................    113
   Section 9A.09.   Successor Master Servicer.............................................    113
   Section 9A.10.   Sale and Assignment of Master Servicing...............................    113
   Section 9A.11.   Compensation for the Master Servicer..................................    114

ARTICLE X. REMIC ADMINISTRATION...........................................................    114
   Section 10.01.   REMIC Administration..................................................    114
   Section 10.02.   Prohibited Transactions and Activities................................    116
   Section 10.03.   Indemnification with Respect to Prohibited Transactions or Loss of
                    REMIC Status..........................................................    116
   Section 10.04.   REO Property..........................................................    116

ARTICLE XI. MISCELLANEOUS PROVISIONS......................................................    117
   Section 11.01.   Binding Nature of Agreement; Assignment...............................    117
   Section 11.02.   Entire Agreement......................................................    117
   Section 11.03.   Amendment.............................................................    118
   Section 11.04.   Voting Rights.........................................................    119
   Section 11.05.   Provision of Information..............................................    119
   Section 11.06.   Governing Law.........................................................    120
   Section 11.07.   Notices...............................................................    120
   Section 11.08.   Severability of Provisions............................................    120
   Section 11.09.   Indulgences; No Waivers...............................................    121
   Section 11.10.   Headings Not To Affect Interpretation.................................    121
   Section 11.11.   Benefits of Agreement.................................................    121

                                TABLE OF CONTENTS
                                   (continued)

                                                                                             PAGE
                                                                                             ----
   Section 11.12.   Special Notices to the Rating Agencies................................    121
   Section 11.13.   [Reserved]............................................................    122
   Section 11.14.   Counterparts..........................................................    122
   Section 11.15.   No Petitions..........................................................    122

EXHIBITS

Exhibit A   Form of Certificates
Exhibit B   Form of Residual Certificate Transfer Affidavit (Transferee)
Exhibit C   Form of Residual Certificate Transfer Affidavit (Transferor)
Exhibit D-1 Standard Layout for Monthly Defaulted Loan Report
Exhibit D-2 Standard Layout for Monthly Remittance Advice
Exhibit D-3 Standard Layout for Realized Loss Report
Exhibit E   Mortgage Loan Sale and Assignment Agreement
Exhibit F   List of Limited Purpose Surety Bonds
Exhibit G   Form of Rule 144A Transfer Certificate
Exhibit H   Form of Purchaser's Letter for Institutional Accredited Investor
Exhibit I   Form of ERISA Transfer Affidavit
Exhibit J   Form of Letter of Representations with the Depository Trust Company
Exhibit K   Form of Initial Certification
Exhibit L   Form of Final Certification
Exhibit M   List of Servicing Officers
Exhibit N   Request for Release
Exhibit O   [Reserved]
Exhibit P   [Reserved]
Exhibit Q   Form of Back-up Sarbanes-Oxley Certification
Exhibit R   [Reserved]
Exhibit S-1 Form of Assessment of Compliance
Exhibit S-2 Servicing Criteria to be Addressed in Assessment of Compliance
Exhibit T   Form of Sarbanes-Oxley Certification
Exhibit U   Additional Disclosure Notification
Exhibit V   Form of Officer's Certificate of Servicer
Exhibit W   Form 8-K Disclosure Information
Exhibit X   Additional Form 10-D Disclosure
Exhibit Y   Additional Form 10-K Disclosure
Schedule A  Mortgage Loan Schedule

     This POOLING AND SERVICING AGREEMENT, dated as of October 1, 2006 (the "Agreement"), by and among MERRILL LYNCH MORTGAGE INVESTORS, INC., a Delaware corporation, as depositor (the "Depositor"), HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee"), WELLS FARGO BANK, N.A., as Master Servicer (in such capacity, the "Master Servicer") and Securities Administrator (in such capacity, the "Securities Administrator"), and PHH MORTGAGE CORPORATION, as a Servicer (a "Servicer" and the "Company"), and acknowledged by MERRILL LYNCH MORTGAGE LENDING, INC. a Delaware corporation, as sponsor (the "Sponsor"), for purposes of Section 2.05.

                              PRELIMINARY STATEMENT

     The Depositor has acquired the Mortgage Loans from the Sponsor and at the Closing Date is the owner of the Mortgage Loans and the other property being conveyed by the Depositor to the Trustee hereunder for inclusion in the Trust Fund. On the Closing Date, the Depositor will acquire the Certificates from the Trustee as consideration for the Depositor's transfer to the Trust Fund of the Mortgage Loans and the other property constituting the Trust Fund. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Mortgage Loans and the other property constituting the Trust Fund. All covenants and agreements made by the Sponsor in the Mortgage Loan Sale and Assignment Agreement and in this Agreement and all covenants and agreements made by the Depositor, the Master Servicer, the Company, the Securities Administrator and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates. The Depositor, the Master Servicer, the Company, the Securities Administrator and the Trustee are entering into this Agreement, and the Trustee is accepting the Trust Fund created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

     As provided herein, the Securities Administrator shall elect that the Trust Fund be treated for federal income tax purposes as comprising two real estate mortgage investment conduits (each a "REMIC" or, in the alternative, "REMIC 1" and the "Upper Tier REMIC," respectively) in a tiered structure. The Certificates, other than the Class A-R Certificate, shall represent ownership of regular interests in the Upper Tier REMIC. The Class A-R Certificate represents the sole class of residual interest in each of REMIC 1 and the Upper Tier REMIC.

     The Upper Tier REMIC shall hold as its assets the several classes of uncertificated REMIC 1 Regular Interests. REMIC 1 shall hold as its assets the property of the Trust Fund other than the REMIC 1 Interests.

     Each Upper Tier REMIC Regular Interest is hereby designated as a regular interest in the Upper Tier REMIC for purposes of the REMIC Provisions. Each REMIC 1 Regular Interest is hereby designated as a regular interest in REMIC 1 for purposes of the REMIC Provisions.

     The Class LT1-R Interest is hereby designated as the sole class of residual interest in REMIC 1 for purposes of the REMIC Provisions. The Class A-R Certificate, other than the portion thereof representing the right to receive payments in respect of the Class LT1-R Interest is hereby designated as the sole class of residual interest in the Upper Tier REMIC for purposes of the REMIC provisions and will also represent the Class LT1-R Interest.

THE REMIC 1 INTERESTS

     The following table sets forth (or describes) the class designation, interest rate, initial principal amount, and related pool of Mortgage Loans for each class of REMIC 1 Interests:

                                          Interest    Related Mortgage
Class Designation     Principal Amount      Rate       Pool or Pools
-----------------   -------------------   --------   -----------------
LT11A               $     31,059.3364        (2)     Pool 1
LT11B               $    887,129.3364        (3)     Pool 1
LT12A               $    157,229.6391        (2)     Pool 2
LT12B               $  4,492,069.6391        (4)     Pool 2
LT1Z                $532,352,409.5990        (2)     Pool 1 and Pool 2
LT1-R                                (1)     (1)     N/A

----------
(1) The Class LT1-R Interest represents the sole class of residual interest in REMIC 1 and has neither a principal amount nor an interest rate. The Class LT1-R Interest shall be represented by the Class A-R Certificate.

(2) The Class LT11A Interest, the Class LT12A Interest and the Class LT1Z Interest shall have an interest rate for each Distribution Date (and the related Accrual Period) equal to the Net WAC.

(3) The Class LT11B Interest shall have an interest rate for any Distribution Date (and the related Accrual Period) equal to the Pool 1 Net WAC.

(4) The Class LT12B Interest shall have an interest rate for any Distribution Date (and the related Accrual Period) equal to the Pool 2 Net WAC.

     On each Distribution Date, the Securities Administrator shall first pay or charge as an expense of REMIC 1 all expenses of the Issuing Entity for such Distribution Date.

     Principal distributions shall be deemed to be made on the REMIC 1 Interests first, so as to keep the uncertificated principal balance of each REMIC 1 Interest ending with the designation "A" equal to 1% of the excess of (x) the aggregate Principal Balance of the Mortgage Loans in the related Mortgage Pool over (y) the aggregate class principal amounts of the Certificates in the Certificate Group related to such Mortgage Pool (except that if 1% of any such excess is greater than the principal amount of the corresponding REMIC 1 Interest ending with the designation "A", the least amount of principal shall be distributed to such REMIC 1 Interests such that the REMIC 1 Subordinate Balance Ratio is maintained); second, to each REMIC 1 Interest ending with the designation "B" so as to keep the uncertificated principal balance of each such REMIC 1 Interest equal to 1% of the aggregate Principal Balance of the Mortgage Loans in the related Mortgage Pool and finally, all remaining principal amounts shall be distributed in respect of the Class LT1Z Interest. Realized Losses with respect to principal shall be allocated among the REMIC 1 Interests first, so as to keep the uncertificated principal balance of each REMIC 1 Interest ending with the designation "A" equal to 1% of the excess of (x) the aggregate Principal Balance of the Mortgage Loans in the related Mortgage Pool over (y) the aggregate class principal amounts of the Certificates in the Certificate Group related to such Mortgage Pool (except that if 1% of any such excess is greater than the principal amount of the corresponding REMIC 1 Interest ending with the designation "A", the least amount of losses shall be allocated to such REMIC 1 Interests such that the REMIC 1 Subordinate Balance Ratio is maintained); second, to each REMIC 1 Interest ending with the designation "B" so as to keep the uncertificated principal balance of each such REMIC 1 Interest equal to 1% of the aggregate

Principal Balance of the Mortgage Loans in the related Mortgage Pool and finally, all remaining Realized Losses with respect to principal shall be distributed in respect of the Class LT1Z Interest.

     If on any Distribution Date the Certificate Principal Amount of any Class of Certificates is increased pursuant to the penultimate sentence of the definition of "Certificate Principal Amount", then there shall be an equivalent aggregate increase in the principal amounts of the REMIC 1 Regular Interests, with such increase allocated (before the making of distributions and the allocation of losses on the REMIC 1 Regular Interests on such Distribution Date) among the REMIC 1 Regular Interests as follows: (i) first, to each REMIC 1 Interest ending with the designation "B" so as to keep the uncertificated principal balance of each such REMIC 1 Interest equal to 1% of the aggregate Principal Balance of the Mortgage Loans in the related Mortgage Pool, (ii) second, to each REMIC 1 Regular Interest ending with the designation "A", so that the uncertificated principal balance of each REMIC 1 Regular Interest ending with the designation "A" is as close as possible to (but does not exceed) 1% of the excess of (x) the aggregate Principal Balance of the Mortgage Loans in related Mortgage Pool over (y) the aggregate class principal balance of the Certificates in the Certificate Group related to such Mortgage Pool; provided, however, that (a) the REMIC 1 Subordinate Balance Ratio is maintained and (b) amounts allocated to any REMIC 1 Regular Interest pursuant to this clause (ii) shall not exceed the amount of any previous realized losses allocated to such REMIC 1 Regular Interest not previously offset by distributions or increases in the principal amount of such REMIC 1 Regular Interest and (iii) finally, all remaining amounts to the Class LT1Z Interest.

     All computations with respect to the REMIC 1 Interests shall be computed to eight decimal places.

THE CERTIFICATES

     The following table sets forth (or describes) the Class designation, Certificate Interest Rate, initial Class Principal Amount, and minimum denomination for each Class of Certificates comprising interests in the Trust Fund created hereunder.

                 Related Class or
               Classes of interests
    Class        in the Upper Tier     Certificate      Initial Class     Minimum Denominations
 Designation           REMIC          Interest Rate   Principal Amount   or Percentage Interest
------------   --------------------   -------------   ----------------   ----------------------
  Class I-A          Class I-A             (1)          $ 85,606,900          $ 25,000.00
Class II-A-1       Class II-A-1            (2)          $418,312,000          $ 25,000.00
Class II-A-2       Class II-A-2            (2)          $ 15,172,000          $ 25,000.00
  Class A-R          Class A-R             (1)          $        100                  100%
  Class M-1          Class M-1             (3)          $  7,801,000          $ 25,000.00
  Class M-2          Class M-2             (3)          $  3,496,000          $ 25,000.00
  Class M-3          Class M-3             (3)          $  2,420,000          $ 25,000.00
  Class B-1          Class B-1             (3)          $  2,420,000          $100,000.00
  Class B-2          Class B-2             (3)          $  1,613,000          $100,000.00
  Class B-3          Class B-3             (3)          $  1,078,897          $100,000.00

(1) The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class I-A Certificates and the Class A-R Certificate will be the Pool 1 Net WAC.

(2) The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class II-A-1 Certificates and the Class II-A-2 Certificates will be the Pool 2 Net WAC.

(3) The Certificate Interest Rates with respect to any Distribution Date (and the related Accrual Period) for the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates will be equal to the Subordinate Net WAC.

     As of the Cut-off Date, the Mortgage Loans had an aggregate Scheduled Principal Balance of $537,919,897.55.

     In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Securities Administrator, the Company and the Trustee hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

     Section 1.01. Definitions.

     The following words and phrases, unless the context otherwise requires, shall have the following meanings:

     10-K Filing Deadline: As defined in Section 9.21(h).

     Accepted Master Servicing Practices: The Master Servicer's normal servicing practices, which will conform to the mortgage servicing practices of prudent mortgage lending institutions which service for their own account mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

     Accepted Servicing Practices: The Company's normal servicing practices, which will conform to the mortgage servicing practices of prudent mortgage lending institutions which service for their own account mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located

     Accountant: A Person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Depositor or an Affiliate of the Depositor.

     Accountant's Attestation: As defined in Section 9.13.

     Accrual Period: With respect to any Distribution Date, the calendar month immediately preceding the month in which the related Distribution Date occurs. Interest shall accrue on all Classes of Certificates and on all Lower Tier REMIC Interests on the basis of a 360-day year consisting of twelve 30-day months.

     Additional Collateral: With respect to any Additional Collateral Mortgage Loan, the meaning assigned thereto in the Mortgage Loan Sale and Assignment Agreement.

     Additional Collateral Mortgage Loan: Each Mortgage Loan identified as such in the Mortgage Loan Schedule.

     Additional Disclosure Notification: As defined in Section 9.21(b).

     Additional Form 10-D Disclosure: As defined in Section 9.21(e).

     Additional Form 10-K Disclosure: As defined in Section 9.21(h).

     Adjustment Date: As to any Mortgage Loan, the date on which the related Mortgage Rate adjusts in accordance with the terms of the related Mortgage Note.

     Advance: With respect to a Mortgage Loan, the payments required to be made with respect to any Distribution Date by each Servicer pursuant to its related Servicing Agreement, by the Master Servicer, solely in its capacity as successor servicer pursuant to this Agreement, or by the Trustee, solely in its capacity as successor master servicer pursuant to this Agreement, the amount of any such payment being equal to the aggregate of the payments of principal and interest (net of the applicable Servicing Fee and net of any net income in the case of any REO Property) on the Mortgage Loans that were due on the related Due Date and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payment that either each Servicer, the Master Servicer or the Trustee has determined would constitute Nonrecoverable Advances if advanced.

     Adverse REMIC Event: As defined in Section 10.01(f) hereof.

     Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Aggregate Senior Percentage: As to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Principal Amounts of the Class I-A, Class II-A-1, Class II-A-2 and Class A-R Certificates and the denominator of which is the Aggregate Stated Principal Balance, but in no event greater than 100%.

     Aggregate Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances for all Mortgage Loans (and when such term is used with respect to a particular Mortgage Pool, the aggregate of the Stated Principal Balances of the Mortgage Loans in such Mortgage Pool) which were outstanding on the Due Date in the month preceding the month of such Distribution Date.

     Aggregate Subordinate Percentage: As to any Distribution Date, the difference between 100% and the Aggregate Senior Percentage for such Distribution Date, but in no event less than zero.

     Aggregate Voting Interests: The aggregate of the Voting Interests of all the Certificates under this Agreement.

     Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

     Ancillary Fees: With respect to any Mortgage Loan, (i) all late charges,
(ii) all returned-item charges (e.g. insufficient funds charges), (iii) modification or conversion fees and (iv) all fees payable pursuant to PHH's "Speed Pay" program, .

     Applicable Credit Support Percentage: As to any Class of Subordinate Certificates and any Distribution Date, the sum of the Class Subordination Percentages of such Class and the aggregate Class Subordination Percentage of all other Classes of Subordinate Certificates having a more senior payment priority than such Class.

     Apportioned Principal Balance: As to any Distribution Date and each Class of Subordinate Certificates and any Mortgage Pool, the Class Principal Amount thereof multiplied by a fraction, the numerator of which is the applicable Pool Subordinate Amount (i.e., the Pool 1 Subordinate Amount or the Pool 2 Subordinate Amount, as the case may require), and the denominator of which is the sum of such Pool Subordinate Amounts on such date.

     Appraised Value: With respect to any Mortgage Loan, the Appraised Value of the related Mortgaged Property shall be: (i) with respect to a Mortgage Loan other than a Refinancing Mortgage Loan, the lesser of (a) the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Mortgage Loan and (b) the sales price of the Mortgaged Property at the time of the origination of such Mortgage Loan; and (ii) with respect to a Refinancing Mortgage Loan, the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Refinancing Mortgage Loan.

     Assessment of Compliance: As defined in Section 9.13.

     Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law; provided, however, that the Trustee shall not be responsible for determining whether any such assignment is in recordable form.

     Authenticating Agent: The Securities Administrator or any authenticating agent appointed by the Securities Administrator pursuant to Section 6.10 until any successor authenticating agent for the Certificates is named, and thereafter "Authenticating Agent" shall mean any such successor.

     Authorized Officer: Any Person who may execute an Officer's Certificate on behalf of the Depositor.

     Available Distribution Amount: With respect to any Distribution Date and each Mortgage Pool, the total amount of all cash received by the Securities Administrator on the Mortgage Loans in such Mortgage Pool from the Master Servicer or otherwise through the Distribution Account Deposit Date for deposit into the Distribution Account in respect of such Distribution Date, including
(1) all scheduled installments of interest (net of the Servicing Fee) and principal collected on the related Mortgage Loans and due during the Due Period related to such Distribution Date, together with any Advances in respect thereof, (2) all Insurance Proceeds,

Liquidation Proceeds, Subsequent Recoveries and the proceeds of any Additional Collateral from the related Mortgage Loans, in each case for such Distribution Date, (3) all partial or full Principal Prepayments, together with any accrued interest thereon, identified as having been received from the related Mortgage Loans during the related Prepayment Period, (4) any amounts received from the Servicers in respect of Prepayment Interest Shortfalls with respect to the related Mortgage Loans; and (5) the aggregate Purchase Price of all Defective Mortgage Loans and Converted Mortgage Loans (if any) in such Mortgage Pool purchased from the Issuing Entity during the related Prepayment Period, minus the sum of the following amounts:

     (A) all related fees, charges and amounts payable or reimbursable to the Trustee, Master Servicer, and Securities Administrator under this Agreement, to the extent that, if paid by the Issuing Entity, such fees, charges or other amounts would constitute "unanticipated expenses" (within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii)) of any of the REMICs provided for herein and up to an aggregate maximum amount equal to $300,000 annually; provided, such annual aggregate maximum amount shall exclude (i) any Servicing Transfer Costs, or amounts reimbursable to each Servicer under its related Servicing Agreement and (ii) any costs, damages or expenses incurred by the Trustee in connection with any "high cost" home loans or any predatory or abusive lending laws, which amounts shall in no case be subject to any such limitation;

     (B) in the case of (2), (3), (4) and (5) above, any related unreimbursed expenses incurred by each Servicer in connection with a liquidation or foreclosure and any unreimbursed Advances or Servicing Advances due to each Servicer (or, pursuant to Section 5.04, the Trustee);

     (C) any related unreimbursed Nonrecoverable Advances due to the Master Servicer or each Servicer (or, pursuant to Section 5.04, the Trustee); and

     (D) in the case of (1) through (4) above, any related amounts collected which are determined to be attributable to a subsequent Due Period or Prepayment Period.

     Bankruptcy: As to any Person, the making of an assignment for the benefit of creditors, the filing of a voluntary petition in bankruptcy, adjudication as a bankrupt or insolvent, the entry of an order for relief in a bankruptcy or insolvency proceeding, the seeking of reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator, dissolution, or termination, as the case may be, of such Person pursuant to the provisions of either the Bankruptcy Code or any other similar state laws.

     Bankruptcy Code: The United States Bankruptcy Code of 1986, as amended.

     BBA: The British Banker's Association.

     Book-Entry Certificates: Beneficial interests in Certificates designated as "Book-Entry Certificates" in this Agreement, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 3.09; provided, that after the occurrence of a Book-Entry Termination whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are to be issued to Certificate Owners, such Book-Entry Certificates shall no longer be "Book-Entry Certificates." As of the Closing Date, the following Classes of Certificates constitute Book-Entry
Certificates: Class I-A, Class II-A-1, Class II-A-2, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3.

     Book-Entry Termination: The occurrence of any of the following events: (i) the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book Entry Certificates, and the Depositor is unable to locate a qualified successor; or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Clearing Agency.

     Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in New York, New York or, if other than New York, any city in which the Corporate Trust Office of the Trustee or the Securities Administrator is located, or the States of Maryland or Minnesota, are authorized or obligated by law or executive order to be closed.

     Certificate: Any one of the certificates signed by the Securities Administrator and authenticated by the Authenticating Agent in substantially the forms attached hereto as Exhibit A.

     Certificate Group: Each of the Group 1 Certificates and the Group 2 Certificates.

     Certificate Interest Rate: With respect to each Class of Certificates and any Distribution Date, the applicable per annum rate described in the Preliminary Statement hereto.

     Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

     Certificate Principal Amount: With respect to any Certificate, at the time of determination, the maximum specified dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the initial principal amount set forth on the face of such Certificate, less (i) the amount of all principal distributions previously made with respect to such Certificate; (ii) all Realized Losses allocated to such Certificate; and (iii) in the case of a Subordinate Certificate, any Subordinate Certificate Writedown Amount allocated to such Certificates. Notwithstanding the foregoing, on any Distribution Date relating to a Due Period in which a Subsequent Recovery has been received by the related Servicer, the Certificate Principal Amount of any Class of Certificates then outstanding for which any Realized Loss or any Subordinate Certificate Writedown Amount has been applied will be increased, in order of seniority, by an amount equal to the lesser of (i) the amount such Class of Certificates has been written down in respect of Realized Losses or Subordinate Certificate Writedown Amounts, to the extent not previously offset by increases in Certificate Principal Amount pursuant to this sentence and (ii) the total of any Subsequent Recovery distributed on such date to the Certificateholders (reduced (x) by the amount of the increase in the Certificate Principal Amount of any more senior Class of Certificates pursuant to this sentence on such Distribution Date and (y) to reflect a proportionate amount of the increase in the Certificate Principal Amount of any pari passu Class of Certificates on such Distribution Date pursuant to this sentence). For purposes of Article V hereof, unless specifically provided to the contrary, Certificate Principal Amounts shall be determined as of the close of business of the immediately preceding Distribution Date, after giving effect to all distributions made on such date.

     Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 3.02.

     Certificateholder: The meaning provided in the definition of "Holder."

     Civil Relief Act: The Servicemembers Civil Relief Act.

     Class: Collectively, Certificates bearing the same class designation. In the case of the REMIC 1 and the Upper Tier REMIC, the term "Class" refers to all REMIC Interests having the same alphanumeric designation.

     Class A-R Certificate: The Class A-R Certificate executed by the Securities Administrator, and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A, and evidencing the ownership of the Class LT1-R Interest and the residual interest in the Upper Tier REMIC.

     Class LT1-R Interest: The sole class of "residual interest" in REMIC 1.

     Class Principal Amount: With respect to each Class of Certificates the aggregate of the Certificate Principal Amounts of all Certificates of such Class at the date of determination.

     Class Subordination Percentage: With respect to each Class of Subordinate Certificates, for each Distribution Date, the percentage obtained by dividing the Class Principal Amount of such Class immediately prior to such Distribution Date by the sum of the Class Principal Amounts of all Classes of Certificates immediately prior to such Distribution Date.

     Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

     Clearing Agency Participant: A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     Closing Date: October 30, 2006.

     Code: The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

     Collection Account: The separate trust account or accounts created and maintained by the Company and WFB, which shall be entitled "PHH Mortgage Corporation, as a Servicer for HSBC Bank USA, National Association, as Trustee, f/b/o the registered holders of the Merrill Lynch Mortgage Investors Trust Series MLCC 2006-3 Mortgage Pass-Through Certificates" and "Wells Fargo Bank, N.A., as a Servicer for HSBC Bank USA, National Association, as Trustee, f/b/o the registered holders of the Merrill Lynch Mortgage Investors Trust Series MLCC 2006-3 Mortgage Pass-Through Certificates," respectively. The Collection Accounts shall be Eligible Accounts.

     Commission: Securities and Exchange Commission.

     Company: PHH Mortgage Corporation, or its successors in interest.

     Compensating Interest Payment: As to any Distribution Date, the lesser of
(1) the Servicing Fee for such date and (2) any Prepayment Interest Shortfall for such date.

     Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under
Section 216 of the Code.

     Cooperative Loan: Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

     Cooperative Property: The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the shares of the Cooperative Corporation.

     Cooperative Shares: Shares issued by a Cooperative Corporation.

     Corporate Trust Office: With respect to the Trustee, the principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at HSBC Bank USA, National Association, 452 Fifth Avenue, New York, New York 10018, Attention: Corporate Trust and Loan Agency - Merrill Lynch Mortgage Investors, Inc., MLCC Series 2006-3, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Master Servicer and with respect to the Securities Administrator, for Certificate transfer purposes, Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attn: Corporate Trust Services - MLCC 2006-3, and for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland, 21045, Attn: Client Service Manager - MLCC 2006-3.

     Credit Support Depletion Date: The first Distribution Date, if any, on which the aggregate Certificate Principal Amounts of the Subordinate Certificates have been reduced to zero.

     Current Interest: With respect to each Class of Certificates on each Distribution Date, the aggregate amount of interest accrued at the applicable Certificate Interest Rate during the related Accrual Period on the Class Principal Amount of such Class.

     Custodian: Wells Fargo Bank, National Association or its successors and assigns.

     Cut-off Date: October 1, 2006.

     Cut-off Date Balance: With respect to the Mortgage Loans in the Issuing Entity on the Closing Date, the Aggregate Stated Principal Balance as of the Cut-off Date.

     Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

     Defective Mortgage Loan: As defined in Section 2.05(a).

     Deficiency Amount: As defined in Section 5.03(b)(ii).

     Deficient Valuation: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

     Definitive Certificate: A Certificate of any Class issued in definitive, fully registered, certificated form.

     Deleted Mortgage Loan: As defined in Section 2.05(a).

     Delinquent: Any Mortgage Loan with respect to which the Scheduled Payment due on a Due Date is not received.

     Depositor: Merrill Lynch Mortgage Investors, Inc., a Delaware corporation, having its principal place of business at 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080, or its successors in interest.

     Determination Date: With respect to each Distribution Date, the 15th day of the month in which such Distribution Date occurs, or, if such 15th day is not a Business Day, the next succeeding Business Day.

     Disqualified Organization: A "disqualified organization" as defined in
Section 860E(e)(5) of the Code.

     Distribution Account: The trust account or accounts created and maintained pursuant to Section 4.01 in the name of the Securities Administrator for the benefit of the Certificateholders and entitled "Wells Fargo Bank, National Association, as Securities Administrator for HSBC Bank USA, National Association, as Trustee, f/b/o holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, MLCC Series 2006-3 - Distribution Account." The Distribution Account shall be an Eligible Account. Funds in the Distribution Account (exclusive of any earnings on investments made with funds deposited in the Distribution Account) shall be held in trust for the Securities Administrator and the Certificateholders for the uses and purposes set forth in this Agreement.

     Distribution Account Deposit Date: The 24th day of each calendar month after the initial issuance of the Certificates or, if such 24th day is not a Business Day, the immediately preceding Business Day, commencing in November 2006.

     Distribution Date: The 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day, commencing in November 2006.

     Due Date: With respect to any Mortgage Loan, the date on which a Scheduled Payment is due under the related Mortgage Note as indicated in the Mortgage Note, which is the first day of the calendar month.

     Due Period: As to any Distribution Date, the period beginning on the second day of the month preceding the month of such Distribution Date, and ending on the first day of the month of such Distribution Date.

     EDP: The electronic data processing system used by the Sponsor and the Company, which are licensees of ALLTEL Information Services, Inc.

     Effective Loan-to-Value Ratio: A fraction, expressed as a percentage, the numerator of which is the original Stated Principal Balance of the Mortgage Loan, less the amount of Additional Collateral required to secure such Mortgage Loan at the time of origination, if any, and the denominator of which is the Appraised Value of the related Mortgage Property at such date.

     Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC or the SAIF (to the limits established by the FDIC or the SAIF) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Securities Administrator and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity or
(iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Securities Administrator, any Paying Agent, the Master Servicer or any Servicer.

     ERISA: The Employee Retirement Income Security Act of 1974, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Labor regulations issued pursuant thereto in temporary or final form.

     ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that would satisfy the requirements of the Underwriter's Exemption, except, in relevant part, for the requirement that the certificates have received a rating at the time of acquisition that is in one of the three (or four, in the case of a "designated transaction") highest generic rating categories by at least one of the Rating Agencies.

     ERISA-Restricted Certificate: The Class B-1, Class B-2 and Class B-3 Certificates and any other Certificate, as long as the acquisition and holding of such other Certificate is not covered by and exempt under the Underwriter's Exemption.

     Escrow Account: The separate trust account or accounts created and maintained by the Company pursuant to the Fannie Mae Servicing Guide which shall be entitled "PHH Mortgage Corporation, as a Servicer for HSBC Bank USA, National Association, as Trustee, f/b/o registered holders for Merrill Lynch Mortgage Investors Trust Series MLCC 2006-3 Mortgage Pass-Through Certificates." The Escrow Account shall be an Eligible Account.

     Exchange Act: The Securities Exchange Act of 1934, as amended.

     Fannie Mae: The entity formerly known as the Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

     FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

     FHA: The Federal Housing Administration or any successor thereto.

     FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

     Final Certification: As referred to in Section 2.02(c), the form of which is set forth at Exhibit L.

     Form 8-K Disclosure Information: As defined in Section 9.21(a).

     Freddie Mac: A corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

     GNMA: The Government National Mortgage Association, or any successor thereto.

     Group 1: All of the Group 1 Certificates.

     Group 1 Certificate: Any Class I-A or Class A-R Certificate.

     Group 2: All of the Group 2 Certificates.

     Group 2 Certificate: Any Class II-A-1 or Class II-A-2 Certificate.

     Holder or Certificateholder: The registered owner of any Certificate as recorded on the books of the Certificate Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Trustee, the Master Servicer or the Securities Administrator, or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Securities Administrator shall be protected in relying upon any such consent, only Certificates which a Responsible Officer of the Securities Administrator knows to be so owned shall be disregarded. The Securities Administrator may request and conclusively rely on certifications by the Depositor, the Trustee, each Servicer and the Master Servicer in determining whether any Certificates are registered to an Affiliate of the Depositor, the Trustee, each Servicer, or the Master Servicer.

     HUD: The United States Department of Housing and Urban Development, or any successor thereto.

     Indemnified Parties: As defined in Section 9.15.

     Independent: When used with respect to any Accountants, a Person who is "independent" within the meaning of Rule 2-01(b) of the Commission's Regulation S-X. When used with respect to any other Person, a Person who (a) is in fact independent of another specified

Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

     Index: As to each Mortgage Loan, the index from time to time in effect for adjustment of the Mortgage Rate as set forth as such on the related Mortgage Note.

     Initial Certification: As referred to in Section 2.02(a), the form of which is set forth at Exhibit K.

     Insurance Policy: With respect to any Mortgage Loan, any insurance policy, including all names and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

     Insurance Proceeds: Proceeds paid by any Insurance Policy (excluding proceeds required to be applied to the restoration and repair of the related Mortgaged Property or released to the Mortgagor), in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses and the proceeds, if any, from any Limited Purpose Surety Bond.

     Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

     Interest Distribution Amount: For each Class of Certificates, on any Distribution Date, the Current Interest for such Class, as reduced by such Class's share of Net Prepayment Interest Shortfalls and Relief Act Reductions. Any such shortfalls and reductions shall be allocated among (i) all Classes of Certificates of the related Certificate Group from such Mortgage Pool and (ii) the Subordinate Certificates proportionately on the basis of (1) in the case of the Senior Certificates, Current Interest otherwise distributable thereon on such Distribution Date and (2) in the case of Subordinate Certificates, interest accrued at the Net WAC of the applicable Mortgage Pool on their Apportioned Principal Balance before taking into account any reductions in such amounts from Net Interest Shortfalls for that Distribution Date.

     Interest Shortfall: As to any Class of Certificates and any Distribution Date, (i) the amount by which the Interest Distribution Amount for such Class on such Distribution Date and all prior Distribution Dates exceeds (ii) amounts distributed in respect thereof to such Class on prior Distribution Dates (as determined without reduction for amounts not paid to such Class as a result of the provisos set forth in Sections 5.02(a)(i) and 5.02(b) hereof).

     Intervening Assignments: The original intervening assignments of the Mortgage, notices of transfer or equivalent instrument.

     Issuing Entity: Merrill Lynch Mortgage Investors Trust, Series MLCC 2006-3.

     Latest Possible Maturity Date: The Distribution Date in October 2036.

     LIBOR: With respect to each Accrual Period, a per annum rate determined on the LIBOR Determination Date in the following manner by the Securities Administrator on the basis of the "Interest Settlement Rate" set by the BBA for six-month or one-year United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

     (a) If on such a LIBOR Determination Date, the BBA's Interest Settlement Rate does not appear on the Telerate Page 3750 as of 11:00 a.m. (London time), or if the Telerate Page 3750 is not available on such date, the Securities Administrator will obtain such rate from Reuters' "page LIBOR 01" or Bloomberg's page "BBAM." If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the Securities Administrator will designate an alternative index that has performed, or that the Securities Administrator expects to perform, in a manner substantially similar to the BBA's Interest Settlement Rate. The Securities Administrator will select a particular index as the alternative index only if it receives an Opinion of Counsel, which opinion shall be an expense reimbursed from the Distribution Account, that the selection of such index will not cause any of the REMICs to lose their classification as REMICs for federal income tax purposes.

     (b) The establishment of LIBOR by the Securities Administrator for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

     LIBOR Business Day: Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

     Limited Purpose Surety Bond: Any Limited Purpose Surety Bond listed in Exhibit F.

     Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the related Servicer has certified (in accordance with its related Servicing Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

     Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property.

     Loan-To-Value Ratio: With respect to any Mortgage Loan and as to any date of determination, the fraction (expressed as a percentage) the numerator of which is the principal balance of the related Mortgage Loan at such date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

     Loss: With respect to any indemnification arising under Section 9.15 of this Agreement, any and all losses, claims, damages, penalties, liabilities, obligations, judgments, settlements, awards, demands, offsets, defenses, counterclaims, actions or proceedings, reasonable out-of-pocket costs, expenses and attorneys' fees of an Indemnified Party (including but not limited to, (a) any reasonable costs, expenses and attorneys' fees incurred by such Indemnified Party in enforcing such right of indemnification against any Indemnifying Party or with respect to any appeal, and (b) interest on any amount for which an Indemnified Party is entitled to be indemnified from the date such Indemnified Party notifies the related Servicer of the expenditure or such amounts until such amounts are paid by the related Servicer; provided, however, that in no event shall a "Loss" include a claim for consequential damages, indirect damages or lost profits except when the Loss results from the gross negligence, fraud or willful misconduct of the Master Servicer.

     Lower Tier REMIC Interests: Any of the REMIC 1 Interests.

     Margin: As to each Mortgage Loan, the percentage amount set forth on the related Mortgage Note added to the Index in calculating the Mortgage Rate thereon.

     Master Servicer: Wells Fargo Bank, National Association, or any successor in interest.

     Master Servicer Collection Account: The separate trust account or accounts created and maintained by the Master Servicer pursuant to the Fannie Mae Servicing Guide which shall be entitled "Wells Fargo Bank, N.A., as Master Servicer for HSBC Bank USA, National Association, as Trustee, in trust for the registered holders for Merrill Lynch Mortgage Investors Trust Series MLCC 2006-3 Mortgage Pass-Through Certificates." The Master Servicer Collection Account shall be an Eligible Account.

     Master Servicer Event of Default: As defined in Section 6.14(b).

     Material Defect: As defined in Section 2.02(b).

     Maximum Rate: As to any Mortgage Loan, the maximum rate set forth on the related Mortgage Note at which interest can accrue on such Mortgage Loan.

     MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware or any successor thereto.

     MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS System.

     MERS System: The system of recording transfers of mortgages electronically maintained by MERS.

     MLCC: Merrill Lynch Credit Corporation or any successor thereto.

     MLCC Mortgage Loan: A Mortgage Loan originated or acquired by Merrill Lynch Credit Corporation.

     MLCC Mortgage Loan Purchase Agreement: The Master Mortgage Loan Purchase Agreement, dated as of August 1, 2004, between Merrill Lynch Credit Corporation and Merrill Lynch Mortgage Lending, Inc., as amended by Amendment Number One thereto, dated as of September 21, 2005.

     Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.02.

     Moody's: Moody's Investors Service, Inc., or any successor in interest.

     Mortgage: A mortgage, deed of trust or other instrument encumbering a fee simple interest in real property securing a Mortgage Note, together with improvements thereto.

     Mortgage Documents: With respect to each Mortgage Loan, the mortgage documents required to be delivered to the Trustee, or its Custodian, pursuant to this Agreement.

     Mortgage Loan: A Mortgage and the related notes or other evidences of indebtedness secured by each such Mortgage conveyed, transferred, sold, assigned to or deposited with the Trustee, or its Custodian, pursuant to Section 2.01 (including any Replacement Loan and REO Property), including without limitation, each Mortgage Loan listed on the Mortgage Loan Schedule, as amended from time to time.

     Mortgage Loan Sale and Assignment Agreement: The Mortgage Loan Sale and Assignment Agreement, dated as of October 1, 2006, between the Sponsor and the Depositor with respect to the sale and purchase of the Mortgage Loans, a copy of which is attached hereto as Exhibit E.

     Mortgage Loan Schedule: The schedule attached hereto as Schedule A, which shall identify each Mortgage Loan, as such schedule may be amended by the Depositor, the Servicers or the Master Servicer from time to time to reflect the addition of Replacement Mortgage Loans to, or the deletion of Deleted Mortgage Loans from, the Trust Fund. Such schedule shall, among other things (1) identify the designated Mortgage Pool in which such Mortgage Loan is included and (2) separately identify One-Year Treasury Loans, Six-Month LIBOR Loans, One-Year LIBOR Loans and Additional Collateral Mortgage Loans.

     Mortgage Note: The original executed note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage under a Mortgage Loan.

     Mortgage Pools: Pool 1 and Pool 2.

     Mortgaged Property: The underlying property, including any Additional Collateral, if any, securing a Mortgage Loan which, with respect to a Cooperative Loan, is the related Cooperative Shares and Property Lease.

     Mortgage Rate: As to any Mortgage Loan, the annual rate of interest borne by the related Mortgage Notes.

     Mortgagor: The obligor on a Mortgage Note.

     Net Interest Shortfalls: With respect to any Distribution Date, any Net Prepayment Interest Shortfalls for that Distribution Date and the amount of interest that would otherwise have been received with respect to any Mortgage Loan which was subject to (i) a Relief Act Reduction or (ii) the interest portion of any Debt Service Reduction or Deficient Valuation, after exhaustion of the respective amounts of coverage provided by the Subordinate Certificates for those type of losses.

     Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property, the related Liquidation Proceeds net of Advances, Servicer Advances, related Servicing Fees and any other accrued and unpaid fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

     Net Mortgage Rate: With respect to any Mortgage Loan and any Distribution Date, the related Mortgage Rate as of the Due Date in the month preceding the month of such Distribution Date reduced by the Servicing Fee Rate for such Mortgage Loan.

     Net Prepayment Interest Shortfall: With respect to any Mortgage Loan and any Distribution Date, the amount by which any Prepayment Interest Shortfall for such date exceeds the amount payable by the related Servicer (under its related Servicing Agreement) in respect of such shortfall.

     Net WAC: As to any Distribution Date, the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their outstanding Stated Principal Balances at such time. When the term "Net WAC" is used herein with reference to only the One-Year Treasury Loans or only the Six-Month LIBOR Loans, such weighted average shall be computed with reference solely to the Mortgage Loans in the relevant group.

     Non-permitted Foreign Holder: As defined in Section 3.03(f).

     Nonrecoverable Advance: Any portion of an Advance or Servicer Advance previously made or proposed to be made by the applicable Servicer (as certified in an Officer's Certificate of the Servicer), or the Master Servicer as successor servicer, or the Trustee pursuant to Section 5.04, which in the good faith judgment of such party, shall not be ultimately recoverable by such party from the related Mortgagor, related Liquidation Proceeds or otherwise.

     Non-U.S. Person: Any person other than a "United States person" within the meaning of Section 7701(a)(30) of the Code.

     Offering Document: The Prospectus.

     Officer's Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a vice president (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries (or any other officer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with a particular subject) of the Depositor, the Trustee, the Master Servicer or the Securities Administrator, as the case may be, and delivered to the Depositor, the Trustee, the Master Servicer or the Securities Administrator, as the case may be, as required by this Agreement.

     Officer's Certificate of the Servicer: A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Servicer, or (ii) if provided for herein, signed by a Servicing Officer, as the case may be, and delivered to the Trustee or the Depositor, as the case may be.

     One-Year LIBOR Loan: Each Mortgage Loan bearing a Mortgage Rate that adjusts in accordance with LIBOR for one-year U.S. dollar deposits.

     One-Year Treasury Index: The twelve-month moving average monthly yield on the United States Treasury Securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board in the Federal Reserve Statistical Release Selected Interest Rates (H.15) 5 19.

     One-Year Treasury Loan: Each Mortgage Loan bearing a Mortgage Rate that adjusts in accordance with the One-Year Treasury Index.

     Opinion of Counsel: A written opinion of counsel, who may be an employee of the Depositor or a Servicer, that is reasonably acceptable to each addressee of such opinion; provided that any Opinion of Counsel relating to (a) qualification of the Mortgage Loans in a REMIC or (b) compliance with the REMIC Provisions, must be an opinion of counsel reasonably acceptable to each addressee of such opinion, who (i) is in fact independent of such Servicer and the Depositor, (ii) does not have any material direct or indirect financial interest in such Servicer or the Depositor or in an affiliate of either and (iii) is not connected with such Servicer or the Depositor as an officer, employee, director or person performing similar functions.

     Optional Termination Price: An amount equal to the sum of (i) 100% of the Stated Principal Balance of the Mortgage Loans (other than any Mortgage Loan that has become an REO Property) plus accrued interest thereon at the applicable Mortgage Rate through the Due Date in the month in which the Optional Termination Price is to be distributed to the Certificateholders and the fair market value of any REO Property plus accrued interest thereon; (ii) any unreimbursed costs and damages incurred by the Issuing Entity (or the Trustee on behalf of the Issuing Entity) in connection with the violation of any anti-predatory or anti-abusive lending laws; and (iii) the payment of all amounts (including, without limitation, all previously unreimbursed Advances and Servicing Advances and accrued and unpaid Servicing Fees) payable or reimbursable to the Master Servicer, the Securities Administrator or Trustee.

     Original Applicable Credit Support Percentage: With respect to each Class of Subordinate Certificates, the corresponding percentage set forth opposite its Class designation: Class M-1 - 3.50%; Class M-2 - 2.05%; Class M-3 - 1.40%; Class B-1 - 0.95%; Class B-2 - 0.50%; and Class B-3 - 0.20%.

     Originator: With respect to any Mortgage Loan, the entity that (i) took the Mortgagor's loan application, (ii) processed the Mortgagor's loan application, and (iii) closed and/or funded the Mortgagor's Mortgage Loan.

     Overcollateralized Senior Certificates: As defined in Section 5.02(b)(iii).

     Parent Power(R) Guaranty and Security Agreement: With respect to any Additional Collateral Loan, as defined in the MLCC Mortgage Loan Purchase Agreement.

     Paying Agent: Any paying agent appointed by the Securities Administrator pursuant to Section 3.08.

     Percentage Interest: With respect to any Certificate, its percentage interest in the undivided beneficial ownership interest in the Trust Fund evidenced by all Certificates of the same Class as such Certificate. With respect to any Certificate other than the Class A-R Certificate, the Percentage Interest evidenced thereby shall equal the initial Certificate Principal Amount thereof divided by the initial Class Principal Amount of all Certificates of the same Class. With respect to the Class A-R Certificate, the Percentage Interest evidenced thereby shall be as specified on the face thereof, or otherwise, be equal to 100%.

     Permitted Investments: At any time, any one or more of the following obligations and securities:

                    (i) obligations of the United States or any agency thereof, provided that such obligations are backed by the full faith and credit of the United States;

                    (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as shall not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

                    (iii) commercial or finance company paper which is then
               receiving the highest commercial or finance company paper rating of each Rating Agency rating such paper, or such lower rating as shall not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

                    (iv) certificates of deposit, demand or time deposits, or
               bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's is not the applicable Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as shall not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

                    (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to the Rating Agencies at the time of the issuance of such agreements, as evidenced by a signed writing delivered by each Rating Agency;

                    (vi) repurchase obligations with respect to any security
               described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

                    (vii) securities (other than stripped bonds, stripped
               coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such series), or such lower rating as shall not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

                    (viii) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable rating by each Rating Agency rating such fund or such lower rating as shall not result in a change in the rating then assigned to the Certificates by each Rating Agency including funds for which the Trustee or any of its Affiliates is investment manager or adviser;

                    (ix) short-term investment funds sponsored by any trust
               company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each applicable Rating Agency in their respective highest applicable rating category or such lower rating as shall not result in a change in the rating then specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as shall not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies; and

                    (x) such other investments having a specified stated
               maturity and bearing interest or sold at a discount acceptable to the Rating Agencies as shall not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies;

provided, that no such instrument shall be a Permitted Investment if (i) such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) such instrument would require the Depositor to register as an investment company under the Investment Company Act of 1940, as amended, or (iii) such instrument would not be a "permitted investment" within the meaning of such term as provided for in Section 860G(a)(5) of the Code and the Treasury Regulations thereunder.

     Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     PHH: PHH Mortgage Corporation, or its successor in interest.

     Pool 1: The aggregate of Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 1.

     Pool 1 Mortgage Loans: Any Mortgage Loan in Pool 1.

     Pool 1 Net WAC: With respect to any Distribution Date, the weighted average of the Net Mortgage Rates of the Pool 1 Mortgage Loans as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Stated Principal Balances at such time.

     Pool 1 Subordinate Amount: For any Distribution Date, the excess of (a) the Aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs over
(b) the sum of the Class Principal Amounts of the Class I-A and Class A-R Certificates immediately before such Distribution Date.

     Pool 2: The aggregate of Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 2.

     Pool 2 Mortgage Loans: Any Mortgage Loan in Pool 2.

     Pool 2 Net WAC: With respect to any Distribution Date, the weighted average of the Net Mortgage Rates of the Pool 2 Mortgage Loans as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Stated Principal Balances at such time.

     Pool 2 Subordinate Amount: For any Distribution Date, the excess of (a) the Aggregate Stated Principal Balance of the Pool 2 Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs over
(b) the sum of the Class Principal Amounts of the Class II-A-1 and Class II-A-2 Certificates immediately before such Distribution Date.

     Pool Subordinate Amount: Any of the Pool 1 Subordinate Amount or the Pool 2 Subordinate Amount.

     Prepayment Interest Shortfall: With respect to any full or partial Principal Prepayment of a Mortgage Loan, the excess, if any, of (i) one full month's interest at the applicable Mortgage Rate on the outstanding principal balance of such Mortgage Loan immediately prior to such Principal Prepayment over (ii) the amount of interest actually received with respect to such Mortgage Loan in connection with such Principal Prepayment.

     Prepayment Period: With respect to each Distribution Date, the calendar month immediately preceding the month in which the Distribution Date occurs.

     Primary Mortgage Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan.

     Principal Distribution Amount: With respect to any Mortgage Pool and any Distribution Date, the sum of (a) each Scheduled Payment of principal collected or advanced on the related Mortgage Loans (before taking into account any Deficient Valuations or Debt Service Reductions) and due during the related Due Period, (b) that portion of the Purchase Price representing principal of any Mortgage Loans in such Mortgage Pool purchased in accordance with Section 2.05 hereof and received during the related Prepayment Period, (c) the principal portion of any related Substitution Amount received during the related Prepayment Period, (d) the principal portion of all Insurance Proceeds received during the related Prepayment Period with respect to Mortgage Loans in such Mortgage Pool that are not yet Liquidated Mortgage Loans, (e) the principal portion of all Net Liquidation Proceeds received during the related Prepayment Period with respect to Liquidated Mortgage Loans in such Mortgage Pool, (f) all Subsequent Recoveries received during the related Prepayment Period with respect to Liquidated Mortgage Loans in such Mortgage Pool, (g) the principal portion of the proceeds of any Additional Collateral with respect to the Mortgage Loans in such Mortgage Pool, (h) the principal portion of all partial and full principal prepayments of Mortgage Loans in such Mortgage Pool applied by each Servicer (pursuant to its related Servicing Agreement) during the related Prepayment Period and (i) on the Distribution Date on which the Issuing Entity is to be terminated pursuant to Article VII hereof, that portion of the Optional Termination Price in respect of principal for such Mortgage Pool.

     Principal Prepayment: Any Mortgagor payment of principal or other recovery of principal on a Mortgage Loan that is recognized as having been received or recovered in advance of its scheduled Due Date and applied to reduce the principal balance of the Mortgage Loan in accordance with the terms of the Mortgage Note or this Agreement.

     Principal Transfer Amount: For any Distribution Date and for any Undercollateralized Group, the excess, if any, of the aggregate Class Principal Amount of such Undercollateralized Group immediately prior to such Distribution Date over the Aggregate Stated Principal Balance of the related Mortgage Pool immediately prior to such Distribution Date.

     Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

     Proprietary Lease: With respect to any Cooperative Property, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

     Pro Rata Senior Percentage: With respect to each Distribution Date and each Mortgage Pool, the percentage equivalent of a fraction the numerator of which is the aggregate Class Principal Amount of the Class or Classes of the Related Certificate Group immediately prior to such Distribution Date and the denominator of which is the Aggregate Stated Principal Balance of the related Mortgage Pool for such Distribution Date.

     Prospectus: The prospectus supplement, dated October 25, 2006, together with the accompanying prospectus dated September 8, 2006, relating to the initial sale of the Class I-A, Class II-A-1, Class II-A-2, Class A-R, Class M-1, Class M-2 and Class M-3 Certificates.

     Purchase Date: Any Distribution Date on which Certificates may be repurchased pursuant to Section 7.01(c).

     Purchase Price: With respect to any Mortgage Loan required or permitted to be purchased by the Depositor pursuant to this Agreement, by the Master Servicer pursuant to this Agreement, or by the Sponsor pursuant to the Transfer Agreements, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan on the date of such purchase, (ii) accrued interest thereon at the applicable Net Mortgage Rate from the date through which interest was last paid by the Mortgagor to the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders and (iii) any unreimbursed costs, penalties and/or damages incurred by the Issuing Entity in connection with any violation relating to such Mortgage Loan of any predatory or abusive lending law.

     Rating Agency: Each of Moody's and S&P.

     Realized Loss: With respect to each Liquidated Mortgage Loan, an amount (not less than zero or more than the Stated Principal Balance of the Mortgage
Loan) as of the date of such liquidation, equal to (i) the Stated Principal Balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus
(ii) interest at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Net Liquidation Proceeds and the proceeds of any Additional Collateral, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage

Loan which has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

     Record Date: As to any Distribution Date, the last Business Day of the month preceding the month of each Distribution Date.

     Refinancing Mortgage Loan: Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

     Regulation AB: Subpart 22.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed Reg. 1,506, 1.531 (Jan. 7, 2005) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

     Related Certificate Group: The Certificate Group related to a particular Mortgage Pool as indicated by the same numerical designation (i.e., Group 1 Certificates are related to Pool 1 and Group 2 Certificates are related to Pool
2).

     Relevant Servicing Criteria: The Servicing Criteria applicable to the various parties, as set forth on Exhibit S-2 hereto. For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Securities Administrator, any Servicer, the Trustee, the Custodian or the Master Servicer, the term "Relevant Servicing Criteria" may refer to a portion of the Relevant Servicing Criteria applicable to such parties.

     Relief Act Reductions: With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Civil Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued thereon for such month pursuant to the Mortgage Note.

     REMIC: Each pool of assets in the Trust Fund designated as a REMIC as described in the Preliminary Statement.

     REMIC Interests: Any regular or residual interest in any of REMIC 1 or the Upper Tier REMIC, as described in the Preliminary Statement.

     REMIC Provisions: The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

     REMIC 1: As described in the Preliminary Statement.

     REMIC 1 Interest: Each class of interest in REMIC 1 as described in the Preliminary Statement.

     REMIC 1 Regular Interest: Each of the REMIC 1 Interests other than the Class LT1-R Interest.

     REMIC 1 Subordinate Balance Ratio: The ratio among the uncertificated principal balances of each of the REMIC 1 Interests ending with the designation "A" that is equal to the ratio among, with respect to each such REMIC 1 Interest, the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Mortgage Pool over (y) the aggregate Class Principal Amount of the Certificates in the Certificate Group related to such Mortgage Pool.

     REO Disposition: The final sale by the related Servicer of an REO Property.

     REO Property: A Mortgaged Property acquired by the Issuing Entity through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan or otherwise treated as having been acquired pursuant to the REMIC Provisions.

     Replacement Mortgage Loan: A mortgage loan substituted by the Sponsor for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a Request for Release substantially in the form attached to this Agreement,
(i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Deleted Mortgage Loan; (ii) have a Maximum Rate not less than (and not more than two percentage points greater than) the Maximum Rate of the Deleted Mortgage Loan;
(iii) have a gross margin not less than that of the Deleted Mortgage Loan and, if Mortgage Loans equal to 1% or more of the balance of the related Mortgage Pool as of the Cut-off Date have become Deleted Mortgage Loans, not more than two percentage points more than that of the Deleted Mortgage Loan; (iv) have an Effective Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan;
(v) have Adjustment Dates that are no more or less frequent than the Deleted Mortgage Loan; (vi) have a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan; (vii) not permit conversion of the related Mortgage Rate to a permanent fixed Mortgage Rate; (viii) not be a Cooperative Loan unless the Deleted Mortgage Loan was a Cooperative Loan; (ix) have the same or better FICO credit score; (x) have an initial interest adjustment date no earlier than five months before (and no later than five months after) the initial adjustment date of the Deleted Mortgage Loan, (xi) comply with each representation and warranty set forth in Sections 2.03 and 2.04 of this Agreement; and (xii) shall be accompanied by an Opinion of Counsel that such Replacement Mortgage Loan would not adversely affect the REMIC status of any of the REMICs formed pursuant to this Pooling and Servicing Agreement or would not otherwise be prohibited by this Pooling and Servicing Agreement.

     Reportable Event: As defined in Section 9.21(a).

     Reporting Servicer: As defined in Section 9.21(h).

     Request for Release: A request for release, substantially in the form of Exhibit N attached hereto, properly completed and signed by a Servicing Officer (or, if delivered on behalf of the Sponsor or Depositor, an Authorized Officer thereof).

     Residual Certificate: The Class A-R Certificate.

     Residual Interest: The Residual Certificate, other than the portion thereof representing the right to payments in respect of the Class LT1-R Interest.

     RESPA: The Real Estate Settlement Procedures Act, 12 U.S.C Section 2601 et seq., and Regulation X, 24 C.F.R. Section 3500.21, thereunder, as the foregoing may be amended from time to time.

     Responsible Officer: With respect to the Trustee or the Securities Administrator, any officer in the corporate trust department or similar group of the Trustee or the Securities Administrator with direct responsibility for the administration of this Agreement and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

     Restricted Certificate: Any Class B-1, Class B-2 or Class B-3 Certificate.

     Restricted Global Security: As defined in Section 3.01(c).

     S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor in interest.

     SAIF: The Saving's Association Insurance Fund, or any successor thereto.

     Sarbanes-Oxley Act: means the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff).

     Sarbanes-Oxley Certification: means a written certification signed by an officer of the Master Servicer that complies with (i) the Sarbanes-Oxley Act, and (ii) Exchange Act Rules 13a-14(d) and 15d-14(d), as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act is amended, (b) the Rules referred to in clause (ii) are modified or superseded by any subsequent statement, rule or regulation of the Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Commission from time to time pursuant to the Sarbanes-Oxley Act, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous that then form of the required certification as of the Closing Date, the Sarbanes-Oxley Certification shall be as agreed to by the Master Servicer and the Depositor following a negotiation in good faith to determine how to comply with any such new requirements

     Schedule of Exceptions: As defined in Section 2.02(a) of this Agreement.

     Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified in this Agreement, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

     Securities Act: The Securities Act of 1933, as amended.

     Securities Administrator: Wells Fargo Bank, National Association and its successors and assigns.

     Senior Certificate: Any one of the Class I-A, Class II-A-1, Class II-A-2, or Class A-R Certificates.

     Senior Percentage: Except as provided in this definition, for each Mortgage Pool with respect to any Distribution Date before November 2013, 100%. Notwithstanding the foregoing sentence, for any Distribution Date (i) occurring prior to the Distribution Date in November 2017 but in or after November 2009 on which the Two Times Test is satisfied or (ii) in or after November 2017, the related Senior Percentage for each Mortgage Pool will be the related Pro Rata Senior Percentage. For any Distribution Date occurring prior to November 2009 on which the Two Times Test is satisfied, the related Senior Percentage for such Mortgage Pool will be equal to the related Pro Rata Senior Percentage plus 50% of an amount equal to 100% minus the related Pro Rata Senior Percentage. With respect to any Distribution Date after the related Senior Termination Date, the related Senior Percentage will be 0%. If on any Distribution Date the allocation to the Senior Certificates of the related Certificate Group then entitled to distributions of principal of full and partial prepayments and other amounts in the percentage required above would reduce the sum of the Class Principal Amounts of those Certificates to below zero, the Senior Percentage for such Distribution Date shall be limited to the percentage necessary to reduce such Class Principal Amounts to zero.

     Senior Prepayment Percentage: For the Senior Certificates for any Distribution Date and each related Certificate Group occurring in or after November 2013, will be as follows:

          (i) for any Distribution Date occurring in or after November 2013 but before November 2014, the related Pro Rata Senior Percentage plus 70% of the related Subordinate Percentage for that date;

          (ii) for any Distribution Date occurring in or after November 2014 but before November 2015, the related Pro Rata Senior Percentage plus 60% of the related Subordinate Percentage for that date;

          (iii) for any Distribution Date occurring in or after November 2015 but before November 2016, the related Pro Rata Senior Percentage plus 40% of the related Subordinate Percentage for that date;

          (iv) for any Distribution Date occurring in or after November 2016 but before November 2017, the related Pro Rata Senior Percentage plus 20% of the related Subordinate Percentage for that date; and

          (v) for any Distribution Date occurring in November 2017 or thereafter, the related Pro Rata Senior Percentage for that date;

     (i) provided however, that any scheduled reduction to the Senior Prepayment Percentage for any Mortgage Pool as described above will occur unless either:
(a)(i)(x) the Stated Principal Balance of Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure or Bankruptcy and any REO Properties), averaged over the last six months, as a percentage of the aggregate outstanding Class Principal Amount of the Subordinate Certificates, is less than 50% or (y) the Stated Principal Balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate Stated Principal Balance of all Mortgage Loans averaged over the last six months, does not exceed 2%, and

     (ii) Realized Losses on the Mortgage Loans to date for such Distribution Date, if occurring during the eighth, ninth, tenth, eleventh or twelfth year (or any year thereafter) after the Closing Date, are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the Class Principal Amount of the Subordinate Certificates as of the Closing Date; or (b)(i) the Stated Principal Balance of Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure or Bankruptcy and any REO Properties), averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 4%, and (ii) Realized Losses on the Mortgage Loans to date for such Distribution Date, if occurring during the eighth, ninth, tenth, eleventh or twelfth year (or any year thereafter) after the Closing Date, are less than 10%, 15%, 20%, 25% or 30%, respectively, of the sum of the Class Principal Amount of the Subordinate Certificates as of the Closing Date and (ii) that for any Distribution Date on which the Pro Rata Senior Percentage exceeds the Pro Rata Senior Percentage as of the Closing Date, the Senior Prepayment Percentage for all of the Mortgage Pools shall be 100%. Notwithstanding the foregoing, upon the reduction of the Class Principal Amount of the Senior Certificates to zero, the Senior Prepayment Percentage will equal 0%.

     In addition, on any Distribution Date on or after the Distribution Date occurring in November 2009, if the current weighted average of the Subordinate Percentage of the Mortgage Pools is equal to or greater than two times the weighted average of the Subordinate Percentage as of the Closing Date, and (a) the Stated Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure or Bankruptcy and any REO Properties), averaged over the last six months, as a percentage of the Subordinate Percentage for that Distribution Date times the aggregate Stated Principal Balance of the Mortgage Loans, does not exceed 50% and (b) cumulative Realized Losses on the Mortgage Loans do not exceed 20% of the Subordinate Percentage as of the Closing Date times the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, then, in each case, the related Senior Percentage for such Distribution Date will equal the related Senior Prepayment Percentage (such test, the "Two Times Test").

     Senior Principal Distribution Amount: With respect to any Mortgage Pool and Distribution Date, the sum of:

          1. the product of (a) the related Pro Rata Senior Percentage and (b) the principal portion of each Scheduled Payment (without giving effect to any Debt Service Reduction) on each Mortgage Loan in the related Mortgage Pool due during the related Due Period;

          2. the product of (a) the related Senior Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in the related Mortgage Pool during the related Prepayment Period; (ii) each other unscheduled collection, including Insurance Proceeds and net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period) representing or allocable to recoveries of principal of the related Mortgage Loans received during the related Prepayment Period; and (iii) the principal portion of the purchase price of each Mortgage Loan purchased by the Sponsor or any other person pursuant to the Mortgage Loan Purchase Agreement due to a defect in documentation or a material breach of a representation and warranty with respect to such Mortgage Loan or, in the case of a permitted substitution of a Defective Mortgage Loan, the amount representing any principal adjustment in connection with any such replaced

     Mortgage Loan in the related Mortgage Pool with respect to the related Prepayment Period;

          3. with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Mortgage Pool that was fully liquidated during the related Prepayment Period, the lesser of (a) the product of (i) the Senior Percentage for that date and (ii) the remaining Stated Principal Balance of the related Mortgage Loan at the time of liquidation and (b) the product of (i) the Senior Prepayment Percentage for that date and (ii) the net Liquidation Proceeds allocable to principal; and

          4. any amounts described in clauses (1) through (3) above that remain unpaid with respect to such Certificate Group from prior Distribution Dates.

     Senior Termination Date: For each Certificate Group, the Distribution Date when the aggregate of the Class Certificate Principal Balances of that Group has been reduced to zero.

     Servicer: With respect to each MLCC Mortgage Loan, PHH Mortgage Corporation, and with respect to each WFB Mortgage Loan, Wells Fargo Bank, N.A., as applicable and as specified on the Mortgage Loan Schedule, and their respective successors and assigns.

     Servicer Advance: The outstanding moneys that have been advanced by the related Servicer from its funds in connection with its servicing of a Mortgage Loan (including, but not limited to, taxes, ground rents, assessments, insurance premiums, release fees, foreclosure and bankruptcy fees and expenses, and other expenses) (i) that have been made by such Servicer in accordance with the terms and provisions in its related Servicing Agreement, (ii) that are recoverable through Liquidation Proceeds and/or Insurance Proceeds, or that are made at the direction of the Sponsor or to preserve its security interest in the related Mortgaged Property and (iii) for which such Servicer has a right of reimbursement.

     Servicer Event of Default: As defined in Section 6.14(a).

     Servicer Remittance Date: With respect to the Company, the 18th day of each calendar month after the initial issuance of the Certificates or, if such 18th day is not a Business Day, the immediately preceding Business Day, commencing in November 2006, and with respect to WFB, the 18th day of each calendar month after the initial issuance of the Certificates or, if such 18th day is not a Business Day, the immediately preceding Business Day, commencing in November 2006.

     Servicing Agreement: With respect to the Company, this Agreement, and with respect to WFB, the WFB Warranties and Servicing Agreement.

     Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

     Servicing Fee: As to any Distribution Date and each Mortgage Loan, an amount equal to the product of (a) one-twelfth of the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan as of the first day of the related Due Period.

     Servicing Fee Rate: With respect to each Mortgage Loan and any Distribution Date, 0.25% per annum.

     Servicing Function Participant: Any Sub-Servicer or Subcontractor of a Servicer, the Custodian, the Master Servicer, the Securities Administrator and the Trustee.

     Servicing Officer: Any officer of the Company involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by the Company on the Closing Date and attached hereto as Exhibit M, as such list may from time to time be amended.

     Servicing Transfer Costs: As defined in Section 6.14(a).

     Six-Month LIBOR Loan: Each Mortgage Loan bearing a Mortgage Rate that adjusts in accordance with LIBOR for six-month U.S. dollar deposits.

     Sponsor: Merrill Lynch Mortgage Lending, Inc., or its successor in interest.

     Startup Day: The day designated as such pursuant to Section 10.01(b) hereof.

     Stated Principal Balance: As to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous Principal Prepayments and Liquidation Proceeds allocable to principal and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor.

     Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of any Servicer (or a Sub-Servicer of any Servicer), the Master Servicer, the Trustee, the Custodian or the Securities Administrator.

     Subordinate Certificate: Any of the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 or Class B-3 Certificates.

     Subordinate Certificate Writedown Amount: The amount described in Section 5.03(b)(iii).

     Subordinate Class Percentage: As to any Distribution Date and any Class of Subordinate Certificates, a fraction, expressed as a percentage, the numerator of which is the Class Principal Amount of such Class on such date, and the denominator of which is the aggregate Class Principal Amount of all Classes of Subordinate Certificates on such date.

     Subordinate Net WAC: For any Distribution Date, the weighted average of the Pool 1 Net WAC and the Pool 2 Net WAC weighted on the basis of the Pool Subordinate Amounts for Pool 1 and Pool 2, respectively, for such Distribution Date.

     Subordinate Percentage: With respect to each Mortgage Pool and any Distribution Date, the difference between 100% and the related Senior Percentage for such Mortgage Pool for such Distribution Date; provided, however, that on any Distribution Date after a Senior Termination Date has occurred with respect to a Mortgage Pool, the Subordinate Percentage will represent the entire interest of the Subordinate Certificates in the Mortgage Loans and will be equal to the difference between 100% and the Senior Percentage related to the Mortgage Loans in the aggregate for such Distribution Date.

     Subordinate Prepayment Percentage: With respect to any Distribution Date and for any Mortgage Pool, the difference between 100% and the related Senior Prepayment Percentage for such Mortgage Pool for that Distribution Date; provided, however, that on any Distribution Date after a Senior Termination Date has occurred with respect to a Mortgage Pool, the Subordinate Prepayment Percentage will represent the entire interest of the Subordinate Certificates in the Mortgage Loans and will be equal to the difference between 100% and the Senior Prepayment Percentage related to the Mortgage Loans in the aggregate for such Distribution Date.

     Subordinate Principal Distribution Amount: With respect to any Distribution Date and each Mortgage Pool, an amount equal to the sum of:

          1. the related Subordinate Percentage of all amounts described in clause (a) of the definition of "Principal Distribution Amount" for that Distribution Date;

          2. with respect to each Mortgage Loan in the related Mortgage Pool that became a Liquidated Mortgage Loan during the related Prepayment Period the amount of the Net Liquidation Proceeds allocated to principal received with respect thereto remaining after application thereof pursuant to clause
     (2) of the definition of "Senior Principal Distribution Amount" for that Distribution Date, up to the Subordinate Percentage of the Stated Principal Balance of such Mortgage Loan;

          3. the related Subordinate Prepayment Percentage of all amounts described in clauses (b), (c), (d), (f), (g), (h) and (i) of the definition of "Principal Distribution Amount" for that Mortgage Pool and that Distribution Date; and

          4. any amounts described in clauses (1) through (3) for any previous Distribution Date that remain unpaid minus the sum of:

          5. if the aggregate Class Principal Amount of any Certificate Group has been reduced to zero, principal paid from the Available Distribution Amount from the related Mortgage Pool to the remaining Certificate Groups; and

          6. the amounts paid from the Available Distribution Amount for the Overcollateralized Senior Certificates to the Undercollateralized Senior Certificates.

     Subsequent Recovery: The amount, if any, recovered by a Servicer or the Master Servicer with respect to a Liquidated Mortgage Loan with respect to which a Realized Loss has been incurred after liquidation and disposition of such Mortgage Loan.

     Sub-Servicer: Any Person that services Mortgage Loans on behalf of a Servicer, and is responsible for the performance (whether directly or through sub-servicers or Subcontractors) of servicing functions required to be performed under this Agreement, any related Servicing Agreement or any sub-servicing agreement that are identified in Item 1122(d) of Regulation AB.

     Substitution Amount: As defined in the second paragraph of Section 2.05(b).

     Tax Matters Person: The "tax matters person" as specified in the REMIC Provisions which shall initially be the Holder of the Class A-R Certificate.

     Telerate Page 3750: The display currently so designated as "Page 3750" on the Bridge Telerate Service (or such other page selected by the Trustee as may replace Page 3750 on that service for the purpose of displaying daily comparable rates on prices).

     Transfer Agreements: With respect to the MLCC Mortgage Loans, the MLCC Mortgage Loan Purchase Agreement, and with respect to the WFB Mortgage Loans, the WFB Warranties and Servicing Agreement.

     Transferor: Each of MLCC and WFB, with respect to their individual Transfer Agreements.

     Trust Fund: The corpus of the Issuing Entity created pursuant to this Agreement, consisting of (i) the Mortgage Loans, including the right to all payments of principal and interest received on or with respect to the Mortgage Loans on and after the Cut-off Date (other than Scheduled Payments due on or before such date), and all such payments due after such date but received prior to such date and intended by the related Mortgagors to be applied after such date; (ii) all of the Depositor's right, title and interest in and to all amounts from time to time credited to and the proceeds of the Distribution Account, any Collection Accounts, the Master Servicer Collection Account or any Escrow Accounts established with respect to the Mortgage Loans; (iii) all of the Depositor's rights under the Mortgage Loan Sale and Assignment Agreement, the Transfer Agreements, and the WFB Assignment Agreement; (iv) all of the Depositor's right, title or interest in REO Property and the proceeds thereof;
(v) all of the Depositor's rights under any Insurance Policies relating to the Mortgage Loans; (vi) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid assets, including without limitation, all Insurance Proceeds, Liquidation Proceeds and condemnation awards; and (vii) the Depositor's security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties and any Additional Collateral relating to the Additional Collateral Mortgage Loans, including, but not limited to, any pledge, control and guaranty agreements and the Limited Purpose Surety Bond and any proceeds of the foregoing.

     Trustee: HSBC Bank USA, National Association, and any Person succeeding the Trustee hereunder, or if any separate trustee or any co-trustee shall be appointed as herein provided, then such separate trustee and such co-trustee, as the case may be.

     Trustee Mortgage Files: With respect to each Mortgage Loan, the Mortgage Documents to be retained in the custody and possession of the Trustee.

     Two Times Test: As defined in the definition of "Senior Prepayment Percentage".

     UCC: The Uniform Commercial Code as enacted in the relevant jurisdiction.

     Undercollateralized Amount: As defined in Section 5.02(b)(iii).

     Undercollateralized Senior Certificates: As defined in Section
5.02(b)(iii).

     Underwriter: Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     Underwriter's Exemption: Prohibited Transaction Exemption ("PTE") 90-29 (Exemption Application No. D-8019, 55 Fed. Reg. 21459 (1990)) as amended, or any substantially similar administrative exemption granted by the U.S. Department of Labor to the Underwriter.

     Uniform Commercial Code: The Uniform Commercial Code as in effect in any applicable jurisdiction from time to time.

     Upper Tier REMIC: As described in the Preliminary Statement.

     Upper Tier REMIC Regular Interest: Each of the Class I-A Certificates, the Class II-A-1 Certificates, the Class II-A-2 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates.

     Voting Interests: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement. At all times during the term of this Agreement, 100.00% of all Voting Interests shall be allocated to the Class I-A, Class II-A-1, Class II-A-2, Class A-R, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates. Voting Interests shall be allocated among such Certificates (other than the Class A-R Certificates) based on the product of (i) 98.0% and (ii) the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amounts for each Class then outstanding and the denominator of which is the Aggregate Stated Principal Balance outstanding, and the remainder of such percentage of Voting Interests shall be allocated to the Class A-R Certificates. Voting Interests shall be allocated among the Certificates within each such Class in proportion to their Certificate Principal Amounts or Percentage Interests.

     WFB: Wells Fargo Bank, N.A. or any successor thereto.

     WFB Assignment Agreement: The assignment, assumption and recognition agreement, dated as of October 1, 2006, by and among the Depositor, as assignee, the Sponsor, as assignor, and WFB, as servicer.

     WFB Mortgage Loan: Any Mortgage Loan originated or acquired by Wells Fargo Bank, N.A.

     WFB Warranties and Servicing Agreement: The Seller's Warranties and Servicing Agreement, dated July 1, 2006, by and between WFB, as company, and Merrill Lynch Mortgage Lending, Inc., as purchaser.

     Section 1.02. Calculations Respecting Mortgage Loans.

     Calculations required to be made pursuant to this Agreement with respect to any Mortgage Loan in the Trust Fund shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Mortgagor on such Mortgage Loans and payments to be made to the Securities Administrator as provided by the Master Servicer (which in turn was provided such information by the related Servicer pursuant to its related Servicing Agreement). The Master Servicer and the Securities Administrator shall not be required to recompute, verify or recalculate the information supplied to it by the related Servicer or the Master Servicer, respectively.

                                   ARTICLE II.

                              DECLARATION OF TRUST;
                            ISSUANCE OF CERTIFICATES

     Section 2.01. Creation and Declaration of Trust Fund; Conveyance of Mortgage Loans.

     (a) Concurrently with the execution and delivery of this Agreement, the Depositor does hereby establish the Trust Fund and transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, subject to Sections 2.02 and 2.05, in trust, all the right, title and interest of the Depositor in and to the Trust Fund. Such conveyance includes, without limitation, (i) the Mortgage Loans, including the right to all payments of principal and interest received on or with respect to the Mortgage Loans on and after the Cut-off Date (other than Scheduled Payments due on or before such date), and all such payments due after such date but received prior to such date and intended by the related Mortgagors to be applied after such date; (ii) all of the Depositor's right, title and interest in and to all amounts from time to time credited to and the proceeds of the Distribution Account, any Collection Accounts, the Master Servicer Collection Account or any Escrow Account established with respect to the Mortgage Loans; (iii) all of the Depositor's rights under the Mortgage Loan Sale and Assignment Agreement, the Transfer Agreements and the WFB Assignment Agreement; (iv) all of the Depositor's right, title or interest in REO Property and the proceeds thereof; (v) all of the Depositor's rights under any Insurance Policies relating to the Mortgage Loans;
(vi) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid assets, including, without limitation, all Insurance Proceeds, Liquidation Proceeds and condemnation awards; and (vii) the Depositor's security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties and any Additional Collateral relating to the Additional Collateral Mortgage Loans, including, but not limited to, any pledge, control and guaranty agreements and the Limited Purpose Surety Bond and any proceeds of the foregoing, to have and to hold, in trust; and the Trustee declares that, subject to the review provided for in Section 2.02, it has received and shall hold the Trust Fund, as trustee, in trust, for the benefit and use of the Holders of the Certificates and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Trust Fund, Certificates in the authorized denominations evidencing the entire ownership of the Trust Fund. Notwithstanding anything to the contrary in this Agreement, the Trust Fund shall not obtain title to or beneficial ownership of any Additional Collateral as a result of or in lieu of the disposition thereof or otherwise.

     The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in the creation or assumption by the Trustee of any obligation of the Depositor, the Sponsor or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth therein.

     It is agreed and understood by the parties hereto that it is not intended that any Mortgage Loan be included in the Trust Fund that is a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act, effective November 27, 2003, the New Mexico Home Loan Protection Act, effective January 1, 2004, the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004, and the Indiana High Cost Home Loan Law, effective January 1, 2005.

     In connection with such transfer and assignment of the Mortgage Loans, the Depositor shall deliver to, and deposit with, or cause to be delivered to and deposited with, the Trustee or its Custodian, the following documents or instruments; provided that in Section 2.01(a)(i) below, a lost note affidavit (including a copy of the original Mortgage Note) may be delivered in lieu of the original Mortgage Note (each a "Trustee Mortgage File") so transferred and assigned:

     (i) The original Mortgage Note endorsed, "Pay to the order of ___________, without recourse" and signed in the name of the name of last endorsee, by an authorized officer of the last endorsee. If the Mortgage Loan was acquired by the last endorsee in a merger or other type of acquisition, the endorsement must be by "[name of last endorsee], successor [by merger to or in interest to, as applicable] [name of predecessor]"; and if the Mortgage Loan was acquired or originated by the last endorsee while doing business under another name, the endorsement must be by "[name of last endorsee], successor in interest to [previous name]." The Mortgage Note shall include all intervening endorsements showing a complete chain of title from the originator to the last endorsee.

     (ii) The original recorded Mortgage, with evidence of recording thereon, or, if the original Mortgage has not yet been returned from the recording office, a copy of the original Mortgage certified by the previous owner to be a true copy of the original of the Mortgage which has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located.

     (iii) The original Assignment of Mortgage, executed in blank. If the Mortgage Loan was acquired by the last endorsee in a merger or other type of acquisition, the assignment must be by "[name of last assignee], successor [by merger to or in interest to, as applicable] [name of predecessor]"; and if the Mortgage Loan was acquired or originated by the last endorsee while doing business under another name, the assignment must be by "[name of last assignee], successor in interest to [previous name]."

     (iv) The original policy of title insurance (or a preliminary title report if the original title insurance policy has not been received from the title insurance company).

     (v) Originals of any intervening assignments of the Mortgage, with evidence of recording thereon or, if the original intervening assignment has not yet been returned from the recording office, a copy of such assignment certified by the Depositor to be a true copy of the original of the assignment which has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located.

     (vi) With respect to a Mortgage Loan that, according to the Mortgage Loan
     Schedule is covered by a primary mortgage insurance policy, the original or a copy of primary mortgage insurance certificate, if any.

     (vii) If indicated on the Mortgage Loan Schedule, originals of all assumption and modification agreements, if any, with originals or copies of the underlying instruments being modified.

     (viii) With respect to each Additional Collateral Mortgage Loan,

               A. Copy of the related Mortgage 100 Pledge Agreement for Securities Account or the Parent Power Guaranty and Security

               Agreement for Securities Account or the Parent Power Guaranty Agreement for Real Estate, as the case may be;

               B. copy of the UCC-1 (applicable for South Carolina and Rhode Island only);

               C. an original form UCC-3, if applicable;

               D. For loans originated by a correspondent lender, an original assignment of security interest of the related Mortgage 100 Pledge Agreement or Parent Power Agreement, as the case may be.

     (ix) With respect to each Cooperative Loan:

               A.   the original proprietary lease;

               B.   the original recognition agreement;

               C.   the original security agreement;

               D.   the original or copy of the assignment of proprietary lease;

               E. the original cooperative stock certificate and stock power executed by borrower in blank;

               F.   the original UCC-1 financing statements; and

               G.   the original UCC-3 financing statements.

     (xi) Power of attorney, if applicable.

     (b) The Depositor shall cause the Mortgage Notes with respect to each Mortgage Loan to be completed either (A) in blank, without recourse, or (B) endorsed to "HSBC Bank USA, National Association, as Trustee of the Merrill Lynch Mortgage Investors Trust Series MLCC 2006-3, Mortgage Pass-Through Certificates, without recourse" and the Depositor shall cause Assignments of Mortgage with respect to each Mortgage Loan other than a Cooperative Mortgage Loan to be completed either (A) in blank or (B) to "HSBC Bank USA, National Association, as Trustee of the Merrill Lynch Mortgage Investors Trust Series MLCC 2006-3, Mortgage Pass-Through Certificates," within 30 days of the Closing Date for purpose of their recording; provided, however, that such Assignments of Mortgage need not be recorded unless required in writing by the Rating Agencies; provided, further, that with respect to each MERS Mortgage Loan where MERS is not the Mortgagee of record, the original Assignment of Mortgage showing MERS as the assignee of the Mortgage, with the evidence of recording thereon or copies thereof certified by an officer of the Depositor to have been submitted for recordation, shall be delivered to the Trustee, or its Custodian.

     If any Mortgage has been recorded in the name of MERS or its designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Company shall take all actions as are necessary to cause the Trustee to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfer of beneficial ownership of mortgages maintained by MERS.

     (c) In instances where a title insurance policy is required to be delivered to the Trustee and is not so delivered, the Depositor will provide a copy of such title insurance policy to the Trustee, as promptly as practicable after the execution and delivery hereof, but in any case within 270 days of the Closing Date.

     (d) For Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above Trustee Mortgage File, shall deliver to the Trustee and the Securities Administrator an Officer's Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Distribution Account pursuant to Section 4.01 have been so deposited. All original documents that are not delivered to the Trustee, or its Custodian, or the Securities Administrator shall be held by the related Servicer in trust for the benefit of the Trustee, the Securities Administrator and the Certificateholders.

     (e) Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the functions of the Trustee with respect to the custody, acceptance, inspection and release of the Trustee Mortgage Files, including but not limited to certain insurance policies and documents contemplated by this Agreement, and preparation and delivery of the certifications shall be performed by the Custodian pursuant to the terms and conditions of the Custodial Agreement.

     Section 2.02. Acceptance of Trust Fund by Trustee; Review of Documentation for Trust Fund.

     (a) The Trustee, by execution and delivery hereof, acknowledges receipt by it of the Trustee Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof as provided herein. Upon receipt by the Trustee, or its Custodian, of each Trustee Mortgage File, the Trustee, or its Custodian, shall review each Trustee Mortgage File in accordance with the following review procedures:

     The Trustee, or its Custodian, shall review the documents delivered to it and shall deliver to the Depositor, prior to the Closing Date, a Mortgage Loan Schedule and Schedule of Exceptions (as defined below) with respect to the Mortgage Loans, and the delivery of each Mortgage Loan Schedule and Schedule of Exceptions by the Trustee, or its Custodian, hereunder shall be the Trustee's certification that such Mortgage Loans are held for the Trust Fund and that, as to each Mortgage Loan listed in the related Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by the Schedule of Exceptions):

          (A) all documents described in Sections 2.01(a)(i) through 2.01(a)(v) and to the extent provided in the Trustee's Mortgage Files Sections 2.01(a)(vi) through 2.01(a)(xi), if applicable, of this Agreement are in its possession;

          (B) such documents have reviewed by it and appear regular on their face and relate to such Mortgage Loan;

          (C) based on its examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule corresponding to the loan number for the Mortgage Loan, the Mortgagor's name, including the street address but excluding the zip code, the Mortgage Interest Rate and the original principal balance of the Mortgage Loan respecting such Mortgage Loan is correct; and


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

          (D) each Mortgage Note has been endorsed and each Assignment has been executed as provided in Section 2.01 hereof.

     In making such verifications, the Trustee, or its Custodian, may rely conclusively on the Mortgage Loan Schedule and the documents constituting the Trustee Mortgage File, and the Trustee, and its Custodian, shall have no obligation to independently verify the validity, enforceability, recordability, sufficiency, due authorization or genuineness of any document in any Trustee Mortgage File or any Mortgage Loan hereunder, nor the collectibility, insurability, effectiveness or suitability of any Mortgage Loan hereunder. The Trustee, or its Custodian, shall prepare an initial certification to be delivered to the Depositor, the Sponsor and the Master Servicer on the Closing Date in the form annexed hereto as Exhibit K (the "Initial Certification") with respect to the Mortgage Loans (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified on the Schedule of Exceptions attached to the Initial Certification (the "Schedule of Exceptions") as not covered by such Initial Certification) listed on the Mortgage Loan Schedule. If the Trustee, or its Custodian, determines from such verification that any discrepancy or deficiency exists with respect to a Trustee Mortgage File, the Trustee, or its Custodian, shall note such omission, discrepancy or deficiency on the Schedule of Exceptions attached to the Initial Certification, and shall deliver a copy (which shall be electronic, if requested) of the Schedule of Exceptions to the Depositor on the Closing Date. During the life of the Mortgage Loans (while subject to this Agreement), in the event the Trustee, or its Custodian, discovers any defect with respect to any Trustee Mortgage File, the Trustee, or its Custodian, shall give written specification of such defect to the Depositor. Except as specifically provided above, the Trustee, and its Custodian, shall be under no duty to review, inspect or examine such documents to determine that any of them are enforceable or appropriate for their prescribed purpose.

     (b) If in the course of the review described in paragraph (a) of this
Section 2.02 the Trustee, or its Custodian, discovers any document or documents constituting a part of a Trustee Mortgage File that is missing, does not appear regular on its face (i.e., is mutilated, damaged, defaced, torn or otherwise physically altered) or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule (each, a "Material Defect"), the Trustee, or its Custodian, upon discovering such Material Defect shall promptly identify the Mortgage Loan to which such Material Defect relates to the Depositor, the Sponsor and the Master Servicer. Within 90 days of its receipt of such notice (but in no case prior to the 270th day following the Closing Date), the Depositor shall be required to cure such Material Defect (and, in such event, the Depositor shall provide the Trustee with an Officer's Certificate confirming that such cure has been effected). If the Company or Master Servicer notifies the Depositor and the Trustee in writing that (i) a loss has occurred and (ii) such loss relates to a Mortgage Loan for which the Trustee, or its Custodian, previously identified a Material Defect or for which the Company or Master Servicer has identified a Material Defect and the Depositor has not cured such Material Defect, then the Depositor shall repurchase such Mortgage Loan at the Purchase Price therefor in the event that such loss would, if such Mortgage Loan is not repurchased by the Depositor, constitute a Realized Loss and such loss is attributable to the failure of the Depositor to have cured such Material Defect. A loss shall be deemed to be attributable to the failure of the Depositor to cure a Material Defect if, as determined by the Depositor, acting in good faith, absent such Material Defect, such loss would not have been incurred. Within the two-year period following the Closing Date, the Depositor may, in lieu of repurchasing a Mortgage Loan pursuant to this Section 2.02(b), substitute for such Mortgage Loan a Replacement Mortgage Loan subject to the provisions of
Section 2.05.


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

     (c) Within 270 days following the Closing Date, the Trustee or its Custodian shall deliver to the Depositor, the Sponsor and the Master Servicer, a final certification substantially in the form attached as Exhibit L (the "Final Certification") evidencing the completeness of the Trustee Mortgage Files in its possession or control, with any exceptions noted on the Schedule of Exceptions attached to the Final Certification.

     (d) Nothing in this Agreement shall be construed to constitute an assumption by the Issuing Entity, the Trustee or the Certificateholders of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

     (e) Upon execution of this Agreement, the Depositor hereby delivers to the Trustee and the Trustee acknowledges receipt of the Mortgage Loan Sale and Assignment Agreement.

     (f) Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the functions of the Trustee with respect to the custody, acceptance, inspection and release of the Mortgage Documents, including but not limited to certain insurance policies and documents contemplated by this Agreement, and preparation and delivery of the certifications shall be performed by the Custodian pursuant to the terms and conditions of the Custodial Agreement.

     Section 2.03. Representations and Warranties of the Depositor

     (a) The Depositor hereby represents and warrants to the Master Servicer, the Company, the Securities Administrator and to the Trustee, for the benefit of the Certificateholders as of the Closing Date or such other date as is specified, that:

          (i) the Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

          (ii) the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the certificate of incorporation or bylaws of the Depositor;

          (iii) the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

          (iv) this Agreement has been duly executed and delivered by the Depositor and, assuming due execution and delivery by the Trustee, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (v) there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement;

          (vi) immediately prior to the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor was the sole owner of record and holder of each Mortgage Loan, and the Depositor had good and marketable title thereto, and had full right to transfer and sell each Mortgage Loan to the Trustee free and clear, subject only to (1) liens of current real property taxes and assessments not yet due and payable and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date or recording of such Mortgage acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located and specifically referred to in the lender's title insurance policy or attorney's opinion f title and abstract of title delivered to the Originator of such Mortgage Loan, and
     (3) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage, of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement;

          (vii) None of the Mortgage Loans have any marks or notations indicating that such Mortgage Loans have been pledged, assigned or otherwise conveyed to any Person other than the Trustee;

          (viii) The Depositor has received all consents and approvals required by the terms of the Mortgage Loans to convey the Mortgage Loans hereunder to the Trustee;

          (ix) As of the Closing Date, no Mortgage Loan provides for interest other than at either (x) a single fixed rate in effect throughout the term of the Mortgage Loan or (y) a single "variable rate" (within the meaning of Treasury Regulations Section 1.860G-1(a)(3)) in effect throughout the term of the Mortgage Loan;

          (x) As of the Closing Date, each Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (without regard to Treasury Regulations Section 1.860G-2(f)) or any similar rule that provides that a defective obligation is a qualified mortgage for a temporary period);

          (xi) As of the Closing Date, no Mortgage Loan is the subject of pending or final foreclosure proceedings; and

          (xii) As of the Closing Date, the Depositor would not initiate foreclosure proceedings with respect to any Mortgage Loan based on such Mortgage Loan's delinquency status prior to the next scheduled payment date for such Mortgage Loan.

     The foregoing representations made in this Section 2.03 and Section 9.21 by the Depositor shall survive the termination of this Agreement and shall not be waived by any party hereto

     (b) The representations and warranties of each Transferor with respect to the related Mortgage Loans in the related Transfer Agreement, which have been assigned to the Trustee hereunder, were made as of the date specified in the related Transfer Agreement. The representations and warranties of the Sponsor with respect to the Mortgage Loans contained in the Mortgage Loan Sale and Assignment Agreement were made as of the Closing Date. To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both (i) a representation or warranty of the related Transferor under the related Transfer Agreement and (ii) a representation or warranty of the Sponsor under the Mortgage Loan Sale and Assignment Agreement, the obligations of the Sponsor under the Mortgage Loan Sale and Assignment Agreement shall be enforced against the related Transferor or the Sponsor, as applicable, as set forth in the Mortgage Loan Sale and Assignment Agreement. The Trustee acknowledges that the Sponsor shall have no obligation or liability with respect to any breach of a representation or warranty made by it with respect to any related Mortgage Loans, if the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by the related Transferor in the related Transfer Agreement, without regard to whether the related Transferor fulfills its contractual obligations in respect of such representation or warranty. The Trustee also acknowledges that the Sponsor shall have no obligation or liability with respect to any breach of a representation or warranty made solely by the Transferor with respect to the Mortgage Loans, without regard to whether the related Transferor fulfills its contractual obligations in respect of such representation or warranty. The Trustee further acknowledges that the Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Mortgage Loans (except as set forth in Sections 2.03(a)(vii)-(xii)) under any circumstances.

     In addition to the representations and warranties of the related Transferor in the related Transfer Agreement, with respect to each Mortgage Loan, the related Transferor made certain additional covenants regarding such Mortgage Loan, as set forth in the related Transfer Agreement. With respect to any breach of such additional covenants that materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the Sponsor shall (1) use reasonable efforts to enforce such covenant against the related Transferor and
(2) if the Sponsor successfully enforces any obligation of the related Transferor to repurchase such Mortgage Loan, the Sponsor shall repurchase such Mortgage Loan in accordance with this Section 2.03. If the Sponsor does not successfully enforce the obligation, if any, of the related Transferor to repurchase a Mortgage Loan with respect to any breach of any such additional covenants, the Sponsor shall have no obligation or right to repurchase or cure such Mortgage Loan.

     Section 2.04. Representations and Warranties Concerning the Master Servicer, the Securities Administrator and the Company.

     (a) Wells Fargo Bank, Bank, National Association, in its capacity as Master Servicer and Securities Administrator hereby represents and warrants to the Seller, the Depositor, the Company and the Trustee as follows, as of the Closing
Date:

          (i) It is a national banking association duly formed, validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer and the Securities Administrator, to the extent necessary to ensure its ability to master service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof;

          (ii) It has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on its part the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and
(b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (iii) The execution and delivery of this Agreement by it, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in its ordinary course of business and will not (A) result in a material breach of any term or provision of its charter or by-laws or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it; and it is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair its ability to perform or meet any of its obligations under this Agreement.

          (iv) No litigation is pending or, to the best of its knowledge, threatened, against it that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to perform any of its other obligations under this Agreement in accordance with the terms hereof.

          (v) No consent, approval, authorization or order of any court or governmental agency or body is required for its execution, delivery and performance of, or compliance with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same.

     (b) The Company, as a Servicer, hereby represents, warrants, and covenants to the Depositor, the Master Servicer, the Securities Administrator and the Trustee, for the benefit of the Certificateholders as of the Closing Date the following.

          (i) PHH is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. The Company has in full force and effect (without notice of possible suspension, revocation or impairment) all required qualifications, permits, approvals, licenses, and registrations, or exemption therefrom, to conduct all activities in all jurisdictions in which its activities with respect to the Mortgage Loans require it to be qualified or licensed;

          (ii) The Company has all requisite corporate power, authority and capacity to carry on its business as it is now being conducted, to execute and deliver this Agreement, and to perform all of its obligations hereunder. The Company does not believe, nor does it have any cause or reason to believe, that it cannot perform each and every covenant contained in this Agreement;

          (iii) The execution, delivery and performance of this Agreement by the Company and consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate, shareholder or other action by the Company; this Agreement has been duly and validly executed and delivered by the Company; and this Agreement is a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its respective terms, subject to bankruptcy, insolvency and similar laws affecting generally the enforcement of creditors' rights and the discretion of a court to grant specific performance of contracts;

          (iv) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with their respective terms and conditions shall (a) violate, conflict with, result in the breach of, constitute a default under, be prohibited by or require any additional approval under any terms, conditions or provisions of the Company's articles of incorporation or by-laws or any other similar corporate or organizational document of the Company; any mortgage, indenture, deed of trust, loan or credit agreement or other agreement or instrument to which the Company is now a party or by which it is bound; or any law, ordinance, rule, regulation, order, judgment or decree of any governmental authority applicable to the Company; or (b) result in the creation or imposition of any lien, charge or encumbrance of any material nature upon any of the properties or assets of the Company;

          (v) The Company holds all licenses, approvals, permits and other authorizations, or exemptions therefrom, required under applicable law to assume responsibility for servicing the Mortgage Loans;

          (vi) There is no litigation, claim, demand, proceeding or governmental investigation existing or pending, or to the knowledge of the Company, threatened, nor is there any order, injunction or decree outstanding against or relating to the Company that could (i) have a material adverse effect upon the performance by the Company of its obligations under this Agreement or (ii) to the Company's knowledge, result in any material loss or liability to Depositor, the Trustee, the Trust Fund or the Sponsor. Further, to the Company's knowledge, there is no meritorious basis for any such litigation, claim, demand, proceeding, or governmental investigation;

          (vii) The Company has been approved by GNMA, Fannie Mae and FHLMC and will remain approved as an "eligible seller/servicer" of residential mortgage loans as provided in GNMA, Fannie Mae, or FHLMC guidelines and in good standing. The Company has not received any notification from GNMA, Fannie Mae or FHLMC that the Company is not in compliance with the requirements of the approved "seller/servicer" status. The Company is a mortgagee approved by the Secretary of HUD pursuant to Section 203 and 211 of the National Housing Act. The Company has not received any notification from HUD that the Company is not in compliance with the requirements of the approved mortgagee status;

          (viii) The servicing practices to be used by the Company under this Agreement are, and shall remain, in all material respects in compliance with Accepted Servicing Practices, including without limitation, all federal, state and local laws, rules, all regulations and requirements in connection therewith, and Fannie Mae guidelines, as applicable;

          (ix) The Company has not received written notice from or on behalf of FHA, HUD, FDIC, Fannie Mae, FHLMC or GNMA, advising the Company of its failure to comply with applicable servicing or claims procedures, or resulted in a request for repurchase of mortgage loans or indemnification in connection with any mortgage loans;

          (x) The Company has in place a contingency plan that will enable it to perform its obligations under this Agreement in all material respects, at another location within five (5) Business Days in the event its primary location is rendered inoperative as a result of a natural or other disaster or emergency;

          (xi) The Company maintains and shall maintain, in good standing, all licenses and approvals necessary to service the Mortgage Loans and maintains and shall at all times maintain the capital requirements imposed by the licensing or approving entities having jurisdiction over the Company;

          (xii) The Company maintains and shall at all times maintain error and omissions and fidelity insurance coverage of the type and in the amounts required by Fannie Mae;

          (xiii) The Company has, and shall at all times maintain during the term of this Agreement, sufficient systems, including but not limited to the Company's EDP, and trained and experienced personnel in place to perform its obligations under this Agreement;

          (xiv) For so long as, and to the extent that, the Company services the Mortgage Loans, the Company will continue to comply with each applicable federal, state, or local, law, statute, and ordinance, and any rule, regulation, or order issued thereunder, pertaining to the subject matter of this Agreement, including, but not limited to, usury, RESPA, Consumer Credit Reporting Act, Equal Credit Opportunity Act, Federal Deposit Insurance Corporation Improvement Act, Regulation B, Fair Credit Reporting Act, Fair Debt Collection Practices Act, Fair Housing Act, Truth in Lending Act and Regulation Z, Flood Disaster Protection Act of 1973, and any applicable regulations related thereto, and such other fair housing, anti-redlining, equal credit opportunity, truth-in-lending, real estate settlement procedures, fair credit reporting, and every other prohibition against unlawful discrimination in residential mortgage lending or governing consumer credit, and all state consumer credit statutes and regulations, as amended. In the event the Depositor or the Master Servicer has a reasonable good faith belief in the Company's non-compliance with this representation and warranty and upon the Depositor's or the Master Servicer's written request, the Company shall deliver to the Depositor or the Master Servicer reasonable evidence of compliance with any of the requirements of this representation and warranty; and

          (xv) Neither the Company, its parent, nor any of its subsidiaries is in bankruptcy, receivership or conservatorship. The Company has the requisite financial resources and ability to meet its obligations under this Agreement, including, but not limited to, any and all indemnification obligations.

     Within sixty (60) days of the earlier of either discovery by or notice to the Company of any breach of a representation or warranty set forth in this
Section 2.04(b), which materially and adversely affects the ability of the Company to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the

Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Company shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Company shall, at the Master Servicer's option, assign the Company's rights and obligations under this Agreement (or respecting the affected Mortgage Loans) to a successor servicer selected by the Depositor with the prior consent and approval of the Master Servicer. Such assignment shall be made in accordance with this Agreement

     Section 2.05. Discovery of Breach; Repurchase or Substitution of Mortgage Loans.

     (a) Upon discovery (i) by the Depositor, the Sponsor, the Master Servicer, the Company, the Securities Administrator or the Trustee of a breach of any representation or warranty made by the Depositor under Section 2.03 which materially adversely affects the value of a Mortgage Loan or the interest therein of the Certificateholder (a "Defective Mortgage Loan"), or (ii) by the Depositor or the Sponsor of the breach by the Sponsor or a Transferor of any representation or warranty herein or under the Mortgage Loan Sale and Assignment Agreement or a Transfer Agreement, respectively, in respect of any Mortgage Loan, which breach results in the Mortgage Loan being a "Defective Mortgage Loan" (each of such parties hereby agreeing to give written notice of such breach to the Trustee and the other of such parties), the Securities Administrator, the Trustee, or its Custodian, shall promptly notify the Depositor in writing of such breach and request that the Depositor cure or cause the cure of such breach within ninety (90) days from the date that the Depositor discovered or was notified of such breach, and if the Depositor does not cure such breach in all material respects during such period, the Trustee shall (i) in the case of an uncured breach under Section 2.03, cause the Depositor to repurchase such Defective Mortgage Loan at the Purchase Price, (ii) in the case of an uncured breach by the Sponsor under the Mortgage Loan Sale and Assignment Agreement, cause the Depositor to enforce the Sponsor's obligation under the Mortgage Loan Sale and Assignment Agreement to repurchase that Defective Mortgage Loan from the Trust Fund at the Purchase Price, and (iii) in the case of an uncured breach by the Transferor under the related Transfer Agreement, cause the Depositor to enforce such Transferor's obligation under the related Transfer Agreement to repurchase that Defective Mortgage Loan from the Trust Fund at the Purchase Price, in each case on or prior to the Determination Date following the expiration of such 90-day period (subject to Section 2.05(b) below); provided, however, that, in connection with any such breach under clauses (ii) or (iii) above that could not reasonably have been cured within such 90-day period, if the Sponsor or such Transferor shall have commenced to cure such breach within such 90-day period and, if the defective Mortgage Loan qualifies as a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code following such 90-day period, the Sponsor or such Transferor shall be permitted to proceed thereafter diligently and expeditiously to cure the same within an additional 90-day period. The Purchase Price for the repurchased Defective Mortgage Loan shall be deposited in the Distribution Account, and the Trustee, or its Custodian, upon written notice of the receipt of such deposit by the Securities Administrator and two copies of a Request for Release with respect to such Defective Mortgage Loan by the Trustee or its Custodian, shall release to the Sponsor or the Depositor, as applicable, the related Trustee Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranties, as either party shall furnish to it and as shall be necessary to vest in such party any Defective Mortgage Loan released pursuant hereto and the Trustee, or its Custodian, shall have no further responsibility with regard to such Trustee Mortgage File (it being understood that the Trustee shall have no responsibility for determining the sufficiency of such assignment for its intended purpose). In lieu of repurchasing any such Defective Mortgage Loan as provided above, the Sponsor may cause such Defective Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Replacement Mortgage Loans in the manner and subject to the


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

limitations set forth in Section 2.05(b) below. It is understood and agreed that the obligation of the Sponsor or the related Transferor (or the Depositor, if applicable) to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against the Sponsor or such Transferor (or the Depositor, if applicable) respecting such breach available to the Trustee on behalf of the Certificateholders. With respect to the representations and warranties that are made to the best of the Sponsor's knowledge, if it is discovered by any of the Depositor, the Sponsor or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, then notwithstanding the Sponsor's lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

     (b) Any substitution of Replacement Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.05(a) above must be effected prior to the last Business Day that is within two years after the Closing Date. As to any Deleted Mortgage Loan for which the Sponsor substitutes a Replacement Mortgage Loan or Loans, such substitution shall be effected by delivering to the Trustee or its Custodian for such Replacement Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, together with an Officers' Certificate stating that each such Replacement Mortgage Loan satisfies the definition thereof and specifying the Substitution Amount (as described below), if any, in connection with such substitution. The Trustee, or its Custodian, shall acknowledge receipt for such Replacement Mortgage Loan and, within 45 days thereafter, shall review such Mortgage Documents as specified in this Agreement under Section 2.02(a) and deliver to the Depositor, with respect to such Replacement Mortgage Loans, a certification substantially in the form of a revised Initial Certification, with any exceptions noted thereon. Within one year of the date of substitution, the Trustee, or its Custodian, shall deliver to the Depositor a certification substantially in the form of a revised Final Certification, with respect to such Replacement Mortgage Loans, with any exceptions noted thereon. Monthly Payments due with respect to Replacement Mortgage Loans in the month of substitution shall not be included as part of the Trust Fund and shall be retained by the Sponsor. For the month of substitution, distributions to Certificateholders shall reflect the collections and recoveries in respect of such Deleted Mortgage Loan in the Due Period preceding the month of substitution and the Sponsor shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. Upon such substitution, such Replacement Mortgage Loan shall constitute part of the Trust Fund and shall be subject in all respects to the terms of this Agreement and the Mortgage Loan Sale and Assignment Agreement, including all representations and warranties thereof included in the Mortgage Loan Sale and Assignment Agreement, in each case as of the date of substitution.

     For any month in which the Sponsor substitutes one or more Replacement Mortgage Loans for one or more Deleted Mortgage Loans, the Trustee, or its Custodian, based upon information provided by the related Servicer or Master Servicer, shall determine the excess (each, a "Substitution Amount"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate Stated Principal Balance of the Replacement Mortgage Loans replacing such Deleted Mortgage Loans, together with one month's interest on such excess amount at the applicable Net Mortgage Rate. On the date of such substitution, the Sponsor shall deliver or cause to be delivered to the related Servicer for deposit in the Collection Account an amount equal to the related Substitution Amount, if any, and the Trustee, or its Custodian, upon written notice of the receipt of the Substitution Amount deposit and the related Replacement Mortgage Loan or Loans and two copies of a Request for Release with respect to the Deleted Mortgage Loan or Loans, shall release to the Sponsor the related Trustee Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Sponsor shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

     In addition, the Sponsor shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution (either specifically or as a class of transactions) shall not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(l) of the Code or on "contributions after the startup date" under Section 860G(d)(l) of the Code, or
(b) any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding. If such Opinion of Counsel can not be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

     (c) Upon discovery by the Sponsor, the Depositor, the Master Servicer, the Company or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two (2) Business Days give written notice thereof to the other parties. In connection therewith, the Sponsor or Depositor, as applicable, shall repurchase, or the Sponsor, subject to the limitations set forth in Section 2.05(b), shall substitute one or more Replacement Mortgage Loans for the affected Mortgage Loan within ninety (90) days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Any such repurchase or substitution shall be made in the same manner as set forth in Sections 2.05(a) and 2.05(b) above. The Trustee, or its Custodian, shall re-convey to the Sponsor the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

     The Sponsor indemnifies and holds the Issuing Entity, the Trustee, the Depositor, the Master Servicer, the Securities Administrator, the Company and each Certificateholder harmless against any and all taxes, claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Issuing Entity, the Trustee, the Depositor, the Master Servicer, the Securities Administrator, the Company and any Certificateholder may sustain in connection with any actions of such party relating to a repurchase of a Mortgage Loan other than in compliance with the terms of this Section 2.05 and the Mortgage Loan Sale and Assignment Agreement, to the extent that any such action causes (i) any federal or state tax to be imposed on the Issuing Entity, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code, or (ii) any REMIC formed hereby to fail to qualify as a REMIC at any time that any Certificate is outstanding.

     (d) Notwithstanding anything to the contrary in this Agreement, the Sponsor shall administer the Additional Collateral, it being understood and agreed that only the Sponsor shall service and administer the related securities accounts, lines of credit and guarantees with respect to Additional Collateral.

     Section 2.06. Grant Clause.

     (a) It is intended that the conveyance of the Depositor's right, title and interest in and to property constituting the Trust Fund pursuant to this Agreement shall constitute, and shall be construed as, a sale of such property and not a grant of a security interest to secure a loan. However, if such conveyance is deemed to be in respect of a loan, it is intended that: (1) the rights and obligations of the parties shall be established pursuant to the terms of this Agreement;

(2) the Depositor hereby grants to the Trustee for the benefit of the Holders of the Certificates a first priority security interest in all of the Depositor's right, title and interest in, to and under, whether now owned or hereafter acquired, the Trust Fund and all proceeds of any and all property constituting the Trust Fund to secure payment of the Certificates; and (3) this Agreement shall constitute a security agreement under applicable law. If such conveyance is deemed to be in respect of a loan and the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person holding any Certificate, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person, and all proceeds shall be distributed as herein provided.

     (b) The Depositor shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. The Depositor will, at its own expense, make all initial filings on or about the Closing Date and shall forward a copy of such filing or filings to the Trustee. Without limiting the generality of the foregoing, the Depositor shall prepare and forward for filing, or shall cause to be forwarded for filing, at the expense of the Depositor, all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC to perfect the Trustee's security interest in or lien on the Mortgage Loans and the other property described above, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of Sponsor, the Depositor or the Trustee, (2) any change of location of the place of business or the chief executive office of the Sponsor or the Depositor, (3) any transfer of any interest of the Depositor in any Mortgage Loan or (4) any change under the relevant UCC or other applicable laws. The Depositor shall not organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to its immediate and intermediate transferee, including the Trustee. Before effecting such change, the Depositor proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate and mediate transferees, including the Trustee, in the Mortgage Loans and the other property described above. In connection with the transactions contemplated by this Agreement, the Depositor authorizes its immediate or mediate transferee to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this paragraph (b).

                                  ARTICLE III.

                                THE CERTIFICATES

     Section 3.01. The Certificates.

     (a) The Certificates shall be issuable in registered form only and shall be securities governed by Article 8 of the New York Uniform Commercial Code. The Book-Entry Certificates will be evidenced by one or more certificates, beneficial ownership of which will be held in the dollar denominations in Certificate Principal Amount or in the Percentage Interests specified herein. Each Class of Book-Entry Certificates will be issued in the minimum denominations in Certificate Principal Amount specified in the Preliminary Statement hereto and in integral multiples of $1 in excess thereof. The Residual Certificates shall be issued as single Certificates and maintained in definitive, fully registered form in a denomination equal to 100% of the Percentage Interest of each such Class.

     (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Securities Administrator by an authorized officer. Each Certificate shall, on original issue, be authenticated by the Securities Administrator or an Authenticating Agent upon the order of the Depositor upon receipt by the Trustee or its Custodian of the Trustee Mortgage Files described in Section 2.01. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Securities Administrator or of an Authenticating Agent, by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates executed by the Securities Administrator to the Securities Administrator or the Authenticating Agent for authentication and the Securities Administrator or the Authenticating Agent shall authenticate and deliver such Certificates as in this Agreement provided and not otherwise.

     (c) The Class B-1, Class B-2 and Class B-3 certificates offered and sold in reliance on the exemption from registration under Rule 144A under the Securities Act shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A added to the forms of such Certificates (each, a "Restricted Global Security").

     Section 3.02. Registration.

     The Securities Administrator is hereby appointed, and the Securities Administrator hereby accepts its appointment as, initial Certificate Registrar in respect of the Certificates and shall maintain books for the registration and for the transfer of Certificates (the "Certificate Register"). The Securities Administrator may appoint a bank or trust company to act as successor Certificate Registrar. A registration book shall be maintained for the Certificates collectively. The Certificate Registrar may resign or be discharged or removed and a new successor may be appointed in accordance with the procedures and requirements set forth in Sections 6.06 and 6.07 hereof with respect to the resignation, discharge or removal of the Securities Administrator and the appointment of a successor Securities Administrator. The Certificate Registrar may appoint, by a written instrument delivered to the Holders, any bank or trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe; provided, however, that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

     Section 3.03. Transfer and Exchange of Certificates.

     (a) A Certificate (other than Book-Entry Certificates which shall be subject to Section 3.09 hereof) may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the office of the Certificate Registrar duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of any Certificate in accordance with the preceding sentence, the Securities Administrator shall execute, and the Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate Certificate Principal Amount as the

Certificate being transferred. No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer of Certificates.

     (b) A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same Certificate Principal Amount as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the office of the Certificate Registrar duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or his duly authorized attorney in such form as is satisfactory to the Certificate Registrar. Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered. No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, and the Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

     (c) By acceptance of a Restricted Certificate, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth thereon and agrees that it will transfer such a Certificate only as provided herein.

     The following restrictions shall apply with respect to the transfer and registration of transfer of a Restricted Certificate to a transferee that takes delivery in the form of a Definitive Certificate:

          (i) The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is (x) to the Depositor or an affiliate (as defined in Rule 405 under the 1933 Act) of the Depositor or (y) being made to a "qualified institutional buyer" (a "QIB") as defined in Rule 144A under the Securities Act by a transferor that has provided the Certificate Registrar with a certificate in the form of Exhibit G hereto; and

          (ii) The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is being made to an "accredited investor" under Rule 501(a)(1), (2), (3) or (7) under the Securities Act, or to any Person all of the equity owners in which are such accredited investors, by a transferor who furnishes to the Certificate Registrar a letter of the transferee substantially in the form of Exhibit H hereto.

     (d) (i) No transfer of an ERISA-Restricted Certificate or a Class A-R Certificate shall be made unless the prospective transferee provides the Securities Administrator, the Trustee and the Depositor with (I) a representation as set forth in Exhibit B or Exhibit I, as applicable, to the effect that such transferee is not an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code or a plan or arrangement subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law") (collectively, a "Plan"), and is not directly or indirectly acquiring such Certificate for, on behalf of or with any assets of any such

Plan, or (II) solely in the case of ERISA-Restricted Certificates, (A) if the ERISA-Restricted Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation as set forth in Exhibit I that such transferee is an insurance company that is acquiring the ERISA-Restricted Certificate with assets contained in an "insurance company general account," as defined in
Section V(E) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the ERISA-Restricted Certificate are covered and exempt under Sections I and III of PTCE 95-60, or (B) solely in the case of a Definitive Certificate, an Opinion of Counsel satisfactory to the Securities Administrator and the Depositor to the effect that the acquisition and holding of such ERISA-Restricted Certificate will not constitute or result in a nonexempt prohibited transaction under ERISA or the Code, or a violation of Similar Law, and will not subject the Certificate Registrar, the Depositor, the Master Servicer, the Securities Administrator or the Trustee to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Certificate Registrar, the Depositor, the Master Servicer, the Securities Administrator or the Trustee.

          (ii) Except in the case of a Definitive Certificate, the representations set forth in paragraph (i) of this Subsection 3.03(d), other than subparagraph (II)(B), and in Exhibit B or Exhibit I, as applicable, shall be deemed to have been made to the Securities Administrator or the Depositor by the transferee's acceptance of an ERISA-Restricted Certificate or a Class A-R Certificate (or the acceptance by a Certificate Owner of the beneficial interest in any Class of ERISA-Restricted Certificates or a Class A-R Certificate). Notwithstanding any other provision herein to the contrary, any purported transfer of an ERISA-Restricted Certificate or a Class A-R Certificate to or on behalf of a Plan without the delivery to the Securities Administrator or the Depositor of a representation or an Opinion of Counsel satisfactory to the Securities Administrator or the Depositor as described above shall be void and of no effect. None of the Certificate Registrar, the Depositor, the Master Servicer, the Company, the Trustee or the Securities Administrator shall be under any liability to any Person for any registration or transfer of any ERISA-Restricted Certificate or Class A-R Certificate that is in fact not permitted by this Section 3.03(d) nor shall the Paying Agent be under any liability for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Certificate Registrar in accordance with the foregoing requirements. The Certificate Registrar, Depositor, Master Servicer, the Company, Securities Administrator, Paying Agent and/or Trustee shall be entitled, but not obligated, to recover from any Holder of any ERISA-Restricted Certificate or Class A-R Certificate that was in fact a Plan and that held such Certificate in violation of this Section 3.03(d) all payments made on such ERISA-Restricted Certificate or Class A-R Certificate at and after the time it commenced such holding. Any such payments so recovered shall be paid and delivered to the last preceding Holder of such Certificate that is not a Plan.

          (iii) Notwithstanding the foregoing, no representation or Opinion of Counsel shall be required for the initial issuance of the ERISA-Restricted Certificates.

     (e) As a condition of the registration of transfer or exchange of any Certificate, the Certificate Registrar may require the certified taxpayer identification number of the owner of the Certificate and the payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith; provided, however, that the Certificate Registrar shall have no obligation to require such payment or to determine whether or not any such tax or charge may be applicable. No service charge shall be made to the Certificateholder for any registration, transfer or exchange of a Certificate.

     (f) Notwithstanding anything to the contrary contained herein, no Residual Certificate or beneficial interest therein may be owned, pledged or transferred, directly or indirectly, by or to (i) a Disqualified Organization or (ii) an individual, corporation or partnership or other person unless, in the case of clause (ii), such person is (A) not a Non-U.S. Person or (B) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code (any such person who is not covered by clause (A) or (B) above is referred to herein as a "Non-permitted Foreign Holder").

     Prior to and as a condition of the registration of any transfer, sale or other disposition of a Residual Certificate or a beneficial interest therein, the proposed transferee shall deliver to the Securities Administrator and the Certificate Registrar an affidavit in substantially the form attached hereto as Exhibit B representing and warranting, among other things, that such transferee is neither a Disqualified Organization, an agent or nominee acting on behalf of a Disqualified Organization, nor a Non-permitted Foreign Holder (any such transferee, a "Permitted Transferee"), and the proposed transferor shall deliver to the Securities Administrator and the Certificate Registrar an affidavit in substantially the form attached hereto as Exhibit C. In addition, the Securities Administrator or the Certificate Registrar may (but shall have no obligation to) require, prior to and as a condition of any such transfer, the delivery by the proposed transferee of an Opinion of Counsel, addressed to the Securities Administrator and the Certificate Registrar, that such proposed transferee or, if the proposed transferee is an agent or nominee, the proposed beneficial owner, is not a Disqualified Organization, agent or nominee thereof, or a Non-permitted Foreign Holder. Notwithstanding the registration in the Certificate Register of any transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization, an agent or nominee thereof, or Non-permitted Foreign Holder, such registration shall be deemed to be of no legal force or effect whatsoever and such Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder shall not be deemed to be a Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on such Residual Certificate. The Depositor, the Certificate Registrar, the Securities Administrator and the Trustee shall be under no liability to any Person for any registration or transfer of a Residual Certificate to a Disqualified Organization, agent or nominee thereof or Non-permitted Foreign Holder or for the Paying Agent making any payments due on such Residual Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of the Agreement, so long as the transfer was effected in accordance with this Section 3.03(f), unless the Certificate Registrar shall have actual knowledge at the time of such transfer or the time of such payment or other action that the transferee is a Disqualified Organization, or an agent or nominee thereof, or Non-permitted Foreign Holder. The Certificate Registrar shall be entitled to recover from any Holder of a Residual Certificate that was a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder at the time it became a Holder or at any subsequent time became a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder, all payments made on such Residual Certificate at and after either of such times (and all costs and expenses, including but not limited to attorneys' fees, incurred in connection therewith). Any payment (not including any such costs and expenses) so recovered by the Certificate Registrar shall be paid and delivered to the last preceding Holder of such Residual Certificate.

     If any purported transferee shall become a registered Holder of a Residual Certificate in violation of the provisions of this Section 3.03(f), then upon receipt of written notice to the Securities Administrator that the registration of transfer of such Residual Certificate was not in fact permitted by this
Section 3.03(f), such transfer shall be absolutely null and void and shall vest no rights in the purported transferee and the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of such registration of transfer of such Residual Certificate. The Depositor, the Certificate Registrar, the Securities Administrator and the Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 3.03(f), or for the Paying Agent making any payment due on such Certificate to the registered Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered upon receipt of the affidavit described in the preceding paragraph of this Section 3.03(f).

     (g) Each Holder or Certificate Owner of a Restricted Certificate, ERISA-Restricted Certificate or Residual Certificate, or an interest therein, by such Holder's or Owner's acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this section.

     Section 3.04. Cancellation of Certificates.

     Any Certificate surrendered for registration of transfer or exchange shall be cancelled and retained in accordance with normal retention policies with respect to cancelled certificates maintained by the Securities Administrator or the Certificate Registrar.

     Section 3.05. Replacement of Certificates.

     If (i) any Certificate is mutilated and is surrendered to the Securities Administrator or the Certificate Registrar or (ii) the Securities Administrator or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Securities Administrator and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Depositor, the Securities Administrator or the Certificate Registrar that such destroyed, lost or stolen Certificate has been acquired by a protected purchaser, the Securities Administrator shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Certificate Principal Amount. Upon the issuance of any new Certificate under this Section 3.05, the Securities Administrator, the Depositor or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator, the Depositor or the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 3.05 shall constitute complete and indefeasible evidence of ownership in the applicable Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     If after the delivery of such new Certificate, a protected purchaser of the original Certificate in lieu of which such new Certificate was issued presents for payment such original Certificate, the Depositor, the Certificate Registrar and the Securities Administrator or any agent shall be entitled to recover such new Certificate from the Person to whom it was delivered or any Person taking therefrom, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expenses incurred by the Depositor, the Certificate Registrar, the Securities Administrator or any agent in connection therewith.

     Section 3.06. Persons Deemed Owners.


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

     Subject to the provisions of Section 3.09 with respect to Book-Entry Certificates, the Depositor, the Securities Administrator, the Certificate Registrar, the Paying Agent and any agent of any of them shall treat the Person in whose name any Certificate is registered upon the books of the Certificate Registrar as the owner of such Certificate for the purpose of receiving distributions pursuant to Sections 5.01 and 5.02 and for all other purposes whatsoever, and neither the Depositor, the Securities Administrator, the Certificate Registrar, the Paying Agent nor any agent of any of them shall be affected by notice to the contrary.

     Section 3.07. Temporary Certificates.

     (a) Pending the preparation of definitive Certificates, upon the order of the Depositor, the Securities Administrator shall execute and the Authenticating Agent shall authenticate and deliver temporary Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such variations as the authorized officers executing such Certificates may determine, as evidenced by their execution of such Certificates.

     (b) If temporary Certificates are issued, the Depositor will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office or agency of the Certificate Registrar without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Securities Administrator shall execute and the Authenticating Agent shall authenticate and deliver in exchange therefor a like aggregate Certificate Principal Amount of definitive Certificates of the same Class in the authorized denominations. Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Certificates of the same Class.

     Section 3.08. Appointment of Paying Agent.

     The Securities Administrator may appoint a Paying Agent (which may be the Securities Administrator) for the purpose of making distributions to Certificateholders hereunder. The Securities Administrator shall cause any Paying Agent to execute and deliver to the Securities Administrator an instrument in which such Paying Agent shall agree with the Securities Administrator that such Paying Agent will hold all sums held by it for the payment to Certificateholders in an Eligible Account (which shall be the Distribution Account) in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders. All funds remitted by the Securities Administrator to any such Paying Agent for the purpose of making distributions shall be paid to Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Securities Administrator. If the Paying Agent is not the Securities Administrator, the Securities Administrator shall cause to be remitted to the Paying Agent on or before the Business Day prior to each Distribution Date, by wire transfer in immediately available funds, the funds to be distributed on such Distribution Date. Any Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers.

     Section 3.09. Book-Entry Certificates.

     (a) Each Class of Book-Entry Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the


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nominee of the Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Book-Entry Certificates, except as provided in Section 3.09(c). Unless Definitive Certificates have been issued to Certificate Owners of Book-Entry Certificates pursuant to Section 3.09(c):

          (i) the provisions of this Section 3.09 shall be in full force and effect;

          (ii) the Certificate Registrar, the Paying Agent and the Securities Administrator shall deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates) as the authorized representatives of the Certificate Owners and the Clearing Agency and shall be responsible for crediting the amount of such distributions to the accounts of such Persons entitled thereto, in accordance with the Clearing Agency's normal procedures;

          (iii) to the extent that the provisions of this Section 3.09 conflict with any other provisions of this Agreement, the provisions of this Section
     3.09 shall control; and

          (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Certificates are issued pursuant to Section 3.09(c), the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal of and interest on the Book-Entry Certificates to such Clearing Agency Participants.

     (b) Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 3.09(c), the Securities Administrator shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency.

     (c) If (i) (A) the Clearing Agency or the Depositor advises the Paying Agent in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities with respect to the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor satisfactory to the Depositor and the Paying Agent, (ii) the Depositor, at its option, advises the Paying Agent in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of a Servicer Event of Default or a Master Servicer Event of Default, Certificate Owners representing beneficial interests aggregating not less than 50% of the Class Principal Amount of a Class of Book-Entry Certificates advise the Paying Agent and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners of a Class of Book-Entry Certificates, the Certificate Registrar shall notify the Clearing Agency to effect notification to all Certificate Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Certificate Registrar shall issue the Definitive Certificates. None of the Depositor, the Certificate Registrar or the Securities Administrator shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive


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

Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Certificate Registrar, to the extent applicable, with respect to such Definitive Certificates and the Certificate Registrar shall recognize the holders of the Definitive Certificates as Certificateholders hereunder. Notwithstanding the foregoing, the Certificate Registrar, upon the instruction of the Depositor, shall have the right to issue Definitive Certificates on the Closing Date in connection with credit enhancement programs.

                                   ARTICLE IV.

                      ADMINISTRATION OF THE ISSUING ENTITY

     Section 4.01. Collection Accounts; Master Servicer Collection Account; Distribution Account.

     (a) On or prior to the Closing Date, the Company shall establish and maintain one or more Collection Accounts, as provided herein, into which the Company shall deposit daily, within two (2) Business Days of receipt thereof, in immediately available funds, any Scheduled Payments and unscheduled payments with respect to the Mortgage Loans, net of any deductions or reimbursements permitted under this Agreement. Prior to 1:00 p.m. New York City time on each Servicer Remittance Date, the Company shall remit to the Master Servicer for deposit into the Master Servicer Collection Account, all amounts so required to be deposited into such account in accordance with the terms of this Agreement.

     (b) Funds in the Collection Accounts may be invested in Permitted Investments selected by the Company, which shall mature not later than one (1) Business Day prior to the Servicer Remittance Date (except that if such Permitted Investment is an obligation of the Company or is managed or advised by the Company or their affiliates, then such Permitted Investment shall mature not later than such applicable Servicer Remittance Date) and any such Permitted Investment shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Company (in its capacity as such) or its nominee. All income and gain realized from any Permitted Investment shall be for the benefit of the Company as servicing compensation and shall be subject to its withdrawal or order from time to time, and shall not be part of the Trust Fund. The amount of any losses incurred in respect of any such investments shall be deposited in the Collection Accounts by the Company out of its own funds, without any right of reimbursement therefor, immediately as realized. Any such funds that are not invested in Permitted Investments may be held uninvested.

     (c) On or prior to the Closing Date, the Master Servicer shall establish and maintain the Master Servicer Collection Account, as provided herein, into which the Master Servicer shall deposit in immediately available funds, (i) the aggregate of collections with respect to the Mortgage Loans, including the amount of any Advances or Compensating Interest Payments with respect to the Mortgage Loans required to be paid by each Servicer under its related Servicing Agreement and (ii) any other amounts so required to be deposited in the related Due Period pursuant to this Agreement, remitted to the Master Servicer from the related Servicer, net of any deductions or reimbursements permitted under its related Servicing Agreement. Prior to 1:00 p.m. New York City time on each Distribution Account Deposit Date, the Master Servicer shall remit to the Securities Administrator for deposit into the Distribution Account, all amounts so required to be deposited into such account in accordance with the terms of this Agreement.


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

     (d) Funds in the Master Servicer Collection Accounts may be invested in Permitted Investments selected by the Master Servicer, which shall mature not later than one Business Day prior to the Distribution Account Deposit Date (except that if such Permitted Investment is an obligation of the Master Servicer or is managed or advised by the Master Servicer or its affiliates, then such Permitted Investment shall mature not later than such applicable Distribution Account Deposit Date) and any such Permitted Investment shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Master Servicer (in its capacity as such) or its nominee. All income and gain realized from any Permitted Investment shall be for the benefit of the Master Servicer, as master servicing compensation, and shall be subject to its withdrawal or order from time to time, and shall not be part of the Trust Fund. The amount of any losses incurred in respect of any such investments shall be deposited in the Master Servicer Collection Account by the Master Servicer out of its own funds, without any right of reimbursement therefor, immediately as realized. Any such funds that are not invested in Permitted Investments may be held uninvested. The Master Servicer Collection Account shall be a sub-account of the Distribution Account.

     (e) The Securities Administrator, shall establish and maintain an Eligible Account entitled "Wells Fargo Bank, National Association, as Securities Administrator for HSBC Bank USA, National Association, as Trustee f/b/o holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, MLCC Series 2006-3 - Distribution Account." The Securities Administrator shall, promptly upon receipt from the Master Servicer on each Distribution Account Deposit Date, deposit into the Distribution Account and retain on deposit until the related Distribution Date the following amounts:

          (i) the aggregate of collections with respect to the Mortgage Loans remitted by each Servicer from the related Collection Accounts to the Master Servicer Collection Account (pursuant to its related Servicing Agreement) and by the Master Servicer from the Master Servicer Collection Account in accordance with this Agreement, including the amount of any Advances or Compensating Interest Payments with respect to the Mortgage Loans required to be paid by each Servicer or the Master Servicer; and

          (ii) any other amounts so required to be deposited in the Distribution Account in the related Due Period pursuant to this Agreement.

     (f) In the event that the Company has remitted in error to the Master Servicer Collection Account any amount not required to be remitted in accordance with the definition of Available Distribution Amount, it may at any time direct the Master Servicer to withdraw such amount from the Master Servicer Collection Account for repayment to the Company, as applicable, by delivery of an Officer's Certificate of the Servicer to the Master Servicer which describes the amount deposited in error. In the event the Master Servicer has remitted in error to the Distribution Account any amount not required to be remitted in accordance with the definition of Available Distribution Amount, it may at any time direct the Securities Administrator to withdraw such amount from the Distribution Account for repayment to the Master Servicer, as applicable, by delivery of an Officer's Certificate of the Master Servicer to the Securities Administrator which describes the amount deposited in error.

     (g) On each Distribution Date and Purchase Date, the Securities Administrator shall distribute the Available Distribution Amount to the Certificateholders and any other parties entitled thereto in the amounts and priorities set forth in Section 5.02. The Securities Administrator may from time to time withdraw from the Distribution Account and pay itself, the Master Servicer or each Servicer any amounts permitted to be paid or reimbursed to such Person


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

from funds in the Distribution Account pursuant to the clauses (A) through (D) of the definition of Available Distribution Amount.

     (h) Funds in the Distribution Account may be invested in Permitted Investments selected by the Securities Administrator, which shall mature not later than one Business Day prior to the Distribution Date (except that if such Permitted Investment is an obligation of the Securities Administrator or is managed or advised by the Securities Administrator or its affiliates, then such Permitted Investment shall mature not later than such applicable Distribution
Date) and any such Permitted Investment shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Securities Administrator (in its capacity as such) or its nominee. All income and gain realized from any Permitted Investment shall be for the benefit of the Securities Administrator and shall be subject to its withdrawal or order from time to time, and shall not be part of the Trust Fund. The amount of any losses incurred in respect of any such investments shall be deposited in such Distribution Account by the Securities Administrator out of its own funds, without any right of reimbursement therefor, immediately as realized. Any such funds that are not invested in Permitted Investments may be held uninvested.

     Section 4.02. Permitted Withdrawals from the Master Servicer Collection Account and the Distribution Acount.

     (a) (i) The Master Servicer will, from time to time on demand of the Master Servicer, the Trustee or the Securities Administrator, make or cause to be made such withdrawals or transfers from the Master Servicer Collection Account as the Master Servicer has designated for such transfer or withdrawal pursuant to the Servicing Agreements. The Master Servicer may clear and terminate the Master Servicer Collection Account pursuant to Section 9A.04 and remove amounts from time to time deposited in error.

          (ii) On an ongoing basis, the Master Servicer shall withdraw from the Master Servicer Collection Account (x) any expenses recoverable by the Trustee, the Master Servicer or the Securities Administrator pursuant to this Agreement, including but not limited to Sections 2.01(a), 9A.02, 9A.07 and 6.12 and (y) any amounts payable to the Master Servicer.

          (iii) In addition, on or before each Distribution Account Deposit Date, the Master Servicer shall deposit in the Distribution Account (or remit to the Securities Administrator for deposit therein) any Monthly Advances required to be made by the Master Servicer with respect to the Mortgage Loans.

          (iv) No later than 3:00 p.m. New York time on each Distribution Account Deposit Date, the Master Servicer will transfer all Available Funds on deposit in the Master Servicer Collection Account with respect to the related Distribution Date to the Securities Administrator for deposit in the Distribution Account.

     (b) The Securities Administrator will, from time to time on demand of the Master Servicer, make or cause to be made such withdrawals or transfers from the Distribution Account as the Master Servicer has designated for such transfer or withdrawal pursuant to the Servicing Agreements for the following purposes (limited in the case of amounts due the Master Servicer to those not withdrawn from the Master Servicer Collection Account in accordance with the terms of this Agreement):

          (i) to reimburse the Master Servicer or any Servicer for any Monthly Advance of its own funds or any advance of such Servicer's own funds, the right of the Master


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Servicer or a Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Monthly Advance or advance was made;

          (ii) to reimburse the Master Servicer or any Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer or such Servicer in good faith as a Servicing Advance in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

          (iii) to reimburse the Master Servicer or any Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer or such Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan; provided that the Master Servicer shall not be entitled to reimbursement for Liquidation Expenses with respect to a Mortgage Loan to the extent that (i) any amounts with respect to such Mortgage Loan were paid as Excess Liquidation Proceeds pursuant to clause (xi) of this Subsection 4.02(b) to the Master Servicer; and (ii) such Liquidation Expenses were not included in the computation of such Excess Liquidation Proceeds;

          (iv) to pay the Master Servicer or any Servicer, as appropriate, from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of any Mortgage Loan, the amount which it or such Servicer would have been entitled to receive under subclause (ix) of this Subsection 4.02(b) as servicing compensation on account of each defaulted scheduled payment on such Mortgage Loan if paid in a timely manner by the related Mortgagor;

          (v) to pay the Master Servicer or any Servicer from the Purchase Price for any Mortgage Loan, the amount which it or such Servicer would have been entitled to receive under subclause (ix) of this Subsection 4.02(b) as servicing compensation;

          (vi) to reimburse the Master Servicer or any Servicer for advances of funds pursuant to Section 5.04, and the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such advances were made;

          (vii) to reimburse the Master Servicer or any Servicer for any Monthly Advance or advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Monthly Advance or advance has not been reimbursed pursuant to clauses (i) and (vi);

          (viii) to pay the Master Servicer as set forth in Section 9A.11;

          (ix) to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to this Agreement, including but not limited to Sections 9A.02, 9A.07(c) and (d);

          (x) to pay to the Master Servicer, as additional servicing compensation, any Excess Liquidation Proceeds to the extent not retained by the related Servicer;


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

          (xi) to reimburse or pay any Servicer any such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to the Servicer, to the extent provided in the related Servicing Agreement;

          (xii) to reimburse the Trustee or the Securities Administrator for expenses, costs and liabilities incurred by or reimbursable to it pursuant to this Agreement;

          (xiii) to remove amounts deposited in error; and

          (xiv) to clear and terminate the Distribution Account pursuant to
Section 6.01.

     (c) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the Distribution Account pursuant to subclauses (i) through
(vi), inclusive, and (viii) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Master Servicer without being deposited in the Distribution Account under Section 4.01(c).

     (d) On each Distribution Date, the Securities Administrator shall distribute the Available Funds for each Mortgage Pool to the Holders of the Certificates in accordance with Section 6.01.

     Section 4.03. Reports to Certificateholders.

     On each Distribution Date, the Securities Administrator shall have prepared and shall make available to each Certificateholder and other interested parties a written report setting forth the following information (based solely on the report provided to the Securities Administrator by the Master Servicer (which in turn shall be based on information provided to the Master Servicer by the related Servicer) pursuant to Section 9.18).

          (i) the amount of the distributions, separately identified, with respect to each Class of Certificates;

          (ii) the amount of the distributions set forth in the clause (i) allocable to principal, separately identifying the aggregate amount of any Principal Prepayments or other unscheduled recoveries of principal included in that amount;

          (iii) the amount of the distributions set forth in the clause (i) allocable to interest and how it was calculated;

          (iv) the amount of any unpaid Interest Shortfall and the related accrued interest thereon, with respect to each Class of Certificates;

          (v) the Class Principal Amount of each Class of Certificates after giving effect to the distribution of principal on that Distribution Date;

          (vi) the Aggregate Stated Principal Balance of the Mortgage Loans in each Mortgage Pool and the applicable Net WAC of the Mortgage Loans at the end of the related Prepayment Period;


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          (vii) the Stated Principal Balance of the Mortgage Loans in each
     Mortgage Pool whose Mortgage Rates adjust on the basis of the One-Year Treasury Index, One-Year LIBOR index and the Six-Month LIBOR index at the end of the related Prepayment Period;

          (viii) the Pro Rata Senior Percentage, Senior Percentage and the Subordinate Percentage for each Mortgage Pool for the following Distribution Date;

          (ix) the Senior Prepayment Percentage and Subordinate Prepayment Percentage for each Mortgage Pool the following Distribution Date;

          (x) in the aggregate and with respect to each Mortgage Pool, the amount of Servicing Fee paid to or retained by each of the related Servicers for the related Due Period;

          (xi) in the aggregate and with respect to each Mortgage Pool, the amount of Advances for the related Due Period;

          (xii) in the aggregate and with respect to each Mortgage Pool, the number and Stated Principal Balance of the Mortgage Loans that were (A) Delinquent (exclusive of Mortgage Loans in foreclosure) (1) 30 to 59 days,
     (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and Delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days and
     (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that Distribution Date as determined in accordance with the MBA methodology;

          (xiii) in the aggregate and with respect to each Mortgage Pool, for any Mortgage Loan as to which the related Mortgaged Property was an REO property during the preceding calendar month, the principal balance of that Mortgage Loan as of the close of business on the last day of the related Due Period;

          (xiv) in the aggregate and with respect to each Mortgage Pool, the total number and principal balance of any REO properties as of the close of business on the last day of the preceding Due Period;

          (xv) in the aggregate and with respect to each Mortgage Pool, the amount of Realized Losses incurred during the preceding calendar month;

          (xvi) in the aggregate and with respect to each Mortgage Pool, the cumulative amount of Realized Losses incurred since the Closing Date;

          (xvii) the Realized Losses, if any, allocated to each Class of Certificates on that Distribution Date;

          (xviii) the Certificate Interest Rate for each Class of Certificates for that Distribution Date; and

          (xix) the amount of any Compensating Interest Payments, if any, allocated to each Class of Certificates on that Distribution Date.


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     The Securities Administrator shall make such reports available each month via its website at http://www.ctslink.com. Assistance in using the website may be obtained by calling the Securities Administrator's customer service desk at
(301) 815-6600. Certificateholders and other parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by contacting the Securities Administrator and indicating such. In preparing or furnishing the foregoing information, the Securities Administrator shall be entitled to rely conclusively on the accuracy of the information or data regarding the Mortgage Loans and the related REO Properties that has been provided to the Securities Administrator by the Master Servicer (which in turn was based on information or data provided to the Master Servicer by each related Servicer), and the Securities Administrator shall not be obligated to verify, recompute, reconcile or recalculate any such information or data.

     Upon receipt by the Securities Administrator of the reasonable advance written request of any Certificateholder that is a savings and loan, bank or insurance company, the Securities Administrator shall provide, or cause to be provided (or, to the extent that such information or documentation is not required to be provided by each Servicer or by the Master Servicer under its related Servicing Agreement or this Agreement, respectively, shall use reasonable efforts to obtain such information and documentation from the Master Servicer (who shall use reasonable efforts to obtain such information and documentation from the related Servicer), and provide) to such Certificateholders such reports and access to information and documentation regarding the Mortgage Loans as such Certificateholders may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or its successor or other regulatory authorities with respect to an investment in the Certificates; provided, however, that the Securities Administrator shall be entitled to be reimbursed by such Certificateholders for the Securities Administrator's actual expenses incurred in providing such reports and access.

     The Securities Administrator shall prepare and file with the Internal Revenue Service ("IRS"), on behalf of each of REMIC 1 and the Upper Tier REMIC, an application for an employer identification number on IRS Form SS-4 or by any other acceptable method. The Securities Administrator shall also file a Form 8811 as required. The Securities Administrator, upon receipt from the IRS of the Notice of Taxpayer Identification Number Assigned, shall upon request promptly forward a copy of such notice to the Depositor. The Securities Administrator shall furnish any other information that is required by the Code and regulations thereunder to be made available to Certificateholders. The Depositor shall cause the Master Servicer to provide the Securities Administrator with such information as is necessary for the Securities Administrator to prepare such reports.

                                   ARTICLE V.

                    DISTRIBUTIONS TO HOLDERS OF CERTIFICATES

     Section 5.01. Distributions Generally.

     (a) Subject to Section 7.01 respecting the final distribution on the Certificates, on each Distribution Date the Securities Administrator or the Paying Agent shall make distributions in accordance with this Article V. Such distributions shall be made by check mailed to each Certificateholder's address as it appears on the Certificate Register of the Certificate Registrar or, upon written request made to the Securities Administrator at least five (5) Business Days prior to the related Record Date by any Certificateholder owning an aggregate initial Certificate Principal Amount of at least $1,000,000, or in the case of a Residual Certificate, a Percentage Interest of not less than 100%, by wire transfer in immediately available funds to an account specified in the


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

request and at the expense of such Certificateholder; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Certificate Registrar's Corporate Trust Office; provided, further, that the foregoing provisions shall not apply to any Class of Certificates as long as such Certificate remains a Book-Entry Certificate in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Wire transfers will be made at the expense of the Holder requesting such wire transfer by deducting a wire transfer fee from the related distribution. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of each REMIC and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Certificate Registrar's Corporate Trust Office. If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day.

     (b) All distributions or allocations made with respect to Certificateholders within each Class on each Distribution Date shall be allocated among the outstanding Certificates in such Class equally in proportion to their respective initial Class Principal Amounts (or Percentage Interests).

     Section 5.02. Distributions from the Distribution Account.

     (a) Subject to Sections 5.02(g) and 5.02(h), on each Distribution Date, the Available Distribution Amount for the related Mortgage Pool (in the case of the Senior Certificates and the Mortgage Pools in the aggregate (in the case of the Subordinate Certificates) shall be withdrawn by the Securities Administrator from the Distribution Account and allocated among the classes of Senior Certificates and Subordinate Certificates in the following order of priority:

          (i) Concurrently, to the payment of the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls on each class of Senior Certificates;

          (ii) Concurrently, to the Senior Certificates from the Available Distribution Amount remaining in the related Mortgage Pool after application of amounts pursuant to clause (i) above, as follows:

               (A) to the Class A-R Certificate and Class I-A Certificates sequentially in that order, an amount up to the Senior Principal Distribution Amount for Pool 1, until their respective Class Principal Amounts have been reduced to zero; and

               (B) to the Class II-A-1 Certificates and Class II-A-2 Certificates, pro rata, an amount up to the Senior Principal Distribution Amount for Pool 2, until the Class Principal Amount thereof has been reduced to zero.

          (iii) From the Available Distribution Amount from both Mortgage Pools in the aggregate remaining after application amounts pursuant to clauses
     (i) and (ii) above:

               (A) to the Class M-1 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;


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

               (B) to the Class M-2 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

               (C) to the Class M-3 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

               (D) to the Class B-1 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

               (E) to the Class B-2 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

               (F) to the Class B-3 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

               (G) to the Class M-1 Certificates, such class's Subordinate Class Percentage of the Subordinate Principal Distribution Amount for each Mortgage Pool, until its Class Principal Amount has been reduced to zero;

               (H) to the Class M-2 Certificates, such class's Subordinate Class Percentage of the Subordinate Principal Distribution Amount for each Mortgage Pool, until its Class Principal Amount has been reduced to zero;

               (I) to the Class M-3 Certificates, such class's Subordinate Class Percentage of the Subordinate Principal Distribution Amount for each Mortgage Pool, until its Class Principal Amount has been reduced to zero;

               (J) to the Class B-1 Certificates, such class's Subordinate Class Percentage of the Subordinate Principal Distribution Amount for each Mortgage Pool, until its Class Principal Amount has been reduced to zero;

               (K) to the Class B-2 Certificates, such class's Subordinate Class Percentage of the Subordinate Principal Distribution Amount for each Mortgage Pool, until its Class Principal Amount has been reduced to zero; and

               (L) to the Class B-3 Certificates, such class's Subordinate Class Percentage of the Subordinate Principal Distribution Amount for each Mortgage Pool, until its Class Principal Amount has been reduced to zero.

          (iv) To the Class A-R Certificate, any remaining amount of the Available Distribution Amount from the Mortgage Pools in the aggregate.

     (b) (i) On each Distribution Date on and after the Credit Support Depletion Date, the Available Distribution Amount for each Mortgage Pool remaining after the distributions in clause (a) above and any distributions required to be made pursuant to clause b(ii) and b(iii) below, will be distributed to the remaining classes of the related Certificate Group on a pro rata basis, first, to pay the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls; second, to pay the Senior Principal Distribution Amount; and third, to the Class A-R Certificate, any remaining Available Distribution Amount for such Mortgage Pool.


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

          (ii) On each Distribution Date prior to the Credit Support Depletion Date but after the reduction of the aggregate Class Principal Amount of the Senior Certificates of a Certificate Group to zero, the remaining class or classes of Senior Certificates in the remaining Certificate Group, will be entitled to receive in reduction of their Class Principal Amount, pro rata, based upon their Class Principal Amount immediately prior to such Distribution Date, in addition to any principal prepayments related to such remaining Senior Certificates' respective Mortgage Pool allocated to such Senior Certificates, 100% of the Principal Payments on any Mortgage Loan in the Mortgage Pool relating to the fully repaid class or classes of Senior Certificates of the fully repaid Certificate Group; provided, however, that if both (a) the weighted average of the Aggregate Subordinate Percentage equals or exceeds 200% of the original weighted average of the Aggregate Subordinate Percentage as of the Closing Date on or after the Distribution Date in November 2009 and (b) the aggregate Stated Principal Balance of the Mortgage Loans delinquent sixty (60) days or more, averaged over the last six (6) months, as a percentage of the aggregate Class Principal Amount of the Class M Certificates and Class B Certificates, does not exceed 50%, then the additional allocation of principal prepayments to the Senior Certificates in accordance with this clause (b) will not be made and 100% of the Principal Prepayments on any Mortgage Loan in the Mortgage Pool relating to the fully repaid class or classes of Senior Certificates will be applied as a principal distribution to the Subordinate Certificates.

          (iii) If on any Distribution Date on which the aggregate Class Principal Amount of any class or classes of Senior Certificates would be greater than the aggregate Stated Principal Balance of the Mortgage Loans in its related Mortgage Pool (the amount of such excess, the "Undercollateralized Amount," and any such class or classes of Senior Certificates, the "Undercollateralized Senior Certificates") and the other class or classes of Senior Certificates, the "Overcollateralized Senior Certificates") and any Subordinate Certificates are still outstanding in each case after giving effect to distributions to be made on such Distribution Date, (i) 100% of amounts otherwise allocable to the Subordinate Certificates in respect of principal will be distributed to the Undercollateralized Senior Certificates in reduction of the Class Principal Amounts thereof, until the aggregate Class Principal Amount of such class or classes of Undercollateralized Senior Certificates is equal to the aggregate Stated Principal Balance of the Mortgage Loans in its related Senior Certificates, and (ii) the Interest Distribution Amount otherwise allocable to the Subordinate Certificates on such Distribution Date will be reduced, if necessary, and distributed to such class or classes of Undercollateralized Senior Certificates pursuant to 5.02(a) above, in an amount equal to the Net WAC of the related Mortgage Pool for such class or classes of Undercollateralized Senior Certificates for such Distribution Date on a balance equal to the related Undercollateralized Amount. Any such reduction in the Interest Distribution Amount on the Subordinate Certificates will be allocated to the Class B-3, Class B-2, Class B-1, Class M-3, Class M-2 and Class M-1 Certificates, in that order.

     (c) Notwithstanding the priority and allocation set forth in Section 5.02(a)(iii) above, if with respect to any Class of Subordinate Certificates on any Distribution Date the sum of the related Class Subordination Percentages of such Class and of all other Classes of Subordinate Certificates which have a higher numerical Class designation than such Class is less than the Original Applicable Credit Support Percentage for such Class, no distribution of Principal Prepayments shall be made to any such Classes and the amount of such Principal Prepayment otherwise distributable to such Classes shall be distributed to any Classes of Subordinate Certificates having lower numerical Class designations than such Class, pro rata, based on the


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

Class Principal Amounts of the respective Classes immediately prior to such Distribution Date and shall be distributed in the sequential order provided in
Section 5.02(a)(iii) above.

     (d) Amounts distributed to the Residual Certificates pursuant to subparagraph (a)(iv) of this Section 5.02 on any Distribution Date shall be allocated among the REMIC residual interests represented thereby such that each such interest is allocated the excess of funds available to the related REMIC over required distributions to the regular interests in such REMIC on such Distribution Date.

     (e) For purposes of distributions provided in this Section 5.02, each Mortgage Pool shall "relate" to the Senior Class or Classes of the applicable Related Certificate Group.

     (f) For purposes of distributions of interest in paragraph (a) of this
Section 5.02 such distributions to a Class of Certificates on any Distribution Date shall be made first, in respect of Current Interest; and second, in respect of Interest Shortfall.

     Section 5.03. Allocation of Losses.

     (a) On or prior to each Distribution Date, the Securities Administrator shall aggregate the information provided by the Master Servicer (which in turn shall be based on information provided to the Master Servicer by each related Servicer) with respect to the total amount of Realized Losses, with respect to the Mortgage Loans for the related Distribution Date.

     (b) On each Distribution Date, the principal portion of Realized Losses on the Mortgage Loans with respect to such Distribution Date shall be allocated in the following order:

          (i) to the Class B-3 Certificates; second, to the Class B-2 Certificates; third, to the Class B-1 Certificates; fourth, to the Class M-3 Certificates; fifth, to the Class M-2 Certificates; and sixth, to the Class M-1 Certificates, in each case until the Class Principal Amount of such class of Certificates has been reduced to zero; and

          (ii) commencing on the Credit Support Depletion Date, Realized Losses will be allocated among the Senior Certificates as follows:

               first, if the Realized Loss occurs on a Mortgage Loan in a Mortgage Pool where the aggregate Stated Principal Balance of the Mortgage Loans in such Mortgage Pool is greater than the aggregate Class Principal Amount of the related Senior Certificates, the Realized Loss will be allocated to any Senior Certificates related to a Mortgage Pool where the aggregate Stated Principal Balance of the Mortgage Loans in such Mortgage Pool is less than the aggregate Class Principal Amount of the related Senior Certificates (any such amount, the "Deficiency Amount"), pro rata, based on the respective Deficiency Amount, in each case until the amount by which the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool in which the Realized Loss occurs exceeds the aggregate Class Principal Amount of the related Senior Certificates until the Class Principal Amounts of such Senior Certificates have been reduced to zero; and

               second, to the Senior Certificates related to the Mortgage Pool in which the Realized Loss occurred, until the Class Principal Amounts thereof have been reduced to zero.


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

               Notwithstanding the foregoing, any portion of any Realized Loss that would otherwise be allocated to the Class II-A-1 Certificates will instead be allocated to the Class II-A-2 Certificates until the Class Principal Amount of the Class II-A-2 Certificates has been reduced to zero.

          (iii) [Reserved]

          (iv) Any allocation of a loss pursuant to this section to a Class of Certificates shall be achieved by reducing the Class Principal Amount thereof by the amount of such loss.

     (c) Notwithstanding the other provisions of Section 5.03, the first $0.55 of Realized Losses shall not be allocated to any Class of Certificates.

     Section 5.04. Advances.

     If each Servicer fails to remit any Advance required to be made under its related Servicing Agreement, the Master Servicer solely in its capacity as successor servicer shall itself make, or shall cause the successor servicer to make, such Advance. If the Master Servicer solely in its capacity as successor servicer determines that an Advance is required, it shall on the Business Day preceding the related Distribution Date immediately following such Determination Date remit from its own funds (or funds advanced by the successor servicer) for deposit in the Master Servicer Collection Account immediately available funds in an amount equal to such Advance.

     If the Master Servicer fails to remit any Advance required to be made under this Agreement, the Trustee solely in its capacity as successor master servicer shall itself make, subject to applicable law, or shall cause the successor servicer to make, such Advance. If the Trustee solely in its capacity as successor master servicer determines that an Advance is required, it shall on the Business Day preceding the related Distribution Date immediately following such Determination Date remit from its own funds (or funds advanced by the successor servicer) for deposit in the Distribution Account immediately available funds in an amount equal to such Advance.

     Each of the Servicers, the Master Servicer and the Trustee shall be entitled to be reimbursed for all Advances made by it under its related Servicing Agreement or this Agreement, respectively. Notwithstanding anything to the contrary herein, in the event the Master Servicer or Trustee (or successor servicer) determines in its reasonable judgment that an Advance is Nonrecoverable, the Master Servicer or Trustee (or successor servicer) shall be under no obligation to make such Advance.

                                   ARTICLE VI.

   CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR; EVENTS OF DEFAULT

     Section 6.01. Duties of Trustee and Securities Administrator.

     (a) The Trustee, except during the continuance of a Master Servicer Event of Default, and the Securities Administrator, each undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Any permissive right of the Trustee or the Securities


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

Administrator provided for in this Agreement shall not be construed as a duty of the Trustee or the Securities Administrator. If a Master Servicer Event of Default has occurred and has not otherwise been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

     (b) The Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Securities Administrator, respectively, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required this Agreement; provided, however, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by a Servicer or the Master Servicer to the Trustee or the Securities Administrator pursuant to its related Servicing Agreement or this Agreement, respectively, and shall not be required to recalculate or verify any numerical information furnished to the Trustee or the Securities Administrator pursuant to such Servicing Agreement or this Agreement. Subject to the immediately preceding sentence, if any such resolution, certificate, statement, opinion, report, document, order or other instrument is found not to conform to the form required by this Agreement in a material manner the Trustee shall take such action as it deems appropriate to cause the instrument to be corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the Certificateholders and will, at the expense of the Issuing Entity, which expense shall be reasonable given the scope and nature of the required action, take such further action as directed by the Certificateholders.

     (c) The Trustee and the Securities Administrator shall not have any liability arising out of or in connection with this Agreement, except for its negligence or willful misconduct. Notwithstanding anything in this Agreement to the contrary, the Trustee and the Securities Administrator shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits). No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator of liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (i) The Trustee and the Securities Administrator shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates as provided in Section 6.18 hereof;

          (ii) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Master Servicer Event of Default (other than resulting from a failure by the Master Servicer (i) to remit funds (or to make Advances) or (ii) to furnish information to the Securities Administrator when required to do so) unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Holders of the Certificates and this Agreement;

          (iii) No provision of this Agreement shall require the Trustee or the Securities Administrator to expend or risk its own funds or otherwise incur any financial liability in


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

     the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of a Servicer or the Master Servicer under its related Servicing Agreement or this Agreement, respectively;

          (iv) The Trustee and the Securities Administrator shall not be responsible for any act or omission of the Master Servicer, any Servicer, the Depositor or the Sponsor.

     (d) The Trustee and the Securities Administrator shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trustee or the Securities Administrator, as applicable, shall promptly deliver to the Master Servicer upon receipt any such complaint, claim, demand, notice or other document (i) which is delivered to the Corporate Trust Office of the Trustee or to the Securities Administrator,
(ii) of which a Responsible Officer has actual knowledge, and (iii) which contains information sufficient to permit the Trustee or the Securities Administrator to make a determination that the real property to which such document relates is a Mortgaged Property.

     (e) The Trustee and the Securities Administrator shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee or Securities Administrator or exercising any trust or power conferred upon the Trustee or the Securities Administrator under this Agreement.

     (f) The Trustee and the Securities Administrator shall not be required to perform services under this Agreement, or to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the timely payment of its fees and expenses or the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Company under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Company in accordance with the terms of this Agreement.

     (g) Neither the Trustee nor the Securities Administrator shall be held liable by reason of any insufficiency in the Distribution Account resulting from any investment loss on any Permitted Investment included therein (except to the extent that the Securities Administrator is the obligor and has defaulted thereon).

     (h) Except as otherwise provided herein, the Trustee and the Securities Administrator shall not have any duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing of any thereof, (B) to see to the provision of any


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

insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account, or (D) to confirm or verify the contents of any reports or certificates of the Master Servicer delivered to the Trustee or the Securities Administrator pursuant to this Agreement believed by the Trustee or the Securities Administrator, respectively, to be genuine and to have been signed or presented by the proper party or parties.

     (i) The Trustee and the Securities Administrator shall not be liable, in its individual capacity, for an error of judgment made in good faith by a Responsible Officer or other officers of the Trustee or the Securities Administrator, respectively, unless it shall be proved that the Trustee or the Securities Administrator, respectively, was negligent in ascertaining the pertinent facts.

     (j) Notwithstanding anything in this Agreement to the contrary, the Trustee and the Securities Administrator shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee or the Securities Administrator, respectively, has been advised of the likelihood of such loss or damage and regardless of the form of action.

     Section 6.02. Certain Matters Affecting the Trustee and the Securities Administrator.

Except as otherwise provided in Section 6.01:

          (i) Before taking any action hereunder, the Trustee and the Securities Administrator may request, and may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) The Trustee and the Securities Administrator may consult with counsel and any advice of its counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (iii) The Trustee and the Securities Administrator shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (iv) The Securities Administrator shall not be bound, and unless a Master Servicer Event of Default shall have occurred and be continuing, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by the Holders of at least a majority in Class Principal Amount (or Percentage Interest) of each Class of Certificates; provided, however, that, if the payment within a reasonable time to the Trustee or the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, respectively, not reasonably assured to the Trustee or the Securities Administrator by the


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

     security afforded to it by the terms of this Agreement, the Trustee or the Securities Administrator may require reasonable indemnity against such expense or liability or payment of such estimated expenses from the Certificateholders as a condition to proceeding. The reasonable expense thereof shall be paid by the party requesting such investigation and if not reimbursed by the requesting party shall be reimbursed to the Trustee or the Securities Administrator by the Issuing Entity;

          (v) The Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians or attorneys, which agents, custodians or attorneys shall have any and all of the rights, powers, duties and obligations of the Trustee or the Securities Administrator conferred on it by such appointment, provided that the Trustee or the Securities Administrator, respectively, shall continue to be responsible for its duties and obligations hereunder to the extent provided herein, and provided further that the Trustee or the Securities Administrator shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by the Trustee or the Securities Administrator, respectively;

          (vi) The Trustee and the Securities Administrator shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto, in each case at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities Administrator, respectively, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

          (vii) The right of the Trustee or the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee and the Securities Administrator, respectively, shall not be answerable for other than its own negligence or willful misconduct in the performance of such act; and

          (viii) The Trustee and the Securities Administrator shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

          (ix) Should the Trustee or the Securities Administrator deem the nature of any action required on its part to be unclear, the Trustee or the Securities Administrator may require prior to such action that it be provided by the Depositor with reasonable further instructions.

     Section 6.03. Trustee and Securities Administrator Not Liable for Certificates or Mortgage Loans.

     The Trustee and the Securities Administrator make no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the Securities Administrator's certificate of authentication on the Certificates) or of any Mortgage Loan, or related document save that the Trustee and the Securities Administrator each represent that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of


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

creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law. The Trustee and the Securities Administrator shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans to the Issuing Entity by the Depositor or for the use or application of any funds deposited into the Distribution Account or any other fund or account maintained with respect to the Certificates. The Trustee and the Securities Administrator shall not be responsible for the legality or validity of this Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder. Except as otherwise provided herein, the Trustee and the Securities Administrator shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

     Section 6.04. Trustee and Securities Administrator May Own Certificates.

     The Trustee and the Securities Administrator and any Affiliate or agent of the Trustee or the Securities Administrator in its individual or any other capacity may become the owner or pledgee of Certificates and may transact banking and trust business with the other parties hereto and their Affiliates with the same rights it would have if it were not Trustee or Securities Administrator or such agent.

     Section 6.05. Eligibility Requirements for Trustee and Securities Administrator.

     The Trustee and the Securities Administrator hereunder shall at all times
(i) be an institution insured by the FDIC, (ii) a corporation or national banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) with respect to the Trustee, not be an Affiliate of the Master Servicer, the Securities Administrator or any Servicer. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with provisions of this Section, the Trustee or the Securities Administrator, respectively, shall resign immediately in the manner and with the effect specified in Section 6.06.

     Section 6.06. Resignation and Removal of Trustee and Securities Administrator.

     (a) The Trustee and the Securities Administrator may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Company and the Trustee or Securities Administrator, as applicable. Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee or successor securities administrator, as applicable, by written instrument, one copy of which instrument shall be delivered to the resigning Trustee or Securities Administrator, as applicable, one copy to the successor trustee or the successor securities administrator, as applicable, and one copy to each of the Master Servicer and Servicers. If no successor trustee or successor securities administrator, as applicable, shall have been so appointed and shall have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Trustee or


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

Securities Administrator, as applicable, may petition any court of competent jurisdiction for the appointment of a successor trustee or successor securities administrator, respectively.

     (b) If at any time (i) the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 6.05 and shall fail to resign after written request therefor by the Depositor, (ii) the Trustee or the Securities Administrator, as applicable, shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or Securities Administrator, as applicable, of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator, as applicable, or of either of their property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Issuing Entity by any state in which the Trustee or the Securities Administrator or the Issuing Entity held by the Trustee is located, or (iv) the continued use of the Trustee or the Securities Administrator would result in a downgrading of the rating by any Rating Agency of any Class of Certificates with a rating, then the Depositor shall remove the Trustee or the Securities Administrator, as applicable, and the Depositor shall appoint a successor trustee or securities administrator, respectively, by written instrument, one copy of which instrument shall be delivered to the Trustee or the Securities Administrator so removed, one copy each to the successor trustee or successor securities administrator, as applicable, and one copy each to the Master Servicer and Servicers.

     (c) The Holders of more than 50% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates may at any time upon thirty
(30) days' written notice to the Trustee or the Securities Administrator, as applicable, and to the Depositor remove the Trustee or the Securities Administrator, respectively, by such written instrument, signed by such Holders or their attorney-in-fact duly authorized, one copy of which instrument shall be delivered to the Depositor and one copy to the Trustee or the Securities Administrator, as applicable; the Depositor shall thereupon appoint a successor trustee or successor securities administrator, as applicable, in accordance with this Section.

     (d) Any resignation or removal of the Trustee or the Securities Administrator and appointment of a successor trustee or successor securities administrator, respectively, pursuant to any of the provisions of this Section shall become effective upon acceptance by the successor trustee or the successor securities administrator, as applicable, of appointment, as provided in Section 6.07.

     Section 6.07. Successor Trustee or Successor Securities Administrator.

     (a) Any successor trustee or successor securities administrator appointed as provided in Section 6.06 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee or predecessor securities administrator, respectively, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or the predecessor securities administrator shall become effective and such successor trustee or successor securities administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee or securities administrator, respectively. The predecessor trustee shall deliver to the successor trustee all Trustee Mortgage Files and documents and statements related to each Trustee Mortgage File held by it hereunder, and shall duly assign, transfer, deliver and pay over to the successor trustee, the entire Issuing Entity, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the predecessor trustee in the administration hereof as may be requested by the successor trustee


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

and shall thereupon be discharged from all duties and responsibilities under this Agreement. In addition, the Depositor and the predecessor trustee or predecessor securities administrator, as applicable, shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee or successor securities administrator, respectively, all such rights, powers, duties and obligations.

     (b) No successor trustee or successor securities administrator shall accept appointment as provided in this Section unless at the time of such appointment such successor trustee or successor securities administrator shall be eligible under the provisions of Section 6.05.

     (c) Upon acceptance by a successor trustee or successor securities administrator of appointment as provided in this Section, the predecessor trustee or predecessor securities administrator, respectively, shall mail notice of the succession of such successor trustee or successor securities administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to any Rating Agency. The expenses of such mailing shall be borne by the Depositor.

     Section 6.08. Merger or Consolidation of Trustee or Securities
Administrator.

     Any Person into which the Trustee or the Securities Administrator may be merged or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee or Securities Administrator shall be a party, or any Persons succeeding to the business of the Trustee or the Securities Administrator shall be the successor to the Trustee or the Securities Administrator, respectively, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided that, in the case of the Trustee or the Securities Administrator, such Person shall be eligible under the provisions of Section 6.05.

     Section 6.09. Appointment of Co-Trustee, Separate Trustee or Custodian.

     (a) Notwithstanding any other provisions hereof, at any time, the Trustee, the Depositor or the Certificateholders evidencing more than 50% of the Class Principal Amount (or Percentage Interest) of every Class of Certificates shall have the power from time to time to appoint one or more Persons, approved by the Trustee, to act either as co-trustees jointly with the Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee has been advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Issuing Entity is located. The separate trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The obligation of the Trustee to make Advances pursuant to Section
5.04 hereof shall not be affected or assigned by the appointment of a co-trustee.

     (b) Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:


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          (i) all powers, duties, obligations and rights conferred upon the
     Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

          (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian at the sole discretion of the Trustee;

          (iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

          (iv) the Trustee may at any time, by an instrument in writing executed by it, with the concurrence of the Depositor, accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

     (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy given to the Master Servicer.

     (d) Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     (e) No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
6.05 hereunder and no notice to Certificateholders of the appointment shall be required under Section 6.07 hereof.

     (f) The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee's obligations hereunder.

     (g) The Issuing Entity shall pay the reasonable compensation of the co-trustees (which compensation shall not reduce any compensation payable to the Trustee under such Section).

     Section 6.10. Authenticating Agents.


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     (a) The Securities Administrator may appoint one or more Authenticating
Agents which shall be authorized to act on behalf of the Securities Administrator in authenticating Certificates. If such an agent is so appointed by the Securities Administrator, wherever reference is made in this Agreement to the authentication of Certificates by the Securities Administrator or the Securities Administrator's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Securities Administrator by an Authenticating Agent and a certificate of authentication executed on behalf of the Securities Administrator by an Authenticating Agent. Each Authenticating Agent must be a corporation organized and doing business under the laws of the United States of America or of any state, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

     (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Securities Administrator or the Authenticating Agent.

     (c) Any Authenticating Agent may at any time resign by giving at least thirty (30) days' advance written notice of resignation to the Securities Administrator and the Depositor. The Securities Administrator may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.10, the Securities Administrator may appoint a successor authenticating agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No successor authenticating agent shall be appointed unless eligible under the provisions of this Section 6.10. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Securities Administrator.

     Section 6.11. Indemnification of Trustee and Securities Administrator.

     The Trustee, the Securities Administrator and their respective directors, officers, employees and agents shall be entitled to indemnification from the Depositor and the Issuing Entity; provided that the Issuing Entity's indemnification under this Section 6.11 is limited by Section 4.01(f) for any loss, liability or expense (including, without limitation, reasonable attorneys' fees and disbursements (and, in connection with any custody agreement the Trustee may enter pursuant to this Agreement, including the reasonable compensation and the expenses and disbursements of its agents or counsel)), incurred without negligence or willful misconduct on its part, arising out of, or in connection with, the acceptance or administration of the trusts created hereunder or in connection with the performance of their duties hereunder including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

          (i) with respect to any such claim, the Trustee or the Securities Administrator shall have given the Depositor written notice thereof promptly after the Trustee or Securities Administrator, respectively, shall have knowledge thereof;


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          (ii) while maintaining control over its own defense, the Trustee and the Securities Administrator shall cooperate and consult fully with the Depositor in preparing such defense;

          (iii) notwithstanding anything to the contrary in this Section 6.11, the Issuing Entity shall not be liable for settlement of any such claim by the Trustee or the Securities Administrator entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld; and

          (iv) the Issuing Entity's indemnification obligations hereunder shall be limited to losses, liability, costs or expenses, payments in respect of which by the Issuing Entity would constitute "unanticipated expenses" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii)).

     The provisions of this Section 6.11 shall survive any termination of this Agreement and the resignation or removal of the Trustee or the Securities Administrator, respectively, and shall be construed to include, but not be limited to, any loss, liability or expense under any environmental law.

     Section 6.12. Fees and Expenses of the Trustee and the Securities Administrator.

     The fees and expenses of the Trustee shall be paid by the Master Servicer in accordance with a side letter agreement. The Securities Administrator shall also be entitled to retain any and all investment earnings on amounts on deposit in the Distribution Account pending the distribution of such funds to Certificateholders on each Distribution Date (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). Any expenses incurred by the Trustee and the Securities Administrator shall be reimbursed to the extent provided in Section 6.11.

     Section 6.13. Collection of Monies.

     Except as otherwise expressly provided in this Agreement, the Securities Administrator may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by the Securities Administrator pursuant to this Agreement. The Securities Administrator shall hold all such money and property received by it as part of the Issuing Entity and shall distribute it as provided in this Agreement.

     Section 6.14. Servicer Events of Default and Master Servicer Events of Default; Master Servicer or Trustee To Act; Appointment of Successor Servicer; Appointment of Successor Master Servicer.

     (a) "Servicer Event of Default," wherever used herein, means any one of the following events:

          (i) any failure by the Company to make any Advance, to deposit in the Master Servicer Collection Account or to remit to the Securities Administrator any payment required to be made under the terms of this Agreement on the day it is due;

          (ii) any material breach on the part of the Company of any other term, agreement, covenant, representation or warranty in this Agreement that has not been cured after written notice and a thirty (30) day curative period, except, with respect to


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     Sections 9.11, 9.13(a), 9.13(b), 9.21(i) and 9.21(k), any material breach on the part of the Company of any term, agreement, covenant, representation or warranty that has not been cured after written notice and a twelve (12) day curative period;

          (iii) following entry against the Company of a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a trustee, conservator, receiver, liquidator, assignee, custodian or sequestrator (or other similar official) for the Company in any federal or state bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of the Company's affairs, if such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

          (iv) upon consent by the Company to the appointment of a trustee, conservator, receiver, liquidator, assignee, custodian or sequestrator (or other similar official) in, or commencement of a voluntary case under, any federal or state bankruptcy insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of the Company's property;

          (v) upon the Company's (A) admitting in writing its inability to pay its debts generally as they become due, (B) filing a petition to take advantage of any applicable insolvency or reorganization statute, (C) making an assignment for the benefit of its creditors or (D) voluntarily suspending payment of its obligations; or

          (vi) the Company ceases to be eligible to sell mortgage loans to or service mortgage loans for FNMA, FHLMC or GNMA or ceases to be a HUD-approved mortgagee.

     If a Servicer Event of Default shall occur and be continuing, then, in each and every case, subject to applicable law, so long as any such Servicer Event of Default shall not have been remedied within any period of time prescribed by this Agreement, by notice in writing to the Company, any of the Depositor, the Master Servicer or the Trustee may (or the Trustee shall if so directed by Certificateholders evidencing more than 50% of the Class Principal Amount of each Class of Certificates) terminate all of the rights and obligations of the Company under this Agreement in accordance with the terms of this Agreement. On or after the receipt by the Company and the Master Servicer of such written notice, all authority and power of the Company, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer; and the Master Servicer is hereby authorized and empowered to execute and deliver, on behalf of the defaulting Company as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise.

     If any Servicer Event of Default shall occur, the Company, upon becoming aware of the occurrence thereof, shall promptly notify the Master Servicer of the nature and extent of such Servicer Event of Default. The Master Servicer or the Trustee, upon becoming aware of the occurrence thereof, shall promptly notify the Trustee or the Master Servicer, as applicable, the Depositor and each Rating Agency of the nature and extent of such Servicer Event of Default.

     Within ninety (90) days of the time the Company receives a notice of termination from the Master Servicer pursuant to Section 6.14, the Master Servicer, unless another Servicer shall


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have been appointed, shall be the successor in all respects to the Company in its capacity as Servicer under this Agreement and the transactions set forth or provided for therein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Company thereunder, including the obligation to make Advances; provided, however, that any failure to perform such duties or responsibilities caused by the Company's failure to provide information required by this Agreement shall not be considered a default by the Master Servicer hereunder. In addition, the Master Servicer shall have no responsibility for any act or omission of the Company prior to the issuance of any notice of termination. The Master Servicer shall have no liability relating to any representations and warranties of the Company set forth in this Agreement. In the Master Servicer's capacity as such successor, the Master Servicer shall have the same limitations on liability provided to the Company in this Agreement. As compensation therefor, the Master Servicer shall be entitled to receive all compensation payable to the Company under this Agreement.

     The Master Servicer shall be entitled to be reimbursed by the Depositor and the Trust Fund (pursuant to Section 6.11 but without regard to any annual limitation thereunder), in the event that the Company does not reimburse the Master Servicer under this Agreement, for all costs associated with the transfer of servicing from the predecessor Servicer, including, without limitation, any costs or expenses associated with the termination of the predecessor Servicer, the appointment of a successor servicer, the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Master Servicer or any successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer or successor servicer to service the Mortgage Loans property and effectively (such costs, "Servicing Transfer Costs").

     Notwithstanding the above, the Master Servicer may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, petition a court of competent jurisdiction to appoint, or, with the consent of the Depositor, appoint on its own behalf any established housing and home finance institution servicer, or servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor servicer as are set forth in this Agreement and reasonably satisfactory to the Depositor, as the successor to the Company in the assumption of all of the responsibilities, duties or liabilities of a servicer, like the Company. Any entity designated by the Master Servicer as a successor servicer may be an Affiliate of the Master Servicer; provided, however, that, unless such Affiliate meets the net worth requirements and other standards set forth herein for a successor servicer, the Master Servicer, in its individual capacity shall agree, at the time of such designation, to be and remain liable to the Trust Fund for such Affiliate's actions and omissions in performing its duties under this Agreement. In connection with such appointment and assumption, the Master Servicer may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted to the Company under this Agreement. The Master Servicer and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted hereunder which are not inconsistent herewith and therewith. Neither the Master Servicer nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Company to deliver, or any delay in delivering, cash, documents or records to it, (ii) the failure of the Company to cooperate as required by this Agreement, (iii) the failure of the Company to deliver the Mortgage Loan data to the Master Servicer as required by this Agreement or (iv) restrictions imposed by any regulatory authority having jurisdiction over the Company.


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

     (b) "Master Servicer Event of Default," wherever used herein, means any one of the following events:

          (i) any failure by the Master Servicer to make any Advance, as applicable, to deposit in the Distribution Account or to remit to the Securities Administrator any payment required to be made under the terms of this Agreement on the day it is due;

          (ii) any material breach on the part of the Master Servicer of any other term, agreement, covenant, representation or warranty in this Agreement that has not been cured after written notice and a thirty (30) day curative period, except, with respect to Sections 9.11, 9.13(a), 9.13(b), 9.21(i) and 9.21(k), any material breach on the part of the Master Servicer of any term, agreement, covenant, representation or warranty that has not been cured after written notice and a twelve (12) day curative period;

          (iii) following entry against the Master Servicer of a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a trustee, conservator, receiver, liquidator, assignee, custodian or sequestrator (or other similar official) for the Master Servicer in any federal or state bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of the Master Servicer's affairs, if such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

          (iv) upon consent by the Master Servicer to the appointment of a trustee, conservator, receiver, liquidator, assignee, custodian or sequestrator (or other similar official) in, or commencement of a voluntary case under, any federal or state bankruptcy insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of the Master Servicer's property; or

          (v) upon the Master Servicer's (A) admitting in writing its inability to pay its debts generally as they become due, (B) filing a petition to take advantage of any applicable insolvency or reorganization statute, (C) making an assignment for the benefit of its creditors or (D) voluntarily suspending payment of its obligations.

     If a Master Servicer Event of Default shall occur and be continuing, then, in each and every case, subject to applicable law, so long as any such Master Servicer Event of Default shall not have been remedied within any period of time prescribed by this Agreement, by notice in writing to the Master Servicer either
(x) the Depositor or (y) the Trustee may (or the Trustee shall if so directed by Certificateholders evidencing more than 50% of the Class Principal Amount of each Class of Certificates) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with the terms of this Agreement. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee; and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the defaulting Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise.


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

     If any Master Servicer Event of Default shall occur, the Trustee, upon becoming aware of the occurrence thereof, shall promptly notify the Depositor and each Rating Agency of the nature and extent of such Master Servicer Event of Default.

     Within ninety (90) days of the time the Master Servicer receives a notice of termination from the Trustee pursuant to this Section 6.14, the Trustee, unless another Master Servicer shall have been appointed, shall be the successor in all respects to the Master Servicer in its capacity as such under this Agreement and the transactions set forth or provided for therein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer thereunder, including the obligation to make Advances (subject to Section 5.04), as applicable; provided, however, that any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide information required by this Agreement or this Agreement shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no responsibility for any act or omission of the Master Servicer prior to the issuance of any notice of termination. The Trustee shall have no liability relating to any representations and warranties of the Master Servicer set forth in this Agreement. In the Trustee's capacity as such successor master servicer, the Trustee shall have the same limitations on liability provided to the Master Servicer in this Agreement. As compensation therefor, the Trustee shall be entitled to receive all compensation payable to the Master Servicer under this Agreement.

     The Trustee shall be entitled to be reimbursed by the Depositor and the Trust Fund (pursuant to Section 6.11 but without regard to any annual limitation thereunder), in the event that the Master Servicer does not reimburse the Trustee under this Agreement, for all costs associated with the transfer of servicing from the predecessor Master Servicer, including, without limitation, any costs or expenses associated with the termination of the predecessor Master Servicer, the appointment of a successor, and the complete transfer of all documents of the Master Servicer reasonably requested by the Trustee to enable it to assume the Master Servicer's duties hereunder.

     Notwithstanding the above, the Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, petition a court of competent jurisdiction to appoint, or, with the consent of the Depositor, appoint on its own behalf any established housing and home finance institution servicer, or servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor servicer as are set forth in this Agreement and reasonably satisfactory to the Depositor, as the successor to the Master Servicer in the assumption of all of the responsibilities, duties or liabilities of a servicer, like the Master Servicer. Any entity designated by the Trustee as a successor servicer may be an Affiliate of the Trustee; provided, however, that, unless such Affiliate meets the net worth requirements and other standards set forth herein for a successor servicer, the Trustee, in its individual capacity shall agree, at the time of such designation, to be and remain liable to the Trust Fund for such Affiliate's actions and omissions in performing its duties under this Agreement. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted to the Master Servicer under this Agreement. The Trustee and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted hereunder which are not inconsistent herewith and therewith. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, (ii) the failure of


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

the Master Servicer to cooperate as required by this Agreement, (iii) the failure of the Master Servicer to deliver the Mortgage Loan data to the Trustee as required by this Agreement or (iv) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer.

     Notwithstanding anything herein to the contrary, in no event shall the Trustee be liable for any Servicing Fee or master servicing fee or for any differential in the amount of the Servicing Fee or master servicing fee paid hereunder and the amount necessary to induce any successor servicer or successor master servicer to act as successor servicer or successor master servicer, as applicable, under this Agreement and the transactions set forth or provided for herein.

     Section 6.15. Additional Remedies of the Master Servicer and the Trustee Upon Event of Default.

     During the continuance of any Servicer Event of Default or Master Servicer Event of Default, so long as such Servicer Event of Default or Master Servicer Event of Default, as applicable, shall not have been remedied, the Master Servicer (with respect to a Servicer Event of Default) and the Trustee (with respect to a Master Servicer Event of Default), in addition to the rights specified in Section 6.14, shall have the right to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Servicer Event of Default or Master Servicer Event of Default, as applicable.

     Section 6.16. Waiver of Servicer Events of Default and Master Servicer Events of Default.

     More than 50% of the Aggregate Voting Interests of Certificateholders may waive any default, Servicer Event of Default or Master Servicer Event of Default by the Company or the Master Servicer, as applicable, in the performance of its obligations hereunder, except that a default in the making of any required deposit to the Master Servicer Collection Account or the Distribution Account, respectively, that would result in a failure of the Securities Administrator to make any required payment of principal of or interest on the Certificates may only be waived with the consent of 100% of the affected Certificateholders. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Event of Default or Master Servicer Event of Default, as applicable, arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

     Section 6.17. Notification to Holders.

     Upon termination of the Company or the Master Servicer or appointment of a successor to the Company or the Master Servicer, in each case as provided herein or in its related Servicing Agreement, as applicable, the Master Servicer or the Trustee, as applicable, shall promptly mail notice thereof by first class mail to the Certificateholders at their respective addresses appearing on the Certificate Register. The Securities Administrator shall also, within forty-five
(45) days after the occurrence of any Servicer Event of Default or Master Servicer Event of Default, of which it is notified, give written notice thereof to the Certificateholders, unless such Servicer


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Event of Default or Master Servicer Event of Default shall have been cured or waived prior to the issuance of such notice and within such 45-day period.

     Section 6.18. Directions by Certificateholders and Duties of Trustee During Servicer and Master Servicer Event of Default.

     Subject to the provisions of Section 8.01 hereof, during the continuance of any Servicer Event of Default or Master Servicer Event of Default, Holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Master Servicer, as applicable, or exercising any trust or power conferred upon the Trustee or the Master Servicer, as applicable, under this Agreement; provided, however, that the Trustee or the Master Servicer, as applicable, shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Company, Master Servicer, any successor servicer or any successor master servicer from its rights and duties as servicer or master servicer) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee or the Master Servicer, as applicable, reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby; and, provided further, that, subject to the provisions of Section 8.01, the Trustee or the Master Servicer, as applicable, shall have the right to decline to follow any such direction if the Trustee, or the Master Servicer, as applicable, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee or the Master Servicer, as applicable, in good faith determines that the action or proceeding so directed would involve it in personal liability for which it is not indemnified to its satisfaction or be unjustly prejudicial to the non-assenting Certificateholders.

     Section 6.19. Preparation of Tax Returns and Other Reports.

     (a) The Securities Administrator shall prepare or cause to be prepared on behalf of the Issuing Entity, based upon information calculated in accordance with this Agreement pursuant to instructions given by the Depositor, and the Securities Administrator shall file federal tax returns, all in accordance with
Article X hereof. The Securities Administrator shall prepare and file such state income tax returns and such other returns as may be required by applicable law relating to the Issuing Entity, and, if required by state law, and shall file any other documents to the extent required by applicable state tax law (to the extent such documents are in the Securities Administrator's possession). The Securities Administrator shall forward copies to the Depositor of all such returns and Form 1099 supplemental tax information and such other information within the control of the Securities Administrator as the Depositor may reasonably request in writing, and shall distribute to each Certificateholder such forms and furnish such information within the control of the Securities Administrator as are required by the Code and the REMIC Provisions to be furnished to them, and will prepare and distribute to Certificateholders Form 1099 (supplemental tax information) (or otherwise furnish information within the control of the Securities Administrator) to the extent required by applicable law.

     (b) The Securities Administrator shall prepare and file with the Internal Revenue Service ("IRS"), on behalf of each of REMIC 1 and the Upper Tier REMIC, an application on IRS Form SS-4 or shall obtain a Taxpayer Identification Number for each of REMIC 1 and the Upper Tier REMIC using another reasonable method. If the application is filed on Form SS-4, the Securities Administrator, upon receipt from the IRS of the Notice of Taxpayer Identification


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Number Assigned for each REMIC, shall promptly forward copies of such notices to the Depositor, upon request. The Securities Administrator will file an IRS Form 8811.

                                  ARTICLE VII.

                         PURCHASE OF MORTGAGE LOANS AND
                        TERMINATION OF THE ISSUING ENTITY

     Section 7.01. Purchase of Mortgage Loans; Termination of Issuing Entity Upon Purchase or Liquidation of All Mortgage Loans.

     (a) The respective obligations and responsibilities of the Trustee, the Master Servicer, the Company, the Securities Administrator and the Depositor created hereby (other than the obligation of the Securities Administrator to make payments to Certificateholders as set forth in Section 7.02), shall terminate on the earliest of (i) the final payment or other liquidation of the last Mortgage Loan remaining in the Issuing Entity and the disposition of all REO Property, (ii) the sale of the property held by the Issuing Entity at auction in accordance with Section 7.01(c) and (iii) the Latest Possible Maturity Date; provided, however, that in no event shall the Issuing Entity created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof. Any termination of the Issuing Entity shall be carried out in such a manner so that the termination of each REMIC included therein shall qualify as a "qualified liquidation" under the REMIC Provisions.

     (b) [Reserved]

     (c) Any termination of the Issuing Entity pursuant to clause (a)(ii) above shall be effected by the auction by the Securities Administrator of all of the Mortgage Loans and REO Properties via a solicitation of bids in accordance with procedures to be agreed upon by the Securities Administrator and the Depositor. The Securities Administrator shall accept the highest such bid, provided that such bid equals or exceeds the amount described in the definition of "Optional Termination Price." Notwithstanding anything to the contrary herein, the Optional Termination Price received by the Securities Administrator shall be deposited by the Securities Administrator directly into the Distribution Account no later than the Business Day prior to the date of termination.

     The right of the Securities Administrator to conduct an auction pursuant to the preceding paragraph shall be conditioned upon the aggregate outstanding Stated Principal Balance of the Mortgage Loans, at the time of such auction, aggregating five (5) percent or less of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

     If the Issuing Entity is not terminated because a sufficient purchase price is not achieved at such auction, first the Master Servicer or, if the Master Servicer does not so purchase the Mortgage Loans, one or more of the Servicers, may purchase all of the Mortgage Loans at the Optional Termination Price, which similarly would result in the termination of the Issuing Entity.

     (d) The Servicers, the Master Servicer and the Securities Administrator shall be reimbursed from the Optional Termination Price for any Advances, Servicer Advances, accrued and unpaid Servicing Fees, the cost of any auction conducted pursuant to (c) above or other amounts with respect to the Mortgage Loans that are reimbursable to such parties under this Agreement or a related Servicing Agreement, as applicable.


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     Section 7.02. Procedure Upon Termination of Issuing Entity.

     (a) Notice of any optional termination pursuant to the provisions of
Section 7.01(c) specifying the Distribution Date upon which the final distribution shall be made or the Purchase Date, shall be given promptly by the Securities Administrator by first class mail to Certificateholders mailed no later than the first day of the month in which the Distribution Date selected for purchase of the Mortgage Loans occurs or upon (x) the sale of all of the property of the Issuing Entity by the Securities Administrator or in the case of a sale of assets of the Issuing Entity, or (y) upon the final payment or other liquidation of the last Mortgage Loan or REO Property in the Issuing Entity. Such notice shall specify (A) the Purchase Date and the Distribution Date upon which final distribution on the Certificates of all amounts required to be distributed to Certificateholders pursuant to Section 5.02 will be made upon presentation and surrender of the Certificates at the Certificate Registrar's Corporate Trust Office, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Certificates at the office or agency of the Securities Administrator therein specified. The Securities Administrator shall give such notice to the Certificate Registrar at the time such notice is given to Holders of the Certificates. Upon any such termination, the duties of the Securities Administrator and the Certificate Registrar with respect to the Certificates shall terminate and the Securities Administrator shall terminate the Distribution Account and any other account or fund maintained with respect to the Certificates, subject to the Securities Administrator's obligation hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment.

     (b) In the event that all of the Holders do not surrender their Certificates for cancellation within three (3) months after the time specified in the above-mentioned written notice, the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one (1) year after the second notice any Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps to contact the remaining Certificateholders concerning surrender of such Certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders. If within two (2) years after the second notice any Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders. No interest shall accrue on any amount held by the Securities Administrator and not distributed to a Certificateholder due to such Certificateholder's failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section.

     (c) Any reasonable expenses incurred by the Securities Administrator, to the extent that such expenses, if paid or reimbursed by the Issuing Entity, would constitute "unanticipated expenses" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii), in connection with any redemption or termination or liquidation of the Issuing Entity shall be reimbursed from proceeds received from the liquidation of the Issuing Entity.

     Section 7.03. Additional Issuing Entity Termination Requirements.

     (a) Any termination of the Issuing Entity shall be effected in accordance with the following additional requirements, unless the Securities Administrator seeks and receives an Opinion of Counsel (at the expense of such requesting party), addressed to the Securities Administrator, to the effect that the failure of the Issuing Entity to comply with the requirements of this Section
7.03 will not (I) result in the imposition of taxes on any REMIC under the REMIC


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Provisions or (II) cause any REMIC established hereunder to fail to qualify as a
REMIC at any time that any Certificates are outstanding:

          (i) Within eighty-nine (89) days prior to the time of the making of the final payment on the Certificates upon notification by the Depositor that it intends to exercise its option to cause the termination of the Issuing Entity, the Securities Administrator shall adopt a plan of complete liquidation prepared by the Depositor of the Issuing Entity on behalf of each REMIC, meeting the requirements of a qualified liquidation under the REMIC Provisions;

          (ii) Any sale of the assets of the Issuing Entity pursuant to Section
     7.01 or 7.02 shall be a sale for cash and shall occur at or after the time of adoption of such a plan of complete liquidation and prior to the time of making of the final payment on the Certificates;

          (iii) On the date specified for final payment of the Certificates, the Securities Administrator shall make final distributions of principal and interest on the Certificates in accordance with Section 5.02 and, after payment of, or provision for any outstanding expenses, distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand after such final payment (other than cash retained to meet claims), and the Issuing Entity (and each REMIC) shall terminate at that time; and

          (iv) In no event may the final payment on the Certificates or the final distribution or credit to the Holders of the Residual Certificates be made after the 89th day from the date on which the plan of complete liquidation is adopted.

     (b) By its acceptance of a Residual Certificate, each Holder thereof hereby agrees to accept the plan of complete liquidation adopted by the Securities Administrator under this Section and to take such other action in connection therewith as may be reasonably requested by the Securities Administrator.

                                  ARTICLE VIII.

                          RIGHTS OF CERTIFICATEHOLDERS

     Section 8.01. Limitation on Rights of Holders.

     (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or this Issuing Entity, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of this Issuing Entity, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Trustee or the operation and management of the Issuing Entity, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.


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

     (b) No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing itself of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon, under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of a Servicer Event of Default or Master Servicer Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of Certificates of each Class affected thereby shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given such Trustee during such sixty-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 8.02. Access to List of Holders.

     (a) If the Securities Administrator is not acting as Certificate Registrar, the Certificate Registrar will furnish or cause to be furnished to the Securities Administrator, within fifteen (15) days after receipt by the Certificate Registrar of a request by the Securities Administrator in writing, a list, in such form as the Securities Administrator may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

     (b) If three or more Holders or Certificate Owners (hereinafter referred to as "Applicants") apply in writing to the Securities Administrator, and such application states that the Applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Securities Administrator shall, within five (5) Business Days after the receipt of such application, afford such Applicants reasonable access during the normal business hours of the Securities Administrator to the most recent list of Certificateholders held by the Securities Administrator or shall, as an alternative, send, at the Applicants' expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

     (c) Every Holder or Certificate Owner, if the Holder is a Clearing Agency, by receiving and holding a Certificate, agrees with the Depositor, the Certificate Registrar and the Securities Administrator that neither the Depositor, the Certificate Registrar nor the Securities Administrator shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.


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     Section 8.03. Acts of Holders of Certificates.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders or Certificate Owners, if the Holder is a Clearing Agency, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Securities Administrator) shall be proved by the Certificate Register, and neither the Trustee, the Securities Administrator, the Master Servicer, any Servicer nor the Depositor shall be affected by any notice to the contrary.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the Securities Administrator, the Depositor, the Master Servicer, any Servicer or any successor to any such parties in reliance thereon, whether or not notation of such action is made upon such Certificate.

                                   ARTICLE IX.

               ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

     Section 9.01. Company to Act as a Servicer.

     (a) Commencing on the Closing Date, the Company shall service each Mortgage Loan in accordance with Accepted Servicing Practices.

     (b) The Company shall maintain an EDP containing all information and programming necessary to service the Mortgage Loans in accordance with Section 2.01(a) hereof. The Mortgage Loans shall be grouped on the Company's EDP to reflect the Trust Fund as the owner of the Mortgage Loans.


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     (c) The Company may not waive, modify or vary any term of a Mortgage Note without the Depositor's prior written consent. The Company shall comply with all applicable federal, state and local legal and regulatory requirements (including laws, statutes, rules, regulations and ordinances) in connection with the modification of the Mortgage Note.

     (d) Notwithstanding anything herein to the contrary, the Company shall follow any reasonable directions given by the Trustee, the Master Servicer and/or the Depositor with respect to the servicing of the Mortgage Loans.

     (e) With the exception of Ancillary Fees and any other charges expressly permitted by the Mortgage Note and applicable law, the Company covenants and agrees that it will not, without the prior written consent of the Sponsor, charge or collect from any Mortgagor, or trustee under a deed of trust, any fees of any kind including, but not limited to charges for amounts expended by the Company, regardless of the characterization of the fee or charge.

     (f) The Trustee agrees to execute such limited powers of attorney provided to it by the Company, in a form acceptable to it, as are necessary and appropriate to assist the Company to carry out its servicing and administrative responsibilities under this Agreement.

     (g) In connection with its duties hereunder, in the event the Company requires an original of any document contained in a Mortgagor's file to service a Mortgage Loan, it shall submit a written request to the Trustee and the Trustee, or its Custodian, shall provide the original document to the Company within two (2) Business Days after receipt of the written request, provided that
(a) as to any recorded document, the applicable recorder's office has returned the recorded document to the Company or (b) as to the original title insurance policy, the Company has received such policy. When requesting a release of documents from the Trustee, the Company shall use the form attached hereto as Exhibit N. Notwithstanding the foregoing, the Company acknowledges and agrees that the Sponsor maintains agreements with document custodians selected by it from time to time, pursuant to which such custodians maintain Mortgage Loan files on behalf of the Sponsor. The Company agrees to cooperate with such custodians and request from such custodians the documents and Mortgage Files required by the Company which are maintained by such custodians (with a copy of such request sent to the Sponsor).

     (h) The Company shall not, unless default by the related Mortgagor has occurred or is imminent, knowingly permit any modification, waiver or amendment of any material term of any Mortgage Loan (including but not limited to the interest rate, the principal balance, the amortization schedule, or any other term affecting the amount or timing of payments on the Mortgage Loan or the collateral therefor) unless the Company shall have provided to the Depositor, the Securities Administrator and the Trustee an Opinion of Counsel in writing to the effect that such modification, waiver or amendment would not cause an Adverse REMIC Event.

     Section 9.02. Title, Management and Disposition of REO Property.

     (a) If title to a Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Trustee or its designee. Notwithstanding the foregoing, the Company shall not acquire title to any Mortgaged Property, or proceed with the management of any REO Property, for which the Company has knowledge that such Mortgaged Property or REO Property is affected by hazardous waste. The Company shall either itself, or through an agent, manage, conserve, protect and operate each REO Property (and may temporarily rent the same) on behalf of the Trust Fund.


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

     In the event that the Trust Fund acquires any REO Property in connection with a default or imminent default on a Mortgage Loan, the Company shall dispose of such REO Property not later than the end of the third taxable year after the year of its acquisition by the Trust Fund unless the Company has applied for and received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the Trust Fund may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a federal or state tax upon such REMIC. If the Company has received such an extension, then the Company shall continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the "Extended Period"). If the Company has not received such an extension and the Company is unable to sell the REO Property within the period ending 3 months before the end of such third taxable year after its acquisition by the Trust Fund or if the Company has received such an extension, and the Company is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Company shall, before the end of the three year period or the Extended Period, as applicable,
(i) purchase such REO Property at a price equal to the REO Property's fair market value or (ii) auction the REO Property to the highest bidder (which may be the Company) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be. The Trustee shall sign any document (in a form acceptable to it) prepared by the Company or take any other action reasonably requested by the Company which would enable the Company, on behalf of the Trust Fund, to request such grant of extension.

     Notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust Fund shall be held, rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code; or (ii) subject the Trust Fund to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Company has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

     (b) The Company shall deposit or cause to be deposited in the applicable Collection Account, on a daily basis, all revenues received with respect to each REO Property and shall be permitted to withdraw therefrom, to the extent of the amount of such revenues on deposit therein, funds necessary for the proper operation, management and maintenance of such REO Property, including but not limited to the cost of maintaining any hazard insurance and the fees of any managing agent acting on behalf of the Company.

     (c) If the Company elects to dispose of an REO Property without utilizing the services of an agent, the Company shall notify the Master Servicer of its receipt of any and all bona fide offers to purchase that REO Property. Each such REO Disposition shall be carried out by the Company at such price, and upon such terms and conditions.

     If the Company utilizes the services of an approved agent to dispose of an REO Property, the Company shall provide the Master Servicer with a copy of such agent's marketing plan, which shall include, but not be limited to, (i) the marketing time period, (ii) an estimate of the costs of any repairs or improvements, (iii) the lowest acceptable sale price for the REO Property and
(iv) other proposed terms and conditions of sale. The REO Disposition shall be carried out by the Company in accordance with the terms thereof. If the Company receives a bona fide offer to purchase an REO Property and would like to accept the offer, but the offer is outside the


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parameters of the approved marketing plan, the Company shall provide the Master
Servicer with written notification of the terms and conditions of the offer.

     The Company, upon an REO Disposition, shall be entitled to reimbursement for any related unreimbursed Servicing Advances from proceeds received in connection with such REO Disposition. If the proceeds from an REO Disposition are insufficient to reimburse the Company for any related unreimbursed Servicing Advances, to the extent such reimbursement will constitute an "unanticipated expense" (within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii)) of a REMIC provided for herein, the Company shall be entitled to withdraw any such deficiency from amounts on deposit in the applicable Collection Account. All proceeds from an REO Disposition, net of any reimbursement to the Company as provided above, shall be remitted to the Master Servicer within three (3) Business Days following receipt thereof.

     Section 9.03. Master Servicer's and Depositor's Right to Examine Servicer Records.

     (a) The Company shall cooperate with the Depositor and the Master Servicer, its counsel, accountants (including outside accountants), supervisory agents, examiners and other representatives in providing reasonable access during normal business hours to examine and audit any and all of the books, records, documentation or other information of the Company related to the Mortgage Loans, which may be relevant to the performance or observance by the Company of the terms, covenants or conditions of this Agreement.

     (b) The examination and audit rights and other rights to access described in clause (a) above shall be afforded by the Company at its offices without charge, upon reasonable request, and during normal business hours or at such other times as may be reasonable under applicable circumstances. The Company, at its expense, shall make available all customary, reasonable office space, facilities, and equipment for the visiting party and shall provide the visiting party with access to reasonable cooperation with its officers and employees. The salaries, travel, subsistence and other related expenses for the Depositor's and/or the Master Servicer's representatives shall be borne by the Depositor and/or the Master Servicer.

     Section 9.04. Legal Proceedings Involving the Servicer and/or the Mortgage Loans.

     (a) The Company shall commence, defend, appear, or otherwise participate in any foreclosure, condemnation, bankruptcy, or other legal proceedings relating to a Mortgage Loan in the name of the Trustee and/or the Issuing Entity. The Company shall provide the Master Servicer, on a monthly basis, with such written reports as it receives regarding any legal proceedings.

     (b) The Company shall commence all foreclosures, bankruptcies and other legal proceedings in the name of the Trustee and/or the Issuing Entity unless otherwise directed in writing by the Trustee.

     Section 9.05. Material Changes.

     The Company shall promptly report to the Master Servicer and the Depositor any change in its business operations, financial condition, properties or assets that could have a material adverse effect on the Company's ability to perform its obligations hereunder. Events for which the Master Servicer and the Depositor must receive notice include, but are not limited to, the following:


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     (a) any merger or consolidation, any changes in the Company's ownership whether directly or indirectly (including any change in ownership of the Company's parent), or any significant reorganization;

     (b) any material changes in management ordered or required by a regulatory authority supervising or licensing the Company;

     (c) the entry against the Company of a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a trustee, conservator, receiver, liquidator, assignee, custodian or sequestrator (or other similar official) in any federal or state bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, if such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

     (d) the consent by the Company to the appointment of a trustee, conservator, receiver, liquidator, assignee, custodian or sequestrator (or other similar official) in, or commencement of a voluntary case under, any federal or state bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings;

     (e) upon the Company's (A) admitting in writing its inability to pay its debts generally as they become due, (B) filing a petition to take advantage of any applicable insolvency or reorganization statute, (C) making an assignment for the benefit of its creditors or (D) voluntarily suspending payment of its obligations;

     (f) entry of any court judgment or regulatory order in which the Company is or may be required to pay a claim or claims that may have a material adverse effect on the Company's financial condition;

     (g) any admission by the Company to the commission of, or any finding that the Company has committed, any violation of any law, regulation or order in any proceeding or audit commenced by any governmental, or regulatory authority, or any proceeding commenced in any court of law;

     (h) the commencement of any class action law suits against the Company; and

     (i) the Company's entry into any agreement with a third party that would result in any material change in the financial status or ownership of the Company or any merger of the Company.

     Section 9.06. Servicer Shall Provide Information as Reasonably Required.

     During the term of this Agreement, the Company shall furnish any reports or documentation that the Master Servicer and/or the Depositor may reasonably request. Reports requested may include reports not specified or otherwise required by this Agreement or reports required to comply with any regulations regarding any supervisory agents or examiners of the Master Servicer and/or the Depositor, as applicable. All reports will be delivered in accordance with the Master Servicer's and/or the Depositor's reasonable instructions and directions. The Company agrees to execute and deliver all such instruments and take all such action as the Master Servicer and/or the Depositor, as applicable, from time to time, may reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.


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     Section 9.07. Servicer Not to Resign.

     The Company shall neither assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion hereof (to other than a third party in the case of outsourcing routine tasks such as taxes, insurance and property inspection, in which case the Company shall be fully liable for such tasks as if the Company performed them itself) nor sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Master Servicer and the Depositor, which consent shall be granted or withheld in the reasonable discretion of such parties, provided, however, that (i) the Company may assign its rights and obligations hereunder without prior written consent of the Master Servicer and the Depositor to any entity that is directly owned or controlled by the Company, and the Company guarantees the performance of such entity hereunder, (ii) the Company is no longer permitted to act as Servicer under applicable law as evidenced by an Opinion of Counsel or (iii) upon a sale of its servicing rights with respect to the Mortgage Loans with the prior written consent of the Sponsor. In the case of item (i) above, the Company shall provide the Master Servicer and the Depositor with a written statement guaranteeing the successor entity's performance of the Company's obligations under the Agreement.

     Section 9.08. Collection Accounts and Escrow Accounts.

     The Company shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets. The Company shall create and maintain Collection Accounts and Escrow Accounts for the deposit of all funds, except as otherwise provided herein, received by the Company on the Mortgage Loans. The Company shall be responsible for reviewing and reconciling all collection accounts in accordance with industry standards. The Company shall act promptly to resolve any discrepancies. The Company shall be responsible for all expenses and consequences for failure to reconcile the accounts.

     Section 9.09. Assumption Processing.

     Within three (3) Business Days of receipt by the Company of a request by a Mortgagor to be released from liability for payment of a Mortgage Loan in connection with an assumption of the related Mortgage Note, the Company shall notify the Master Servicer of such request. Upon the completion of the assumption processing, the Sponsor shall provide the Company with all necessary information to enable the Company to update its EDP.

     Section 9.10. Books and Records.

     The Company shall be responsible for maintaining, and shall maintain, a complete set of records for the Mortgage Loans. The Company's books and records shall clearly reflect the ownership of the Mortgage Loans by the Issuing Entity. All documents, records and correspondence, regardless of the media in which they are stored or maintained, are property of the Issuing Entity, and the Company shall hold the same in a fiduciary capacity for the Issuing Entity. The Company may retain copies of all such documents, records and correspondence as may be necessary to service the Mortgage Loans under this Agreement.

     Section 9.11. Annual Statement as to Compliance.

     Not later than March 1st for each calendar year (other than the calendar year during which the Closing Date occurs), the Company shall deliver (or otherwise make available) and the


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Company shall cause any Servicing Function Participant engaged by it to deliver to the Master Servicer, the Securities Administrator and the Depositor, an Officer's Certificate in the form attached hereto as Exhibit V stating, as to each signatory thereof, that (i) a review of the activities of such signatory during the preceding calendar year, or portion thereof, and of the performance of such signatory under this Agreement or such other applicable agreement in the case of a Servicing Function Participant has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, such signatory has fulfilled all its obligations under this Agreement or such other applicable agreement in all material respects throughout such year or a portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

     The Master Servicer and the Securities Administrator shall deliver (or otherwise make available) (and the Master Servicer and Securities Administrator shall cause any Servicing Function Participant engaged by it to deliver) to the Depositor and the Securities Administrator on or before March 1 (with a ten-calendar day cure period) of each year, commencing in March 2007, an Officer's Certificate stating, as to the signer thereof, that (A) a review of such party's activities during the preceding calendar year or portion thereof and of such party's performance under this Agreement, or such other applicable agreement in the case of a Servicing Function Participant, has been made under such officer's supervision and (B) to the best of such officer's knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, or such other applicable agreement in the case of a Servicing Function Participant, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

     The Master Servicer shall include all annual statements of compliance received by it from each Servicer with its own annual statement of compliance to be submitted to the Securities Administrator pursuant to this Section.

     In the event the Company, the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by any such party is terminated, assigns its rights and obligations under or resigns pursuant to the terms of this Agreement, or such other applicable agreement in the case of a Servicing Function Participant, as the case may be, such party shall provide, an annual statement of compliance pursuant to this Section 9.11 or to such applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.

     Section 9.12. [Reserved]

     Section 9.13. Reports on Assessment of Compliance and Attestation.

     (a) Not later than March 1st for each calendar year (other than the calendar year during which the Closing Date occurs) the Company at its own expense, shall furnish, and shall cause any Servicing Function Participant engaged by it to furnish (unless in the case of a Subcontractor, the Company has notified the Depositor and the Master Servicer in writing that such compliance statement is not required for the Subcontractor) to the Master Servicer, the Securities Administrator and the Depositor an officer's assessment of its compliance with the Relevant Servicing Criteria during the preceding calendar year as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB (the "Assessment of Compliance"), which assessment (a form of which is attached hereto as Exhibit S-1) shall contain (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing


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Criteria, (B) a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party's assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 3.18, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, which assessment shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving such party that are backed by the same asset type as the Mortgage Loans, and (D) a statement that a registered public accounting firm has issued an attestation report on such party's assessment of compliance with the Relevant Servicing Criteria as of and for such period.

     By March 1 (with a ten-calendar day cure period) of each year, commencing in March 2007, the Master Servicer, the Securities Administrator and the Custodian each at its own expense, shall furnish or otherwise make available, and each such party shall cause any Servicing Function Participant engaged by it to furnish, each at its own expense, to the Securities Administrator and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party's assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Sections 9.21(h), (i), (j) and (k), including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party's assessment of compliance with the Relevant Servicing Criteria as of and for such period.

     No later than the end of each fiscal year for the Trust for which a 10-K is required to be filed, the Company, the Master Servicer and the Custodian shall each forward to the Securities Administrator and the Depositor the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant (provided, however, that the Master Servicer need not provide such information to the Securities Administrator so long as the Master Servicer and the Securities Administrator are the same Person). When the Company, the Master Servicer, and the Securities Administrator (or any Servicing Function Participant engaged by them) submit their assessments to the Securities Administrator or the Master Servicer, as the case may be, such parties will also at such time include the assessment and attestation pursuant to this Section
9.13 of each Servicing Function Participant engaged by it.

     Promptly after receipt of each report on assessment of compliance, (i) the Depositor shall review each such report and, if applicable, consult with such Servicer, the Master Servicer, the Securities Administrator and any Servicing Function Participant engaged by any such party as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by such party, and (ii) the Securities Administrator shall confirm that the assessments individually address the Relevant Servicing Criteria for each party as set forth on Exhibit S-2, or any similar exhibit set forth in the WFB Warranties and Servicing Agreement, in respect of each Servicer and notify the Depositor of any exceptions.

     The Master Servicer shall include all annual reports on assessment of compliance received by it from the Servicers with its own assessment of compliance to be submitted to the Securities Administrator pursuant to this Section.


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     In the event the Company, the Master Servicer, the Securities Administrator
or any Servicing Function Participant engaged by any such party is terminated, assigns its rights and obligations under or resigns pursuant to the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide, an assessment of compliance pursuant to this Section 9.13, coupled with an attestation as required in this Section 9.13, or such applicable agreement notwithstanding any such termination, assignment or resignation.

     (b) Not later than March 1st for each calendar year (other than the calendar year during which the Closing Date occurs) the Company at its own expense, shall cause, and shall cause any Servicing Function Participant engaged by it to cause (unless in the case of a Subcontractor, the Company has notified the Depositor and the Master Servicer in writing that such report is not required for the Subcontractor) a nationally or regionally recognized firm of independent registered public accountants (who may also render other services to the Company, the Master Servicer or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a report (the "Accountant's Attestation") to the Master Servicer, the Securities Administrator and the Depositor to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and
(ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, it is expressing an opinion as to whether such party's compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party's assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language. Such Accountant's Attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

     By March 1 (with a ten-calendar day cure period) of each year, commencing in March 2007, the Master Servicer, the Securities Administrator and the Custodian, each at its own expense, shall cause, and each such party shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Master Servicer, the Trustee, the Securities Administrator, or such other Servicing Function Participants, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish an attestation report to the Securities Administrator and the Depositor, to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, it is expressing an opinion as to whether such party's compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party's assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

     (c) Promptly after receipt of each assessment of compliance and attestation report, the Securities Administrator shall confirm that each assessment submitted pursuant to Section 9.13(a)


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is coupled with an attestation meeting the requirements of Section 9.13(b) and notify the Depositor of any exceptions.

     The Master Servicer shall include each such attestation furnished to it by the Servicers with its own attestation to be submitted to the Securities Administrator pursuant to this Section.

     In the event the Company, the Master Servicer, the Securities Administrator, the Custodian, any Servicer or any Servicing Function Participant engaged by any such party, is terminated, assigns its rights and duties under, or resigns pursuant to the terms of, this Agreement, or any applicable Custodial Agreement, WFB Warranties and Servicing Agreement or sub-servicing agreement, as the case may be, such party shall cause a registered public accounting firm to provide an attestation pursuant to this Section 9.13, or such other applicable agreement, notwithstanding any such termination, assignment or resignation.

     Section 9.14. Servicing Compensation.

     (a) Subject to the following paragraph, as compensation for its services hereunder, the Company shall be entitled to a Servicing Fee payable with respect to each Mortgage Loan that it services. As to each Mortgage Loan, the Servicing Fee shall be payable monthly from payments of interest on such Mortgage Loan prior to the deposit of such payments into the applicable Collection Account, shall accrue at the applicable Servicing Fee Rate, and shall be computed on the basis of the same principal amount and for the same period respecting which such interest payment was computed.

     (b) The Servicing Fee for each Mortgage Loan shall be payable solely from
(i) the interest portion of the related Monthly Payment (to the extent paid by the Mortgagor, but only if a full interest payment is received), or (ii) from any payment of interest made with respect to the Mortgage Loan from the proceeds of foreclosure or any judgment, writ of attachment or levy against the Mortgagor or the Mortgagor's assets, or (iii) from funds paid in connection with any prepayment in full, or (iv) from Insurance Proceeds or Liquidation Proceeds.

     (c) As additional compensation hereunder, the Company may retain (i) all net interest earnings on balances maintained in the Collection Account and Escrow Accounts and (ii) the Ancillary Fees.

     (d) The Company's right to the Servicing Fee shall not be transferred in whole or in part except in connection with any permitted transfer of all the Company's obligations under this Agreement. The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein.

     Section 9.15. Indemnification.

     (a) The Company shall indemnify and hold the Master Servicer, the Trustee, the Securities Administrator, the Issuing Entity, the Certifying Person, the Depositor and their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") harmless from, and will reimburse the Indemnified Parties for, any and all Losses incurred by any of the Indemnified Parties to the extent that such Losses result from, are caused by or arise out of any one or more of the following:


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          (i) Any material misrepresentations made by the Company in this
     Agreement, or in any schedule, exhibit, or certificate furnished pursuant hereto;

          (ii) Any material breach of any of the representations and warranties of the Company or the nonfulfillment of any term, covenant, condition or obligation of the Company set forth in this Agreement or in any schedule, statement, exhibit, or certificate furnished pursuant hereto, or any default or failure to perform by the Company hereunder;

          (iii) Any failure of the Company to comply with Accepted Servicing Practices in connection with servicing the Mortgage Loans;

          (iv) Any liabilities or obligations, contingent or otherwise, of the Company of any nature whatsoever relating to the Company's obligations under this Agreement, to the extent that any related Loss to the Master Servicer, the Trustee, the Securities Administrator, the Issuing Entity or the Depositor is not increased by negligence, bad faith or willful misconduct on the part of the Master Servicer, the Trustee, the Securities Administrator, the Issuing Entity or the Depositor; or

          (v) Any non-compliance with the terms of the powers of attorney or the use thereof that results in a Loss to the Master Servicer, the Trustee, the Securities Administrator, the Issuing Entity or the Depositor.

     (b) The Company shall indemnify and hold harmless the Depositor, the Trustee, the Securities Administrator and the Master Servicer and each of its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Company under Sections 9.11, 9.13 and 9.21 or the Company's negligence, bad faith or willful misconduct in connection therewith. In addition, the Company shall indemnify and hold harmless the Depositor and each of its officers, directors and affiliates and the Master Servicer from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Back-Up Certification, the Annual Statement of Compliance, the Assessment of Compliance, the Accountant's Attestation, any Additional Disclosure or other information provided by or on behalf of the Company or on behalf of any subservicer or subcontractor of the Company pursuant to Section 9.11, 9.13 and 9.21 (the "Company Information"), or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, by way of clarification, that clause (ii) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with the Certificates, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information.

     If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, the Trustee, the Securities Administrator or the Master Servicer, as applicable, then the defaulting party, in connection with any conduct for which it is providing indemnification for under this Section 9.15(b), agrees that it shall contribute to the amount paid or payable by the other parties as a result of the losses, claims, damages or liabilities of the other party in such


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proportion as is appropriate to reflect the relative fault and the relative benefit of the respective parties.

     The indemnification provisions set forth in this Section 9.15(b) shall survive the termination of this Agreement or the termination of any party to this Agreement.

     The indemnity provided in this Section 9.15 shall remain in full force and effect regardless of any investigation made by the Master Servicer, the Trustee, the Securities Administrator, the Issuing Entity or the Depositor or its representatives. The provisions of this Section 9.15 shall survive the termination of this Agreement and the payment of the outstanding Certificates.

     Section 9.16. Non Solicitation.

     For as long as the Company services the Mortgage Loans, the Company covenants that it will not, and that it will ensure that its affiliates and agents, will not, directly solicit or provide information for any other party to solicit for prepayment or refinancing of any of the Mortgage Loans by the related Mortgagors. It is understood that the promotions undertaken by the Company which are directed to the general public at large, or certain segments thereof, shall not constitute solicitation as that term is used in this Section 9.16.

     Section 9.17. Successor to the Servicer.

     Simultaneously with the termination of the Company's responsibilities and duties under this Agreement (a) the Master Servicer shall, in accordance with the provisions of this Agreement (i) succeed to and assume all of the Company's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor meeting the eligibility requirements set forth herein and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company under this Agreement with the termination of the Company's responsibilities, duties and liabilities under this Agreement. If the Master Servicer shall succeed to and assume the Company's responsibilities, rights, duties and obligations under this Agreement, such succession shall not be effective prior to ninety (90) days after the Master Servicer's knowledge that the Company shall be terminated hereunder. The Company shall not be removed hereunder prior to the effectiveness of the assumption of its responsibilities, rights, duties and obligations by the successor thereto. Any successor to the Company shall be subject to the approval of the Depositor, the Master Servicer and each Rating Agency. Each Rating Agency must deliver to the Master Servicer a letter to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates. In connection with such appointment and assumption, the Master Servicer or the Depositor, as applicable, may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Company under this Agreement. In the event that the Company's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Company pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 9.17 and shall in no event relieve the Company of the representations and warranties made herein and the remedies


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available to the Master Servicer herein, it being understood and agreed that the provisions of this Agreement regarding indemnification and nonsolicitation shall be applicable to the Company notwithstanding any such resignation or termination of the Company, or the termination of this Agreement.

     Section 9.18. Statements to the Master Servicer.

     (a) Not later than the fifth (5th) Business Day of each month, the Company shall furnish to the Master Servicer a delinquency report in the form set forth in Exhibit D-1, a monthly remittance advice in the form set forth in Exhibit D-2, and a realized loss report in the form set forth in Exhibit D-3, each in a mutually agreeable electronic format, or in such other format mutually agreed to by the Company and the Master Servicer, as to the remittance on such Servicer Remittance Date and as to the period ending on the last day of the month preceding such Servicer Remittance Date.

     (b) The Company shall provide the Securities Administrator with such information concerning the Mortgage Loans as is necessary for the Securities Administrator to prepare its federal income tax return as the Securities Administrator may reasonably request from time to time.

     (c) The Company shall provide to the Master Servicer and the Depositor, evidence of the authorization of the person signing any certification or statement, copies or other evidence of fidelity bond insurance and errors and omission insurance policy, financial information and reports, and such other information (including, but not limited to, annual financial statements, insurance policies and authorized officers lists) related to the Company or any Sub-Servicer of the Company or such Sub-Servicer's performance hereunder.

     Section 9.19. Merger or Consolidation of the Servicer.

     Any entity into which the Company may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Company shall be a party, or any corporation succeeding to the business of the Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however that the successor servicer shall satisfy all the requirements of Section 9.17 with respect to the qualifications of a successor servicer.

     Section 9.20. Limitation on Liability of the Servicer.

     Neither the Company nor any of its directors, officers, employees or agents shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company or any such Person against any breach of representations or warranties made by it herein or protect the Company or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder. The Company and any director, officer, employee or agent of the Company shall be indemnified by the Issuing Entity and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates or any other unanticipated or extraordinary expense, other than any loss, liability or expense


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incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Company shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Company may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Issuing Entity, and the Company shall be entitled to be reimbursed therefor out of the Collection Account.

     Section 9.21. Periodic Filings.

     (a) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), and if requested by the Depositor, the Securities Administrator shall prepare and file on behalf of the Issuing Entity a Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (other than the initial Form 8-K) ("Form 8-K Disclosure Information") shall be reported by the parties set forth on Exhibit W to the Depositor and the Securities Administrator and directed and approved by the Depositor, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K except as set forth in the next paragraph.

     (b) For so long as the Issuing Entity is subject to the reporting requirements of the Exchange Act, following the occurrence of a Reportable Event
(A) each party listed on Exhibit W hereto shall be required to provide to the Securities Administrator and the Depositor, to the extent known, in EDGAR-compatible format or in such other format as agreed upon by the Securities Administrator and such party, the form and substance of any Form 8-K Disclosure Information if applicable, together with the form set forth on Exhibit U (the "Additional Disclosure Notification") by the close of business New York City time on the 2nd Business Day following the occurrence of such Reportable Event and (B) the Depositor, shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K. The Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit W of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

     (c) After preparing the Form 8-K, the Securities Administrator shall, upon request, forward electronically a copy of the Form 8-K to the Depositor for review. Promptly, but no later than the close of business on the third Business Day after the Reportable Event, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K. In the absence of receipt of any written changes or approval, or if the Depositor does not request a copy of a Form 8-K, the Securities Administrator shall be entitled to assume that such Form 8-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 8-K. A duly authorized representative of the Master Servicer shall sign each Form 8-K. If a Form 8-K cannot be filed on time or if a


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previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 9.21(n).

     (d) Promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 8-K prepared and filed by the Securities Administrator. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 9.21 related to the timely preparation, execution and filing of Form 8-K is contingent upon the other parties hereto strictly observing all applicable deadlines in the performance of their duties under this
Section 9.21. The Depositor acknowledges that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 9.21 related to the timely preparation, execution and filing of Form 8-K is also contingent upon the Servicers, the Custodian and any Servicing Function Participant strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Securities Administrator of any necessary Form 8-K Disclosure Information pursuant to the Custodial Agreement, the WFB Warranties and Servicing Agreement or any other applicable agreement. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from the Securities Administrator's inability or failure to receive, on a timely basis, any information from any other party hereto or any Servicer, Custodian or Servicing Function Participant needed to prepare, arrange for execution or file such Form 8-K.

     (e) Within fifteen days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Securities Administrator shall, on behalf of the Issuing Entity and in accordance with industry standards, prepare and file with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 10-D with (1) a copy of the Monthly Statement for such Distribution Date as an exhibit thereto. Any disclosure in addition to the Monthly Statement that is required to be included on Form 10-D ("Additional Form 10-D Disclosure") shall be reported by the parties set forth on Exhibit X to the Depositor and the Securities Administrator and directed and approved by the Depositor pursuant to the following paragraph, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure except as set forth in the next paragraph.

     (f) As set forth in Exhibit X hereto, for so long as the Issuing Entity is subject to the reporting requirements of the Exchange Act, within five (5) calendar days after the related Distribution Date (i) each party listed on
Exhibit X hereto shall be required to provide to the Depositor and the Securities Administrator, to the extent known, in EDGAR-compatible format or in such other format as agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-D Disclosure if applicable together with the Additional Disclosure Notification, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit X of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure Information. The Depositor will be responsible for any reasonable fees and expenses incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.


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     (g) After preparing the Form 10-D, the Securities Administrator shall, upon request, forward electronically a copy of the Form 10-D to the Depositor for review (provided that such Form 10-D includes any Additional Form 10-D Disclosure). Within two Business Days after receipt of such copy, but no later than the 12th calendar day after the Distribution Date, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D. In the absence of receipt of any written changes or approval, or if the Depositor does not request a copy of a Form 10-D, the Securities Administrator shall be entitled to assume that such Form 10-D is in final form and the Securities Administrator may proceed with the execution and filing of the Form 10-D. A duly authorized representative of the Master Servicer shall sign each Form 10-D. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in Section 9.21(n). Promptly (but not later than one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-D prepared and filed by the Securities Administrator. Form 10-D requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby represents to the Securities Administrator that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Securities Administrator in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D, if the answer to the questions should be "no." The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its respective duties under this Section 9.21 related to the timely preparation, execution and filing of Form 10-D is contingent upon the other parties hereto strictly observing all applicable deadlines in the performance of their duties under this Section 9.21. The Depositor acknowledges that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 9.21 related to the timely preparation, execution and filing of Form 10-D is also contingent upon the Servicers, the Custodian and any Servicing Function Participant strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Securities Administrator of any necessary Additional Form 10-D Disclosure pursuant to the Custodial Agreement, WFB Warranties and Servicing Agreement or any other applicable agreement. Neither the Master Servicer nor the Securities Administrator will have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D resulting from the Securities Administrator's inability or failure to receive any information needed to prepare, arrange for execution or file such Form 10-D on a timely basis.

     (h) On or prior to the 90th calendar day after the end of the fiscal year for the Issuing Entity or such earlier date as may be required by the Exchange Act (the "10-K Filing Deadline") (it being understood that the fiscal year for the Issuing Entity ends on December 31st of each year) commencing in March 2007, the Securities Administrator shall, on behalf of the Issuing Entity and in accordance with industry standards, prepare and file with the Commission via EDGAR a Form 10 -K with respect to the Issuing Entity. Such Form 10-K shall include the following items, in each case, as applicable, to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement, the WFB Warranties and Servicing Agreement and the Custodial Agreement (i) an annual compliance statement for the Master Servicer, each Servicer, the Securities Administrator and any Servicing Function Participant engaged by such parties (together with the Custodian, each a "Reporting Servicer"), as described in Section 9.11 of this Agreement, the WFB Warranties and Servicing


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Agreement and the Custodial Agreement; provided, however, that the Securities
Administrator, at its discretion, may omit from the Form 10-K any annual compliance statement that is not required to be filed with such Form 10-K pursuant to Regulation AB; (ii)(A) the annual reports on assessment of compliance with Servicing Criteria for each Reporting Servicer (unless the Depositor has determined that such compliance statement is not required by Regulation AB), as described in Section 9.13 of this Agreement, the WFB Warranties and Servicing Agreement and the Custodial Agreement, and (B) if any Reporting Servicer's report on assessment of compliance with Servicing Criteria described in Section 9.13 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Reporting Servicer's report on assessment of compliance with Servicing Criteria described in Section 9.13 of this Agreement is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included; provided, however, that the Securities Administrator, at its discretion, may omit from the Form 10-K any assessment of compliance or attestation report described in clause (iii) below that is not required to be filed with such Form 10-K pursuant to Regulation AB; (iii)(A) the registered public accounting firm attestation report for each Reporting Servicer, as described in Section 9.13 of this Agreement, the WFB Warranties and Servicing Agreement and Custodial Agreement, and (B) if any registered public accounting firm attestation report described under Section 9.13 of this Agreement identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a Sarbanes-Oxley Certification in the form attached hereto as Exhibit T, executed by the senior officer in charge of securitizations of the Master Servicer. Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall be reported by the parties as set forth in Exhibit Y to the Depositor and the Securities Administrator and directed and approved by the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure except or set forth in the next paragraph.

     (i) As set forth in Exhibit Y hereto, no later than March 1 (with a ten calendar day cure period) of each year that the Issuing Entity is subject to the Exchange Act reporting requirements, commencing in March 2007, (i) the parties listed on Exhibit Y hereto shall be required to provide to the Depositor and the Securities Administrator, to the extent known, in EDGAR-compatible format or in such other format as agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable together with the Additional Disclosure Notification, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure and shall forward such Additional Form 10-K Disclosure. The Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit Y of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure Information. The Depositor will be responsible for any reasonable fees and expenses incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

     (j) After preparing the Form 10-K, the Securities Administrator shall, upon request, forward electronically a copy of the Form 10-K to the Depositor for review. Within three Business Days after receipt of such copy, but no later than March 25th, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K. In the absence of receipt of any written changes or approval, or


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if the Depositor does not request a copy of a Form 10-K, the Securities
Administrator shall be entitled to assume that such Form 10-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 10-K. A senior officer of the Master Servicer in charge of the master servicing function shall sign the Form 10-K. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 9.21(n). Promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-K prepared and filed by the Securities Administrator. Form 10-K requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby represents to the Securities Administrator that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Securities Administrator in writing, no later than the 15th calendar day of March in any year in which the Trust is subject to the reporting requirements of the Exchange Act, if the answer to the questions should be "no." The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 9.21 related to the timely preparation, execution and filing of Form 10-K is contingent upon such parties (and any Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties under this Section 9.21,
Section 9.11 and Section 9.13. The Depositor acknowledges that the performance by the Master Servicer and the Securities Administrator of its duties under this
Section 9.21 related to the timely preparation, execution and filing of Form 10-K is also contingent upon the Servicers, the Custodian and any Servicing Function Participant strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Securities Administrator of any necessary Additional Form 10-K Disclosure, any annual statement of compliance and any assessment of compliance and attestation pursuant to the Custodial Agreement, the WFB Warranties and Servicing Agreement or any other applicable agreement. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-K resulting from the Securities Administrator's inability or failure to receive any information from any other party hereto or any Servicer, Custodian or Servicing Function Participant needed to prepare, execute or file such Form 10-K.

     (k) Each Form 10-K shall include a Sarbanes-Oxley Certification, which shall be in the form attached hereto as Exhibit T. The Company shall sign and provide, and the Company, the Master Servicer and the Securities Administrator shall cause any Servicing Function Participant engaged by it to sign and provide, to the person who signs the Sarbanes-Oxley Certification (the "Certifying Person") by March 1 (with a ten day cure period) of each year in which the Issuing Entity is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (a "Back-Up Certification") (in the form attached hereto as Exhibit Q) upon which the Certifying Person, the entity for which the Certifying Person acts as an officer and such entity's officers, directors and affiliates (collectively, with the Certifying Person, the "Certification Parties") can reasonably rely. The senior officer of the Master Servicer in charge of the master servicing function shall serve as the Certifying Person on behalf of the Trust. Such officer of the Certifying Person can be contacted by e-mail at cts.sec.notifications@wellsfargo.com or by facsimile at 410-715-2380. In the event any such party or Servicing Function Participant engaged by any such party is terminated or resigns pursuant to the terms of this Agreement, or any other applicable agreement,


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as the case may be, such party shall provide a Back-Up Certification to the
Master Servicer pursuant to this Section 9.21 with respect to the period of time it was subject to this Agreement or any other applicable agreement, as the case may be. Notwithstanding the foregoing, (i) the Master Servicer and the Securities Administrator shall not be required to deliver a Back-Up Certification to each other if both are the same Person and the Master Servicer is the Certifying Person and (ii) the Master Servicer shall not be obligated to sign the Sarbanes-Oxley Certification in the event that it does not receive any Back-Up Certification required to be furnished to it pursuant to this section, the WFB Warranties and Servicing Agreement or any Custodial Agreement.

     (l) The Securities Administrator shall have no responsibility to file any items with the Commission other than those specified in this section and the Master Servicer shall execute any and all Form 10-Ds, 8-Ks and 10-Ks required hereunder.

     (m) On or prior to January 30 of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall prepare and file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Issuing Entity under the Exchange Act.

     (n) In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator will promptly notify electronically the Depositor of such inability to make a timely filing with the Commission. In the case of Form 10-D and 10-K, the parties to this Agreement will cooperate to prepare and file a Form 12b-25 and a 10-D/A and 10K/A, as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next succeeding Form 10-D to be filed for the Issuing Entity. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended, in connection with any Additional Form 10-D Disclosure (other than, in the case of Form 10-D, for the purpose of restating any Monthly Statement), Additional Form 10-K Disclosure or Form 8-K Disclosure Information, the Securities Administrator will electronically notify the Depositor and such other parties to the transaction as are affected by such amendment, and such parties will cooperate to prepare any necessary 8-K/A, 10-D/A or 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by duly authorized representative or a senior officer in charge of master servicing, as applicable, of the Master Servicer. The parties to this Agreement acknowledge that the performance by the Master Servicer of its duties under this Section 9.21 related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Securities Administrator's inability or failure to receive, on a timely basis, any information from any other party hereto or any Servicer, any Custodian or any Servicing Function Participant needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K.

     (o) If the Commission issues additional interpretative guidance or promulgates additional rules or regulations with respect to Regulation AB or otherwise, or if other changes in


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applicable law occur, that would require the reporting arrangements, or the allocation of responsibilities with respect thereto, described in this Section 9.21, to be conducted differently than as described, the Depositor, and the Securities Administrator will reasonably cooperate to amend the provisions of this Section 9.21 in order to comply with such amended reporting requirements and such amendment of this Section 9.21. Any such amendment shall be made in accordance with Section 11.02 without the consent of the Certificateholders, and may result in a change in the reports filed by the Securities Administrator on behalf of the Issuing Entity under the Exchange Act. Notwithstanding the foregoing, the Depositor, and the Securities Administrator shall not be obligated to enter into any amendment pursuant to this Section 9.21 that adversely affects its obligations and immunities under this Agreement.

     (p) The Depositor and the Securities Administrator agree to use their good faith efforts to cooperate in complying with the requirements of this Section 9.21.

     (q) Each of the parties agrees to provide to the Securities Administrator such additional information related to such party as the Securities Administrator may reasonably request, including evidence of the authorization of the person signing any certificate or statement, financial information and reports, and such other information related to such party or its performance hereunder.

     (r) Any notice or notification required to be delivered by the Securities Administrator or Master Servicer to the Depositor pursuant to this Section 9.21, may be delivered via facsimile to (212) 449-2700, via email to paul_park@ml.com or telephonically by calling Paul Park at (212) 449-6380.

     Section 9.22. Compliance with Regulation AB.

     Each of the parties hereto acknowledges and agrees that the purpose of Sections 9.11, 9.13 and 9.21 is to facilitate compliance by the Depositor with the provisions of Regulation AB, as such may be amended or clarified from time to time. Therefore, each of the parties agrees that the parties' obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB and the parties shall comply with requests made by the Depositor for delivery of additional or different information as the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB. Any such supplementation or modification shall be made in accordance with Section 11.03 without the consent of the Certificateholders, and may result in a change in the reports filed by the Securities Administrator on behalf of the Issuing Entity under the Exchange Act.

     Section 9.23. Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.

     (a) The Company shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the least of (i) the current principal balance of such Mortgage Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Company shall also cause to be maintained fire insurance with extended


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coverage on each REO Property in an amount which is at least equal to the lesser of (w) the maximum insurable value of the improvements which are a part of such property and (x) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, plus accrued interest at the Loan Rate and related Servicing Advances. The Company will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Company under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Company would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, within two (2) Business Days after receipt thereof, subject to withdrawal pursuant to Section 4.01. Any cost incurred by the Company in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake, windstorm or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Company will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (y) the unpaid principal balance of the related Mortgage Loan and (z) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

     (b) If the Company shall obtain and maintain a blanket fire insurance policy with extended coverage insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 9.23, it being understood and agreed that such policy may contain a deductible clause, in which case the Company shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 9.23, and there shall have been one or more losses which would have been covered by such policy, deposit to the Distribution Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Company agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

                                   ARTICLE IXA

                               THE MASTER SERVICER

     Section 9A.01 Master Servicer. The Master Servicer shall supervise, monitor and oversee the obligation of the Servicers to service and administer their respective Mortgage Loans in accordance with the terms of the applicable Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with each Servicer as necessary from time-to-time to carry out the Master Servicer's obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by each Servicer and shall


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cause each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under the applicable Servicing Agreement. The Master Servicer shall independently and separately monitor each Servicer's servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicers' and Master Servicer's records, and based on such reconciled and corrected information, the Master Servicer shall provide such information to the Securities Administrator as shall be necessary in order for it to prepare the statements specified in Section 4.02, and prepare any other information and statements required to be forwarded by the Master Servicer hereunder. The Master Servicer shall reconcile the results of its monitoring with the actual remittances of the Servicers to the Master Servicer Collection Account pursuant to the applicable Servicing Agreements.

     If the Master Servicer and the Securities Administrator are the same entity, then at any time the Master Servicer is terminated as Master Servicer, the Securities Administrator shall likewise be removed as securities administrator.

     Section 9A.02 Monitoring of Servicers. (a) The Master Servicer shall be responsible for reporting to the Trustee and the Depositor the compliance by each Servicer with its duties under the related Servicing Agreement. In the review of each Servicer's activities, the Master Servicer may rely upon an officer's certificate of the Servicer with regard to such Servicer's compliance with the terms of its Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with its Servicing Agreement, or that a notice should be sent pursuant to such Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

     (b) The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Servicer under the related Servicing Agreement, and shall, in the event that a Servicer fails to perform its obligations in accordance with the related Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Servicer thereunder and act as servicer of the related Mortgage Loans or, if the Master Servicer is unwilling or unable to act as a Servicer, the Master Servicer shall cause the Trustee to enter in to a new Servicing Agreement with a successor servicer selected by the Master Servicer that is eligible in accordance with the criteria specified in this Agreement; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor servicer. In either event, such enforcement, including, without limitation, the legal prosecution of claims, termination of the Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense subject to Section 9A.02(c), provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

     (c) To the extent that the costs and expenses of the Master Servicer related to any termination of a Servicer, appointment of a successor servicer or the transfer and assumption of servicing by the Master Servicer with respect to any Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated


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with an evaluation of the potential termination of a Servicer as a result of an event of default by such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor service to service the Mortgage Loans in accordance with the related Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Master Servicer Collection Account pursuant to Section 4.02(a).

     (d) The Master Servicer shall be responsible for ensuring the compliance of WFB, as a Servicer, with respect to WFB's obligation of establishing and maintaining a Collection Account as set forth in its related Servicing Agreement.

     (e) The Master Servicer shall require each Servicer to comply with the remittance requirements and other obligations set forth in the related Servicing Agreement.

     (f) If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of such Servicer, if any, that it replaces.

     Section 9A.03 Power to Act; Procedures. The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 9A.02, shall not permit any Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause any REMIC created hereunder to fail to qualify as a REMIC or result in the imposition of a tax upon the Issuing Entity (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action will not would cause any REMIC created hereunder to fail to qualify as a REMIC or result in the imposition of a tax upon any REMIC created hereunder. The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer, with any limited powers of attorney (in form acceptable to the Trustee) empowering the Master Servicer or any Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the applicable Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or


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any Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 6.09 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

     Section 9A.04 Liabilities of the Master Servicer. The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Master Servicer, as the case may be, herein.

     Section 9A.05 Merger or Consolidation of the Master Servicer.

     (a) The Master Servicer will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement.

     (b) Any Person into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 9A.06 Indemnification from the Master Servicer. The Master Servicer agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement or the Certificates (i) related to the Master Servicer's failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Master Servicer's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), the Trustee or the Securities Administrator shall have given the Master Servicer and the Depositor written notice of such claim or legal action promptly after the Trustee or the Securities Administrator shall have received knowledge thereof. This indemnity shall survive the resignation or removal of the Trustee, Master Servicer or the Securities Administrator and the termination of this Agreement.

     9A.07 Limitations on Liability of the Master Servicer and Others. Subject to the obligation of the Master Servicer to indemnify the Indemnified Persons pursuant to Section 9A.06:

     (a) Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Indemnified Persons, the Depositor, the Issuing Entity or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such Person against any


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breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person's willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

     (b) The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

     (c) The Master Servicer, the Custodian and any director, officer, employee or agent of the Master Servicer or the Custodian shall be indemnified by the Issuing Entity and held harmless thereby against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or related to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement or the Certificates, other than (i) any such loss, liability or expense related to the Master Servicer's failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement), or to the Custodian's failure to perform its duties under the Custodial Agreement, respectively, or (ii) any such loss, liability or expense incurred by reason of the Master Servicer's or the Custodian's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or under the Custodial Agreement, as applicable, or by reason of reckless disregard of obligations and duties hereunder or under the Custodial Agreement, as applicable.

     (d) The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, the Master Servicer may in its discretion, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Issuing Entity, and the Master Servicer shall be entitled to be reimbursed therefor out of the Master Servicer Collection Account as provided by Section 4.02(a). Nothing in this Subsection 9A.07(d) shall affect the Master Servicer's obligation to supervise, or to take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans pursuant to Section 9A.01.

     (e) In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Master Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Issuing Entity might incur as a result of such course of action by reason of the condition of the Mortgaged Properties but shall give notice to the Trustee if it has notice of such potential liabilities.

     (f) The Master Servicer shall not be liable for any acts or omissions of any Servicer.

     Section 9A.08 Master Servicer Not to Resign. Except as provided in Section 9A.10, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination that any such duties hereunder are no longer permissible under applicable law and such impermissibility cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Independent Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until Sponsor or the Trustee or a successor to the Master Servicer reasonably satisfactory to the Trustee


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shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 6.14 hereof. The Trustee shall notify the Rating Agencies of the resignation of the Master Servicer. If the Master Servicer and the Securities Administrator are the same entity, then at any time the Master Servicer is terminated as master servicer, the Securities Administrator shall likewise be removed as securities administrator.

     Section 9A.09 Successor Master Servicer. In connection with the appointment of any successor master servicer or the assumption of the duties of the Master Servicer, the Sponsor or the Trustee may make such arrangements for the compensation of such successor master servicer out of payments on the Mortgage Loans as Sponsor or the Trustee and such successor master servicer shall agree. If the successor master servicer does not agree that such market value is a fair price, such successor master servicer shall obtain two quotations of market value from third parties actively engaged in the servicing of single-family mortgage loans.

     Section 9A.10 Sale and Assignment of Master Servicing. The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency's rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and
(iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer's Certificate and an Opinion of Independent Counsel, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

     Section 9A.11 Compensation for the Master Servicer. The Master Servicer will be entitled to all income and gain realized from any investment of funds in the Master Servicer Collection Account, pursuant to Article IV, for the performance of its activities hereunder. Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (but not including any prepayment premium or penalty) shall be retained by the applicable Servicer and shall not be deposited in the Collection Account. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

                                   ARTICLE X.

                              REMIC ADMINISTRATION

     Section 10.01. REMIC Administration.


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     (a) REMIC elections as set forth in the Preliminary Statement shall be made on Forms 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement.

     (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC within the meaning of section 860G(a)(9) of the Code. The latest possible maturity date for purposes of Treasury Regulation 1.860G-1(a)(4) will be the Latest Possible Maturity Date.

     (c) The Securities Administrator shall represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The Securities Administrator shall pay any and all tax-related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Securities Administrator in fulfilling its duties hereunder (including its duties as tax return preparer). The Securities Administrator shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Distribution Account, provided, however, the Securities Administrator shall not be entitled to reimbursement for expenses incurred in connection with the preparation of tax returns and other reports as required by Section 6.19 and this Section.

     (d) The Securities Administrator shall prepare, sign and file all of each REMIC's federal and appropriate state tax and information returns as such REMIC's direct representative. The expenses of preparing and filing such returns shall be borne by the Securities Administrator.

     (e) The Securities Administrator or its designee shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Securities Administrator shall provide, upon receipt of additional reasonable compensation, to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization pursuant to Treasury Regulation 1.860E-2(a)(5) and any person designated in Section 860E(e)(3) of the Code.

     (f) The Securities Administrator and the Holders of Certificates shall take any action or cause any REMIC to take any action necessary to create or maintain the status of any REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Securities Administrator, the Trustee nor the Holder of any Residual Certificate shall knowingly take any action, cause any REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any REMIC as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on
Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Securities Administrator and the Trustee have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with


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respect to any REMIC or the assets therein, or causing any REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee and the Securities Administrator, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Trustee and the Securities Administrator has advised it in writing that an Adverse REMIC Event could occur; provided, however, that if no Adverse REMIC Event would occur but such action could result in the imposition of additional taxes on the Residual Certificateholders, no such Person shall take any such action, or cause any REMIC to take any such action without the written consent of the Residual Certificateholders.

     (g) Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on the related REMIC by federal or state governmental authorities. To the extent that such taxes are not paid by a Residual Certificateholder, the Securities Administrator or the Paying Agent shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in any such REMIC or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to holders of regular interests in any such REMIC, as the case may be.

     (h) The Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis.

     (i) No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement.

     (j) The Securities Administrator shall not enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

     (k) [Reserved]

     (l) The Class A-R Holder shall act as "tax matters person" with respect to each REMIC and irrevocably appoints the Securities Administrator to act as its agent in such roles.

     (m) None of the Securities Administrator, the Trustee, the Master Servicer or the Depositor, as assignees under this Agreement, shall provide any consent pursuant to this Agreement or knowingly take any action under this Agreement that would conflict with or violate the provisions of this Article X.

     Section 10.02. Prohibited Transactions and Activities.

     None of the Depositor, the Servicers, the Master Servicer, the Securities Administrator or the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Issuing Entity, (iii) the termination of each REMIC pursuant to Article VII of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of any such REMIC as a REMIC or of the interests therein other than the Residual Certificate as the regular interests


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therein, (b) affect the distribution of interest or principal on the
Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Issuing Entity (except pursuant to the provisions of this Agreement) or (d) cause any such REMIC to be subject to any tax including a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

     Section 10.03. Indemnification with Respect to Prohibited Transactions or Loss of REMIC Status.

     In the event that a REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Trustee or the Securities Administrator of its duties and obligations set forth herein, the Trustee or the Securities Administrator, as applicable, shall indemnify the Certificateholders of the related Residual Certificate against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence; provided, however, that the liability of the Trustee and the Securities Administrator shall not be joint and several and in no case shall the Trustee or the Securities Administrator be liable for the other's actions. Furthermore, the Trustee or the Securities Administrator, as applicable, shall not be liable for any such Losses attributable to the action or inaction of the Depositor or the Holder of the Residual Certificate, nor for any such Losses resulting from misinformation provided by any of the foregoing parties on which the Trustee or the Securities Administrator, as applicable, has relied. Notwithstanding the foregoing, however, in no event shall the Trustee or the Securities Administrator, as applicable, have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement or the Mortgage Loan Sale and Assignment Agreement, (2) for any Losses other than arising out of malfeasance, willful misconduct or negligent performance by the Trustee or the Securities Administrator, as applicable, with respect to its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders of the related Residual Certificate (in addition to payment of principal and interest on the Certificates).

     Section 10.04. REO Property.

     (a) Notwithstanding any other provision of this Agreement, the Master Servicer shall not, except to the extent provided in this Agreement or the WFB Warranties and Servicing Agreement, as applicable, knowingly permit any Servicer to rent, lease, otherwise earn income or take any other action on behalf of any REMIC with respect to any REO Property which might cause such REO Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or result in the receipt by any REMIC of any "income from non-permitted assets" within the meaning of section 860F(a)(2) of the Code or any "net income from foreclosure property" which is subject to tax under the REMIC Provisions unless the Servicer has provided to the Master Servicer, the Trustee and the Securities Administrator an Opinion of Counsel concluding that, under the REMIC Provisions, such action would not adversely affect the status of any REMIC as a REMIC and any income generated for any REMIC by the REO Property would not result in the imposition of a tax upon such REMIC.

     (b) The Master Servicer shall cause the related Servicer (to the extent provided in this Agreement or the WFB Warranties and Servicing Agreement, as applicable) to make reasonable efforts to sell any REO Property for its fair market value. In any event, however, the Master Servicer shall, or shall cause the Servicer (to the extent provided in this Agreement or the WFB Warranties and Servicing Agreement, as applicable) to, dispose of any REO Property within three
(3) years of its acquisition by the Issuing Entity unless the Master Servicer or the related Servicer


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(on behalf of the Issuing Entity) has received a grant of extension from the
Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a Federal or state tax upon such REMIC. If such an extension has been received, then the Master Servicer, acting on behalf of the Trustee hereunder, shall, or shall cause the related Servicer to, continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the "Extended Period"). If such an extension has not been received and the Master Servicer or the related Servicer, acting on behalf of the Issuing Entity hereunder, is unable to sell the REO Property within thirty-three (33) months after its acquisition by the Issuing Entity or if such an extension, has been received and the Master Servicer or the related Servicer is unable to sell the REO Property within the period ending three (3) months before the close of the Extended Period, the Master Servicer shall cause the related Servicer, before the end of the three-year period or the Extended Period, as applicable, to (i) purchase such REO Property at a price equal to the REO Property's fair market value or
(ii) auction the REO Property to the highest bidder (which may be the related Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be.

                                   ARTICLE XI.

                            MISCELLANEOUS PROVISIONS

     Section 11.01. Binding Nature of Agreement; Assignment.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     Section 11.02. Entire Agreement.

     This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

     Section 11.03. Amendment.

     (a) This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Company, the Securities Administrator and the Trustee, without notice to or the consent of any of the Holders, (i) to cure any ambiguity or mistake, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund or this Agreement in any Offering Document, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein or with the provisions of this Agreement, (iii) to add any other provisions with respect to matters or questions arising under this Agreement, (iv) to modify alter, amend, add to or rescind any of the terms or provisions contained in this Agreement or (v) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code and the REMIC Provisions. No such amendment effected pursuant to the preceding sentence shall, as evidenced by an Opinion of Counsel, adversely affect the status of any REMIC created pursuant


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to this Agreement, nor shall such amendment effected pursuant to clauses (iii)
or (iv) of such sentence adversely affect in any material respect the interests of any Holder unless such Holder has consented thereto. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee and the Securities Administrator shall be provided with an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this Section. Any such amendment shall be deemed not to adversely affect in any material respect any Holder, if the Securities Administrator receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce the then current rating assigned to the Certificates. In addition, this Agreement may be amended from time to time by the Sponsor, the Depositor, the Master Servicer, the Company, the Securities Administrator and the Trustee without the consent of any of the Certificateholders to comply with the provisions of Regulation AB.

     (b) This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Company, the Securities Administrator and the Trustee, with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Securities Administrator and the Trustee receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of any REMIC as a REMIC or cause a tax to be imposed on such REMIC; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby. For purposes of this paragraph, references to "Holder" or "Holders" shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners.

     (c) Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor, the Master Servicer, the Company, the Securities Administrator and the Rating Agencies.

     (d) It shall not be necessary for the consent of Holders under this Section
11.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Trustee may prescribe.

     (e) Notwithstanding anything to the contrary in this Agreement, neither the Securities Administrator nor the Trustee shall consent to any amendment of this Agreement except pursuant to the standards provided in this Section with respect to amendment of this Agreement.

     (f) None of the Sponsor, the Securities Administrator or the Trustee shall consent to the assignment by the Master Servicer of the Master Servicer's rights and obligations under this Agreement without the prior written consent of the Depositor, which consent shall not be unreasonably withheld.

     (g) Notwithstanding anything to the contrary in this Section 11.03, the Trustee, the Sponsor, the Securities Administrator, the Master Servicer and the Company shall reasonably cooperate with the Depositor and its counsel to enter into such amendments or modifications to the Agreement as may be necessary to comply with Regulation AB and any interpretation thereof by the Commission.

     (h) Prior to the execution of any amendment to this Agreement, the Trustee and the Securities Administrator shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized and permitted by this Agreement. The Trustee and the Securities Administrator may, but shall not be obligated to, enter into any such amendment which affects the Trustee's or the Securities Administrator's own respective rights, duties or immunities under this Agreement.

     Section 11.04. Voting Rights.

     Except to the extent that the consent of all affected Certificateholders is required pursuant to this Agreement, with respect to any provision of this Agreement requiring the consent of Certificateholders representing specified percentages of aggregate outstanding Certificate Principal Amount (or Percentage Interest), Certificates owned by the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Company or any Affiliates thereof are not to be counted so long as such Certificates are owned by the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Company or any Affiliate thereof.

     Section 11.05. Provision of Information.

     (a) For so long as any of the Certificates of any Series or Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, each of the Depositor, the Master Servicer, the Company, the Securities Administrator and the Trustee agree to cooperate with each other to provide to any Certificateholders and to any prospective purchaser of Certificates designated by such holder, upon the request of such holder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act. Any reasonable, out-of-pocket expenses incurred by the Trustee, the Securities Administrator, the Company or the Master Servicer in providing such information shall be reimbursed by the Depositor.

     (b) The Securities Administrator shall make available, upon its website at www.ctslink.com, a copy of any report on Form 8-K, Form 10-D or Form 10-K prepared and filed by it with the Commission. Any reasonable out-of-pocket expenses incurred by the Securities Administrator in providing copies of such documents shall be reimbursed by the Depositor.

     (c) On each Distribution Date, the Securities Administrator shall deliver or cause to be delivered by first class mail or make available on its website to the Depositor, a copy of the report delivered to Certificateholders pursuant to
Section 4.02.

     Section 11.06. Governing Law.

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN

ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

     Section 11.07. Notices.

     All requests, demands, notices, authorizations, directions, consents, waivers and communications hereunder shall be in writing and shall be deemed to have been duly given when received by (a) in the case of the Depositor, Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York, 10080, telecopy number (212) 449-9015, Attention:
Merrill Lynch Mortgage Investors Trust Series MLCC 2006-3, (b) in the case of the Master Servicer or Securities Administrator, Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention MLCC Series 2006-3, or, in the case of overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045-1951,
Attention: MLCC Series 2006-3, facsimile no.: (410) 715-2380, with a copy to, Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota, 55479, Attention: Corporate Trust Servicers - MLCC 2006-3, (c) in the case of the Sponsor, Merrill Lynch Mortgage Lending, Inc., 250 Vesey Street, 4 World Financial Center, New York, New York, 10080, telecopy number (212) 449-9015,
Attention: Merrill Lynch Mortgage Investors Trust Series MLCC 2006-3, (d) in the case of the Trustee, at its Corporate Trust Office, (e) in the case of PHH, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, telecopy number (856) 917-6910,
Attention: Robert E. Groody, Chief Operating Officer and (f) in the case of Wells Fargo Bank, N.A., as a Servicer, 1 Home Campus, Des Moines, Iowa 50328, or as to each party such other address as may hereafter be furnished by such party to the other parties in writing. All demands, notices and communications to a party hereunder shall be in writing and shall be deemed to have been duly given when delivered to such party at the relevant address, facsimile number or electronic mail address set forth above or at such other address, facsimile number or electronic mail address as such party may designate from time to time by written notice in accordance with this Section 11.07.

     Section 11.08. Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     Section 11.09. Indulgences; No Waivers.

     Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

     Section 11.10. Headings Not To Affect Interpretation.

     The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

     Section 11.11. Benefits of Agreement.

     Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement, except to the extent specified in Section 11.15.

     Section 11.12. Special Notices to the Rating Agencies.

     (a) The Depositor shall give prompt notice to the Rating Agencies of the occurrence of any of the following events of which it has notice:

          (i) any amendment to this Agreement pursuant to Section 11.03;

          (ii) the occurrence of any Servicer Event of Default or Master Servicer Event of Default;

          (iii) any notice of termination given to the Master Servicer pursuant to Section 6.14 or any resignation of the Master Servicer pursuant to this Agreement;

          (iv) the appointment of any successor to the Master Servicer pursuant to Section 6.14; and

          (v) the making of a final payment pursuant to Section 7.02.

     (b) All notices to the Rating Agencies provided for this Section shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

If to Moody's, to:

          Moody's Investors Service, Inc.
          99 Church Street
          New York, New York 10007
          Attention: ABS Monitoring

          If to S&P, to:

          Standard & Poor's Ratings Service,
          a division of The McGraw-Hill Companies, Inc.
          55 Water Street
          New York, New York 10041
          Attention: Residential Mortgages

     (c) The Securities Administrator shall provide or make available to the Rating Agencies reports prepared pursuant to Section 4.02. In addition, the Securities Administrator shall, at the expense of the Issuing Entity, make available to each Rating Agency such information as such Rating Agency may reasonably request regarding the Certificates or the Trust Fund, to the extent that such information is reasonably available to the Securities Administrator.

     Section 11.13. [Reserved]

     Section 11.14. Counterparts.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

     Section 11.15. No Petitions.

     Each of the Trustee, the Master Servicer, the Company and the Securities Administrator, by entering into this Agreement, hereby covenants and agrees that it shall not at any time institute against the Depositor, or join in any institution against the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to this Agreement or any of the documents entered into by the Depositor in connection with the transactions contemplated by this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

                                        MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                        as Depositor


                                        By:
                                            ------------------------------------
                                        Name: Paul Park
                                        Title: Authorized Signatory


                                        HSBC BANK USA, NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        WELLS FARGO BANK, N.A.,
                                        as Master Servicer and Securities
                                        Administrator


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        PHH MORTGAGE CORPORATION,
                                        as a Servicer


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


Solely for purposes of Section 2.05,
accepted and agreed to by:

MERRILL LYNCH MORTGAGE LENDING, INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                    EXHIBIT A

                              FORMS OF CERTIFICATES

                                   SEE TAB 20

                                    EXHIBIT B

          FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEREE)


STATE OF ___________ )
                     ) ss.:
COUNTY OF __________ )

     [NAME OF OFFICER], _________________ being first duly sworn, deposes and says:

     1. That he [she] is [title of officer] ________________________ of [name of Purchaser] _________________________________________ (the
          "Purchaser"), a _______________________ [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he [she] makes this affidavit.

     2.   That the Purchaser's Taxpayer Identification Number is [___________].

     3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code") and will not be a "disqualified organization" as of [date of transfer], and that the Purchaser is not acquiring a Residual Certificate (as defined in the Agreement) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), any "electing large partnership" within the meaning of Section 775 of the Code, or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code Section 511.

     4. That the Purchaser is not, and on __________________ [date of transfer] will not be, an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to Section 4975 of the Code, or a plan subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to foregoing provisions of ERISA or the Code (collectively, a "Plan"), and is not directly or indirectly acquiring a Residual Certificate for, on behalf of or with any assets of any such Plan.

     5. That the Purchaser hereby acknowledges that under the terms of the Pooling and Servicing Agreement dated as of October 1, 2006 (the "Agreement"), among

          Merrill Lynch Mortgage Investors, Inc., as Depositor, HSBC Bank USA, National Association, as Trustee, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, and PHH Mortgage Corporation, as a Servicer and the Company, with respect to Merrill Lynch Mortgage Investors Trust Series MLCC 2006-3 Mortgage Pass-Through Certificates, no transfer of the Residual Certificates shall be permitted to be made to any person unless the Certificate Registrar and Securities Administrator have received a certificate from such transferee containing the representations in paragraphs 3 and 4 hereof.

     6. That the Purchaser does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (such entity, a "Book-Entry Nominee").

     7. That the Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Residual Certificate.

     8. That the Purchaser will not transfer a Residual Certificate to any person or entity (i) as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 6 or paragraph 10 hereof are not satisfied or that the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 7 hereof, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Securities Administrator and the Certificate Registrar a written statement substantially in the form of Exhibit C to the Agreement.

     9. That the Purchaser understands that, as the holder of a Residual Certificate, the Purchaser may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding such Residual Certificate as they become due.

     10. That the Purchaser (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor, the Securities Administrator and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI (Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States) or successor form at the time and in the manner required by the Code. "Non-U.S. Person" means an individual, corporation, partnership or other person other than (i) a citizen or resident of the United States; (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof, including for this purpose, the District of Columbia; (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income; (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have authority to control all substantial decisions of the trust; and, (v) to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and elect to continue to be treated as United States persons.

     11. The Purchaser will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Purchaser or another U.S. taxpayer.

     12. That the Purchaser agrees to such amendments of the Agreement as may be required to further effectuate the restrictions on transfer of any Residual Certificate to such a "disqualified organization," an agent thereof, a Book-Entry Nominee, or a person that does not satisfy the requirements of paragraph 7 and paragraph 10 hereof.

     13. That the Purchaser consents to the designation of the Securities Administrator to act as agent for the "tax matters person" of each REMIC created by the Issuing Entity pursuant to the Agreement.

     14. That the Purchaser agrees to be bound by Section 3.03(f) of the Agreement.

     IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] this _____ day of __________, 20__.

                                        ----------------------------------------
                                        [Name of Purchaser]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

     Personally appeared before me the above-named [name of officer] ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer] _________________ of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

     Subscribed and sworn before me this _____ day of __________ 20__.

NOTARY PUBLIC

_____________________________________

COUNTY OF ___________________________

STATE OF ____________________________

My commission expires the __ day of __________ 20__.

                                    EXHIBIT C

              RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEROR)

                                                           _____________________
                                                                    Date

Re:  Merrill Lynch Mortgage Investors Trust Series MLCC 2006-3
     Mortgage Pass-Through Certificates

     _______________________ (the "Transferor") has reviewed the attached affidavit of _____________________________ (the "Transferee"), and has no actual knowledge that such affidavit is not true and has no reason to believe that the information contained in paragraph 7 thereof is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

                                        Very truly yours,


                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   EXHIBIT D-1

                STANDARD LAYOUT FOR MONTHLY DEFAULTED LOAN REPORT

EXHIBIT : STANDARD FILE LAYOUT - DELINQUENCY REPORTING

COLUMN/HEADER NAME                                DESCRIPTION                      DECIMAL   FORMAT COMMENT
---------------------------   --------------------------------------------------   -------   --------------
SERVICER_LOAN_NBR             A unique number assigned to a loan by the
                              Servicer. This may be different than the LOAN_NBR

LOAN_NBR A unique identifier assigned to each loan by the originator.

CLIENT_NBR                    Servicer Client Number

SERV_INVESTOR_NBR             Contains a unique number as assigned by an
                              external servicer to identify a group of loans in
                              their system.

BORROWER_FIRST_NAME           First Name of the Borrower.

BORROWER_LAST_NAME            Last name of the borrower.

PROP_ADDRESS                  Street Name and Number of Property

PROP_STATE                    The state where the property located.

PROP_ZIP                      Zip code where the property is located.

BORR_NEXT_PAY_DUE_DATE        The date that the borrower's next payment is due               MM/DD/YYYY
                              to the servicer at the end of processing cycle, as
                              reported by Servicer.

LOAN_TYPE                     Loan Type (i.e. FHA, VA, Conv)

BANKRUPTCY_FILED_DATE         The date a particular bankruptcy claim was filed.              MM/DD/YYYY

BANKRUPTCY_CHAPTER_CODE       The chapter under which the bankruptcy was filed.

BANKRUPTCY_CASE_NBR           The case number assigned by the court to the
                              bankruptcy filing.

POST_PETITION_DUE_DATE        The payment due date once the bankruptcy has been              MM/DD/YYYY
                              approved by the courts

BANKRUPTCY_DCHRG_DISM_DATE    The Date The Loan Is Removed From Bankruptcy.                  MM/DD/YYYY
                              Either by Dismissal, Discharged and/or a Motion
                              For Relief Was Granted.

LOSS_MIT_APPR_DATE            The Date The Loss Mitigation Was Approved By The               MM/DD/YYYY
                              Servicer

LOSS_MIT_TYPE                 The Type Of Loss Mitigation Approved For A Loan
                              Such As;


                                     D-1-1

LOSS_MIT_EST_COMP_DATE        The Date The Loss Mitigation /Plan Is Scheduled To             MM/DD/YYYY
                              End/Close

LOSS_MIT_ACT_COMP_DATE        The Date The Loss Mitigation Is Actually Completed             MM/DD/YYYY

FRCLSR_APPROVED_DATE          The date DA Admin sends a letter to the servicer               MM/DD/YYYY
                              with instructions to begin foreclosure
                              proceedings.

ATTORNEY_REFERRAL_DATE        Date File Was Referred To Attorney to Pursue                   MM/DD/YYYY
                              Foreclosure

FIRST_LEGAL_DATE              Notice of 1st legal filed by an Attorney in a                  MM/DD/YYYY
                              Foreclosure Action

FRCLSR_SALE_EXPECTED_DATE     The date by which a foreclosure sale is expected               MM/DD/YYYY
                              to occur.

FRCLSR_SALE_DATE              The actual date of the foreclosure sale.                       MM/DD/YYYY

FRCLSR_SALE_AMT               The amount a property sold for at the foreclosure       2      No commas(,)
                              sale.                                                          or dollar
                                                                                             signs ($)

EVICTION_START_DATE           The date the servicer initiates eviction of the                MM/DD/YYYY
                              borrower.

EVICTION_COMPLETED_DATE       The date the court revokes legal possession of the             MM/DD/YYYY
                              property from the borrower.

LIST_PRICE                    The price at which an REO property is marketed.         2      No commas(,)
                                                                                             or dollar
                                                                                             signs ($)

LIST_DATE                     The date an REO property is listed at a particular             MM/DD/YYYY
                              price.

OFFER_AMT                     The dollar value of an offer for an REO property.       2      No commas(,)
                                                                                             or dollar
                                                                                             signs ($)

OFFER_DATE_TIME               The date an offer is received by DA Admin or by                MM/DD/YYYY
                              the Servicer.

REO_CLOSING_DATE              The date the REO sale of the property is scheduled             MM/DD/YYYY
                              to close.

REO_ACTUAL_CLOSING_DATE       Actual Date Of REO Sale                                        MM/DD/YYYY

OCCUPANT_CODE                 Classification of how the property is occupied.

PROP_CONDITION_CODE           A code that indicates the condition of the
                              property.

PROP_INSPECTION_DATE          The date a  property inspection is performed.                  MM/DD/YYYY

APPRAISAL_DATE                The date the appraisal was done.                               MM/DD/YYYY

CURR_PROP_VAL                 The current "as is" value of the property based on      2
                              brokers price opinion or appraisal.

REPAIRED_PROP_VAL             The amount the property would be worth if repairs       2
                              are completed pursuant to a broker's price opinion
                              or appraisal.

IF APPLICABLE:

DELINQ_STATUS_CODE            FNMA Code Describing Status of Loan


                                     D-1-2

DELINQ_REASON_CODE            The circumstances which caused a borrower to stop
                              paying on a loan. Code indicates the reason why
                              the loan is in default for this cycle.

MI_CLAIM_FILED_DATE           Date Mortgage Insurance Claim Was Filed With                   MM/DD/YYYY
                              Mortgage Insurance Company.

MI_CLAIM_AMT                  Amount of Mortgage Insurance Claim Filed                       No commas(,)
                                                                                             or dollar
                                                                                             signs ($)

MI_CLAIM_PAID_DATE            Date Mortgage Insurance Company Disbursed Claim                MM/DD/YYYY
                              Payment

MI_CLAIM_AMT_PAID             Amount Mortgage Insurance Company Paid On Claim         2      No commas(,)
                                                                                             or dollar
                                                                                             signs ($)

POOL_CLAIM_FILED_DATE         Date Claim Was Filed With Pool Insurance Company               MM/DD/YYYY

POOL_CLAIM_AMT                Amount of Claim Filed With Pool Insurance Company       2      No commas(,)
                                                                                             or dollar
                                                                                             signs ($)

POOL_CLAIM_PAID_DATE          Date Claim Was Settled and The Check Was Issued By             MM/DD/YYYY
                              The Pool Insurer

POOL_CLAIM_AMT_PAID           Amount Paid On Claim By Pool Insurance Company          2      No commas(,)
                                                                                             or dollar
                                                                                             signs ($)

FHA_PART_A_CLAIM_FILED_DATE   Date FHA Part A Claim Was Filed With HUD                       MM/DD/YYYY

FHA_PART_A_CLAIM_AMT          Amount of FHA Part A Claim Filed                        2      No commas(,)
                                                                                             or dollar
                                                                                             signs ($)

FHA_PART_A_CLAIM_PAID_DATE    Date HUD Disbursed Part A Claim Payment                        MM/DD/YYYY

FHA_PART_A_CLAIM_PAID_AMT     Amount HUD Paid on Part A Claim                         2      No commas(,)
                                                                                             or dollar
                                                                                             signs ($)

FHA_PART_B_CLAIM_FILED_DATE   Date FHA Part B Claim Was Filed With HUD                       MM/DD/YYYY

FHA_PART_B_CLAIM_AMT          Amount of FHA Part B Claim Filed                        2      No commas(,)
                                                                                             or dollar
                                                                                             signs ($)

FHA_PART_B_CLAIM_PAID_DATE    Date HUD Disbursed Part B Claim Payment                        MM/DD/YYYY

FHA_PART_B_CLAIM_PAID_AMT     Amount HUD Paid on Part B Claim                         2      No commas(,)
                                                                                             or dollar
                                                                                             signs ($)

VA_CLAIM_FILED_DATE           Date VA Claim Was Filed With the Veterans Admin                MM/DD/YYYY

VA_CLAIM_PAID_DATE            Date Veterans Admin. Disbursed VA Claim Payment                MM/DD/YYYY

VA_CLAIM_PAID_AMT             Amount Veterans Admin. Paid on VA Claim                 2      No commas(,)
                                                                                             or dollar
                                                                                             signs ($)


                                     D-1-3

STANDARD FILE CODES - DELINQUENCY REPORTING

The LOSS MIT TYPE field should show the approved Loss Mitigation Code as follows:

     -    ASUM- Approved Assumption

     -    BAP- Borrower Assistance Program

     -    CO- Charge Off

     -    DIL- Deed-in-Lieu

     -    FFA- Formal Forbearance Agreement

     -    MOD- Loan Modification

     -    PRE- Pre-Sale

     -    SS- Short Sale

     -    MISC- Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The OCCUPANT CODE field should show the current status of the property code as follows:

     -    Mortgagor

     -    Tenant

     -    Unknown

     -    Vacant

The PROPERTY CONDITION field should show the last reported condition of the property as follows:

     -    Damaged

     -    Excellent

     -    Fair

     -    Gone

     -    Good

     -    Poor

     -    Special Hazard

     -    Unknown


                                     D-1-4

The FNMA DELINQUENT REASON CODE field should show the Reason for Delinquency as follows:

DELINQUENCY CODE   DELINQUENCY DESCRIPTION
----------------   -----------------------------------------
001                FNMA-Death of principal mortgagor
002                FNMA-Illness of principal mortgagor
003                FNMA-Illness of mortgagor's family member
004                FNMA-Death of mortgagor's family member
005                FNMA-Marital difficulties
006                FNMA-Curtailment of income
007                FNMA-Excessive Obligation
008                FNMA-Abandonment of property
009                FNMA-Distant employee transfer
011                FNMA-Property problem
012                FNMA-Inability to sell property
013                FNMA-Inability to rent property
014                FNMA-Military Service
015                FNMA-Other
016                FNMA-Unemployment
017                FNMA-Business failure
019                FNMA-Casualty loss
022                FNMA-Energy environment costs
023                FNMA-Servicing problems
026                FNMA-Payment adjustment
027                FNMA-Payment dispute
029                FNMA-Transfer of ownership pending
030                FNMA-Fraud
031                FNMA-Unable to contact borrower
INC                FNMA-Incarceration


                                     D-1-5

The FNMA DELINQUENT STATUS CODE field should show the Status of Default as follows:

STATUS CODE   STATUS DESCRIPTION
-----------   ------------------------------------------
     09       Forbearance
     17       Pre-foreclosure Sale Closing Plan Accepted
     24       Government Seizure
     26       Refinance
     27       Assumption
     28       Modification
     29       Charge-Off
     30       Third Party Sale
     31       Probate
     32       Military Indulgence
     43       Foreclosure Started
     44       Deed-in-Lieu Started
     49       Assignment Completed
     61       Second Lien Considerations
     62       Veteran's Affairs-No Bid
     63       Veteran's Affairs-Refund
     64       Veteran's Affairs-Buydown
     65       Chapter 7 Bankruptcy
     66       Chapter 11 Bankruptcy
     67       Chapter 13 Bankruptcy


                                     D-1-6

                                   EXHIBIT D-2

                  STANDARD LAYOUT FOR MONTHLY REMITTANCE ADVICE

     STANDARD FILE LAYOUT - MASTER SERVICING

COLUMN NAME              DESCRIPTION                                     DECIMAL   FORMAT COMMENT                       MAX SIZE
-----------              -----------                                     -------   --------------                       --------
SER_INVESTOR_NBR         A value assigned by the Servicer to define a              Text up to 10 digits                    20
                         group of loans.

LOAN_NBR                 A unique identifier assigned to each loan                 Text up to 10 digits                    10
                         by the investor.

SERVICER_LOAN_NBR        A unique number assigned to a loan by the                 Text up to 10 digits                    10
                         Servicer. This may be different than the
                         LOAN_NBR.

BORROWER_NAME            The borrower name as received in the file.                Maximum length of 30 (Last, First)      30
                         It is not separated by first and last name.

SCHED_PAY_AMT            Scheduled monthly principal and scheduled          2      No commas(,) or dollar signs ($)        11
                         interest payment that a borrower is expected
                         to pay, P&I constant.

NOTE_INT_RATE            The loan interest rate as reported by the          4      Max length of 6                          6
                         Servicer.

NET_INT_RATE             The loan gross interest rate less the service      4      Max length of 6                          6
                         fee rate as reported by the Servicer.

SERV_FEE_RATE            The servicer's fee rate for a loan as              4      Max length of 6                          6
                         reported by the Servicer.

SERV_FEE_AMT             The servicer's fee amount for a loan as            2      No commas(,) or dollar signs ($)        11
                         reported by the Servicer.

NEW_PAY_AMT              The new loan payment amount as reported by         2      No commas(,) or dollar signs ($)        11
                         the Servicer.

NEW_LOAN_RATE            The new loan rate as reported by the               4      Max length of 6                          6
                         Servicer.

ARM_INDEX_RATE           The index the Servicer is using to calculate       4      Max length of 6                          6
                         a forecasted rate.

ACTL_BEG_PRIN_BAL        The borrower's actual principal balance at         2      No commas(,) or dollar signs ($)        11
                         the beginning of the processing cycle.

ACTL_END_PRIN_BAL        The borrower's actual principal balance at         2      No commas(,) or dollar signs ($)        11
                         the end of the processing cycle.


                                      D-2-1

BORR_NEXT_PAY_DUE_DATE   The date at the end of processing cycle that              MM/DD/YYYY                              10
                         the borrower's next payment is due to the
                         Servicer, as reported by Servicer.

SERV_CURT_AMT_1          The first curtailment amount to be applied.        2      No commas(,) or dollar signs ($)        11

SERV_CURT_DATE_1         The curtailment date associated with the                  MM/DD/YYYY                              10
                         first curtailment amount.

CURT_ADJ_ AMT_1          The curtailment interest on the first              2      No commas(,) or dollar signs ($)        11
                         curtailment amount, if applicable.

SERV_CURT_AMT_2          The second curtailment amount to be applied.       2      No commas(,) or dollar signs ($)        11

SERV_CURT_DATE_2         The curtailment date associated with the                  MM/DD/YYYY                              10
                         second curtailment amount.

CURT_ADJ_ AMT_2          The curtailment interest on the second             2      No commas(,) or dollar signs ($)        11
                         curtailment amount, if applicable.

SERV_CURT_AMT_3          The third curtailment amount to be applied.        2      No commas(,) or dollar signs ($)        11

SERV_CURT_DATE_3         The curtailment date associated with the                  MM/DD/YYYY                              10
                         third curtailment amount.

CURT_ADJ_AMT_3           The curtailment interest on the third              2      No commas(,) or dollar signs ($)        11
                         curtailment amount, if applicable.

PIF_AMT                  The loan "paid in full" amount as reported by      2      No commas(,) or dollar signs ($)        11
                         the Servicer.

PIF_DATE                 The paid in full date as reported by the                  MM/DD/YYYY                              10
                         Servicer.

ACTION_CODE              The standard FNMA numeric code used to                    Action Code Key: 15=Bankruptcy,          2
                         indicate the default/delinquent status of                 30=Foreclosure, 60=PIF,
                         a particular loan.                                        63=Substitution, 65=Repurchase,
                                                                                   70=REO

INT_ADJ_AMT              The amount of the interest adjustment as           2      No commas(,) or dollar signs ($)        11
                         reported by the Servicer.

SOLDIER_SAILOR_ADJ_AMT   The Soldier and Sailor Adjustment amount, if       2      No commas(,) or dollar signs ($)        11
                         applicable.

NON_ADV_LOAN_AMT         The Non Recoverable Loan Amount, if                2      No commas(,) or dollar signs ($)        11
                         applicable.

LOAN_LOSS_AMT            The amount the Servicer is passing as a loss,      2      No commas(,) or dollar signs ($)        11
                         if applicable.

SCHED_BEG_PRIN_BAL       The scheduled outstanding principal amount         2      No commas(,) or dollar signs ($)        11
                         due at the beginning of the cycle date to be
                         passed through to investors.


                                      D-2-2

SCHED_END_PRIN_BAL       The scheduled principal balance due to             2      No commas(,) or dollar signs ($)        11
                         investors at the end of a processing cycle.

SCHED_PRIN_AMT           The scheduled principal amount as reported by      2      No commas(,) or dollar signs ($)        11
                         the Servicer for the current cycle -- only
                         applicable for Scheduled/Scheduled Loans.

SCHED_NET_INT            The scheduled gross interest amount less the       2      No commas(,) or dollar signs ($)        11
                         service fee amount for the current cycle
                         as reported by the Servicer -- only
                         applicable for Scheduled/Scheduled Loans.

ACTL_PRIN_AMT            The actual principal amount collected by the       2      No commas(,) or dollar signs ($)        11
                         Servicer for the current reporting cycle
                         -- only applicable for Actual/Actual
                         Loans.

ACTL_NET_INT             The actual gross interest amount less the          2      No commas(,) or dollar signs ($)        11
                         service fee amount for the current reporting
                         cycle as reported by the Servicer -- only
                         applicable for Actual/Actual Loans.

PREPAY_PENALTY_ AMT      The penalty amount received when a borrower        2      No commas(,) or dollar signs ($)        11
                         prepays on his loan as reported by the
                         Servicer.

PREPAY_PENALTY_ WAIVED   The prepayment penalty amount for the loan         2      No commas(,) or dollar signs ($)        11
                         waived by the servicer.

MOD_DATE                 The Effective Payment Date of the                         MM/DD/YYYY                              10
                         Modification for the loan.

MOD_TYPE                 The Modification Type.                                    Varchar - value can be alpha or         30
                                                                                   numeric

DELINQ_P&I_ADVANCE_AMT   The current outstanding principal and              2      No commas(,) or dollar signs ($)        11
                         interest advances made by Servicer.


                                      D-2-3

                                   EXHIBIT D-3

                STANDARD LAYOUT FOR MONTHLY REALIZED LOSS REPORT

CALCULATION OF REALIZED LOSS/GAIN FORM 332- INSTRUCTION SHEET

     NOTE: DO NOT NET OR COMBINE ITEMS. SHOW ALL EXPENSES INDIVIDUALLY AND ALL CREDITS AS SEPARATE LINE ITEMS. CLAIM PACKAGES ARE DUE ON THE REMITTANCE REPORT DATE. LATE SUBMISSIONS MAY RESULT IN CLAIMS NOT BEING PASSED UNTIL THE FOLLOWING MONTH. THE SERVICER IS RESPONSIBLE TO REMIT ALL FUNDS PENDING LOSS APPROVAL AND /OR RESOLUTION OF ANY DISPUTED ITEMS.

1.

2. The numbers on the 332 form correspond with the numbers listed below.

     LIQUIDATION AND ACQUISITION EXPENSES:

     1. The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

     2. The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

     3. Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

     4-12. Complete as applicable. Required documentation:

          * For taxes and insurance advances -- see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty. Advances prior to default require evidence of servicer efforts to recover advances.

          *    For escrow advances - complete payment history

               (to calculate advances from last positive escrow balance forward)

          * Other expenses - copies of corporate advance history showing all payments

          *    REO repairs > $1500 require explanation

          *    REO repairs >$3000 require evidence of at least 2 bids.

          * Short Sale or Charge Off require P&L supporting the decision and WFB's approved Officer Certificate


                                      D-3-1

          *    Unusual or extraordinary items may require further documentation.

     13.  The total of lines 1 through 12.

     3. CREDITS:

     14-21. Complete as applicable. Required documentation:

          * Copy of the HUD 1 from the REO sale. If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney

               Letter of Proceeds Breakdown.

          *    Copy of EOB for any MI or gov't guarantee

          *    All other credits need to be clearly defined on the 332 form

     22.  The total of lines 14 through 21.

     Please Note: For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

     TOTAL REALIZED LOSS (OR AMOUNT OF ANY GAIN)

     23. The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis (______).


                                      D-3-2

CALCULATION OF REALIZED LOSS/GAIN FORM 332

Prepared by: ________________________   Date: __________________________________

Phone: ______________________________   Email Address: _________________________

Servicer Loan No.        Servicer Name               Servicer Address

______________________   _________________________   ___________________________

WELLS FARGO BANK, N.A. LOAN NO. ________________________

Borrower's Name:

________________________________________________________________________________

Property Address: ______________________________________________________________

LIQUIDATION TYPE: REO SALE   3RD PARTY SALE   SHORT SALE   CHARGE OFF

WAS THIS LOAN GRANTED A BANKRUPTCY DEFICIENCY OR CRAMDOWN   YES ___   NO ___

If "Yes", provide deficiency or cramdown amount ________________________________

LIQUIDATION AND ACQUISITION EXPENSES:

(1)  Actual Unpaid Principal Balance of Mortgage Loan   $____________________(1)

(2)  Interest accrued at Net Rate                       _____________________(2)

(3)  Accrued Servicing Fees                             _____________________(3)

(4)  Attorney's Fees                                    _____________________(4)

(5)  Taxes (see page 2)                                 _____________________(5)

(6)  Property Maintenance                               _____________________(6)

(7)  MI/Hazard Insurance Premiums (see page 2)          _____________________(7)

(8)  Utility Expenses                                   _____________________(8)

(9)  Appraisal/BPO                                      _____________________(9)

(10) Property Inspections                               ____________________(10)

(11) FC Costs/Other Legal Expenses                      ____________________(11)

(12) Other (itemize)                                    ____________________(12)


                                      D-3-3

     Cash for Keys __________________________________   ____________________(12)

     HOA/Condo Fees _________________________________   ____________________(12)

     ________________________________________________   ____________________(12)

     TOTAL EXPENSES                                     $___________________(13)

CREDITS:

(14) Escrow Balance                                     $___________________(14)

(15) HIP Refund                                         ____________________(15)

(16) Rental Receipts                                    ____________________(16)

(17) Hazard Loss Proceeds                               ____________________(17)

(18) Primary Mortgage Insurance / Gov't Insurance
     (18a) HUD Part A                                   ________________________

     (18b) HUD Part B                                   ________________________

(19) Pool Insurance Proceeds                            ____________________(19)

(20) Proceeds from Sale of Acquired Property            ____________________(20)

(21) Other (itemize)                                    ____________________(21)

     _______________________________________________    ____________________(21)

     TOTAL CREDITS                                      $___________________(22)

TOTAL REALIZED LOSS (OR AMOUNT OF GAIN)                 $___________________(23)


                                     D-3-4

ESCROW DISBURSEMENT DETAIL

    TYPE      DATE   PERIOD OF   TOTAL    BASE
(TAX /INS.)   PAID    COVERAGE    PAID   AMOUNT   PENALTIES   INTEREST
-----------   ----   ---------   -----   ------   ---------   --------



                                     D-3-5

                                    EXHIBIT E

                   MORTGAGE LOAN SALE AND ASSIGNMENT AGREEMENT

                                    SEE TAB 1

                                    EXHIBIT F

                      LIST OF LIMITED PURPOSE SURETY BONDS

     Ambac Assurance Corporation Surety Bond No. AB0039BE, issued February 26, 1996, for Merrill Lynch Credit Corporation.

                                    EXHIBIT G

                     FORM OF RULE 144A TRANSFER CERTIFICATE

Re: Merrill Lynch Mortgage Investors Trust Series MLCC 2006-3
    Mortgage Pass-Through Certificates

     Reference is hereby made to the Pooling and Servicing Agreement, dated as of October 1, 2006 (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc., as Depositor, HSBC Bank USA, National Association, as Trustee, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, and PHH Mortgage Corporation, as a Servicer and the Company. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

     This letter relates to $__________ initial Certificate Balance of Class [___] Certificates which are held in the form of Definitive Certificates registered in the name of [_____] (the "Transferor"). The Transferor has requested a transfer of such Definitive Certificates for Definitive Certificates of such Class registered in the name of [insert name of transferee].

     In connection with such request, and in respect of such Certificates, the Transferor hereby certifies that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Agreement and the Certificates and (ii) Rule 144A under the Securities Act to a purchaser that the Transferor reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A purchasing for its own account or for the account of a "qualified institutional buyer," which purchaser is aware that the sale to it is being made in reliance upon Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Underwriters and the Depositor.


                                        ----------------------------------------
                                        [Name of Transferor]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Dated:
       -----------------------------

                                    EXHIBIT H

                         FORM OF PURCHASER'S LETTER FOR
                        INSTITUTIONAL ACCREDITED INVESTOR

                                       Date __________________

Dear Sirs:

     In connection with our proposed purchase of $______________ principal amount of Merrill Lynch Mortgage Investors Trust Series MLCC 2006-3 Mortgage Pass-Through Certificates (the "Privately Offered Certificates") of Merrill Lynch Mortgage Investors, Inc. (the "Depositor"), we confirm that:

     (1) We understand that the Privately Offered Certificates have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Privately Offered Certificates within two years of the later of the date of original issuance of the Privately Offered Certificates or the last day on which such Privately Offered Certificates are owned by the Depositor or any affiliate of the Depositor we will do so only (A) to the Depositor, (B) to "qualified institutional buyers" (within the meaning of Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act ("QIBs"), (C) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (D) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is not a QIB (an "Institutional Accredited Investor") which, prior to such transfer, delivers to the Certificate Registrar under the Pooling and Servicing Agreement, dated as of October 1, 2006 (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc., as Depositor, HSBC Bank USA, National Association, as Trustee, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, and PHH Mortgage Corporation, as a Servicer and the Company, a signed letter in the form of this letter; and we further agree, in the capacities stated above, to provide to any person purchasing any of the Privately Offered Certificates from us a notice advising such purchaser that resales of the Privately Offered Certificates are restricted as stated herein.

     (2) We understand that, in connection with any proposed resale of any Privately Offered Certificates to an Institutional Accredited Investor, we will be required to furnish to the Certificate Registrar a certification from such transferee in the form hereof to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Privately Offered Certificates purchased by us will bear a legend to the foregoing effect.

     (3) We are acquiring the Privately Offered Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Privately Offered Certificates, and we and any account for which we are acting are each able to bear the economic risk of such investment.

     (4) We are an Institutional Accredited Investor and we are acquiring the Privately Offered Certificates purchased by us for our own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which we exercise sole investment discretion.

     (5) We have received such information as we deem necessary in order to make our investment decision.

     (6) If we are acquiring ERISA-Restricted Certificates, we are not a Plan and we are not acquiring the ERISA-Restricted Certificates for, on behalf of or with any assets of any such Plan except in accordance with Section 3.03(d) of the Pooling and Servicing Agreement.

     Terms used in this letter which are not otherwise defined herein have the respective meanings assigned thereto in the Agreement.

     You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,


                                        ----------------------------------------
                                        [Purchaser]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT I

                        FORM OF ERISA TRANSFER AFFIDAVIT

STATE OF NEW YORK  )
                   )   ss.:
COUNTY OF NEW YORK )

     The undersigned, being first duly sworn, deposes and says as follows:

     1. The undersigned is the ______________________ of ______________ (the
"Investor"), a [corporation duly organized] and existing under the laws of __________, on behalf of which he makes this affidavit.

     2. With respect to the transfer of an ERISA-Restricted Certificate, the Investor (A) is not an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to
Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a plan or arrangement subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to foregoing provisions of ERISA or the Code ("Similar Law") (collectively, a "Plan"), and is not directly or indirectly acquiring the ERISA-Restricted Certificate for, on behalf of or with any assets of any such Plan, (B) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is acquiring the ERISA-Restricted Certificate with assets contained in an "insurance company general account," as defined in Section V(E) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or (C) solely in the case of a Definitive Certificate, shall deliver herewith an Opinion of Counsel satisfactory to the Securities Administrator and the Depositor, and upon which the Securities Administrator and the Depositor shall be entitled to rely, to the effect that the acquisition and holding of such ERISA-Restricted Certificate will not constitute or result in a nonexempt prohibited transaction under ERISA or the Code, or a violation of Similar Law, and will not subject the Securities Administrator, the Trustee, the Certificate Registrar, the Master Servicer or the Depositor to any obligation in addition to those expressly undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Securities Administrator, Trustee, the Certificate Registrar, the Master Servicer or the Depositor.

     3. The Investor hereby acknowledges that under the terms of the Pooling and Servicing Agreement dated as of October 1, 2006 (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc., as Depositor, HSBC Bank USA, National Association, as Trustee, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, and PHH Mortgage Corporation, as a Servicer and the Company, no transfer of the ERISA-Restricted Certificates shall be permitted to be made to any person unless the Certificate Registrar has received a certificate from such transferee in the form hereof.

     IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to proper authority, by its duly authorized officer, duly attested, this ____ day of _______________ 20___.


                                        ----------------------------------------
                                        [Investor]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

ATTEST:

-------------------------------------

STATE OF ___________ )
                     )   ss.:
COUNTY OF __________ )

     Personally appeared before me the above-named ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Investor, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Investor.

     Subscribed and sworn before me this _____ day of _________ 20___.


                                        ----------------------------------------
                                        NOTARY PUBLIC

                                        My commission expires the _____ day of
                                        __________, 20___.

                                    EXHIBIT J

                        FORM OF LETTER OF REPRESENTATIONS
                        WITH THE DEPOSITORY TRUST COMPANY

                                   SEE TAB 27

                                    EXHIBIT K

                          FORM OF INITIAL CERTIFICATION
            MERRILL LYNCH MORTGAGE INVESTORS TRUST SERIES MLCC 2006-3

                                ___________, 2006

To: Merrill Lynch Mortgage Investors, Inc.
    250 Vesey Street
    4 World Financial Center, 10th Floor
    New York, New York 10080

    Wells Fargo Bank, National Association
    9062 Old Annapolis Road
    Columbia, MD 21045

    Merrill Lynch Mortgage Lending, Inc.
    250 Vesey Street
    4 World Financial Center, 10th Floor
    New York, New York 10080

     Reference is made to the Pooling and Servicing Agreement, among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), HSBC Bank USA, National Association, as trustee (the "Trustee"), Wells Fargo Bank, N.A., as master servicer and securities administrator, and PHH Mortgage Corporation, as a servicer and the company, dated as of October 1, 2006 (the "Agreement"), pursuant to which the Depositor has delivered to the Trustee, or its Custodian, with respect to each Mortgage Loan set forth on Schedule A hereto (the "Mortgage Loan Schedule"), the documents set forth in Section 2.01 of the Agreement.

     With respect to each Mortgage Loan listed on the Mortgage Loan Schedule and except as otherwise noted on the Schedule of Exceptions set forth on Schedule B hereto, the Trustee confirms that (1) the Trustee, or its Custodian, has received all of the documents required to be delivered to the Trustee, or its Custodian, pursuant to Section 2.01 of the Agreement, (2) the Trustee, or its Custodian, has reviewed each Trustee's Mortgage File in accordance with Section 2.02(a) of the Agreement, and the documents contained in each Trustee's Mortgage File conform to the requirements set forth in such Section 2.02(a), and (3) the Trustee, or its Custodian, has physical possession of the documents in each Trustee's Mortgage File. The Trustee, or its Custodian, has not independently verified the validity, enforceability, sufficiency, recordability, due authorization or genuineness or any document in any Trustee's Mortgage File or any related Mortgage Loan, nor the collectibility, insurability, effectiveness or suitability of any related Mortgage Loan.

     All terms used herein and not otherwise defined herein shall have the respective meaning ascribed to such term in the Agreement.

                                        [HSBC BANK USA, NATIONAL ASSOCIATION.,
                                        as Trustee]

                                        [WELLS FARGO BANK, NATIONAL ASSOCIATION, as Custodian]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT L

                           FORM OF FINAL CERTIFICATION
            MERRILL LYNCH MORTGAGE INVESTORS TRUST SERIES MLCC 2006-3

                               _____________, 2006

To: Merrill Lynch Mortgage Investors, Inc.
    250 Vesey Street
    4 World Financial Center, 10th Floor
    New York, New York 10080

    Wells Fargo Bank, National Association
    9062 Old Annapolis Road
    Columbia, MD 21045

    Merrill Lynch Mortgage Lending, Inc.
    250 Vesey Street
    4 World Financial Center, 10th Floor
    New York, New York 10080

     Reference is made to the Pooling and Servicing Agreement, among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), HSBC Bank USA, National Association, as trustee (the "Trustee"), Wells Fargo Bank, N.A., as master servicer (in such capacity, the "Master Servicer") and securities administrator, and PHH Mortgage Corporation, as a servicer and the company, dated as of October 1, 2006 (the "Agreement"), pursuant to which the Depositor has delivered to the Trustee, or its Custodian, with respect to each Mortgage Loan set forth on Schedule A hereto (the "Mortgage Loan Schedule"), the documents set forth in Section 2.01 of the Agreement.

     With respect to each Mortgage Loan listed on the Mortgage Loan Schedule and except as otherwise noted on the Schedule of Exceptions set forth on Schedule B hereto, the Trustee confirms that (1) the Trustee, or its Custodian, has received all of the documents required to be delivered to it pursuant to Section
2.01 of the Agreement, (2) the Trustee, or its Custodian, has reviewed each Trustee's Mortgage File in accordance with Section 2.01 of the Agreement, and the documents contained in each Trustee's Mortgage File conform to the requirements set forth in such Section 2.01; provided, however, that notwithstanding anything to the contrary contained herein the Trustee, or its Custodian, shall not be required to confirm the information contained in item
(viii) of the Mortgage Loan Schedule with respect to any Mortgage Loan, and (3) the Trustee, or its Custodian, has physical possession of the documents in each Trustee's Mortgage File. The Trustee, or its Custodian, has not independently verified the validity, enforceability, sufficiency, recordability, due authorization or genuineness or any document in any Trustee's Mortgage File or any related Mortgage Loan, nor the collectibility, insurability, effectiveness or suitability of any related Mortgage Loan.

     All terms used herein and not otherwise defined herein shall have the respective meaning ascribed to such term in the Agreement.

                                        [HSBC BANK USA, NATIONAL ASSOCIATION,
                                        as Trustee]

                                        [WELLS FARGO BANK, NATIONAL ASSOCIATION, as Custodian]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT M

                           LIST OF SERVICING OFFICERS

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT N

                               REQUEST FOR RELEASE

To: Wells Fargo Bank, National Association
    1015 10th Avenue S.E.
    Minneapolis, Minnesota 55414
    (Attention: Merrill Lynch Mortgage Investors Trust Series MLCC 2006-3)

    HSBC Bank USA, National Association
    452 Fifth Avenue
    New York, NY 10018
    (Attention: Issuer Servicers: Merrill Lynch Mortgage Investors Trust Series MLCC 2006-3)

     Re: Pooling and Servicing Agreement, dated as of October 1, 2006, among
         Merrill Lynch Mortgage Investors, Inc., as Depositor, HSBC Bank USA, National Association, as Trustee, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, and PHH Mortgage Corporation, as a Servicer and the Company

     In connection with the administration of the pool of Mortgage Loans held by you as Trustee for the benefit of Certificateholders, we request the release of the (Trustee's Mortgage File/[specify documents]) for the Mortgage Loan described below, for the reason indicated.

File/document to be sent to:

          [Company]
          [Address]
          [Attn:]
          [Telephone Number ____________]

Mortgagor's Name, Address & Zip Code: ____________________________

Mortgage Loan Number: ____________________________

Reason for Requesting Documents (check one)

[ ] 1. Mortgage Loan Paid in Full
       ([Sponsor/Depositor] [related Servicer] [Master Servicer], hereby certifies that all amounts received in connection therewith have been credited to the Collection Account, Master Servicer Collection Account or the Distribution Account, as applicable.)

[ ] 2. Mortgage Loan in Foreclosure

[ ] 3. Mortgage Loan Repurchased or Substituted For
       ([Sponsor/Depositor] [related Servicer] [Master Servicer], hereby certifies that any applicable repurchase price or substitution shortfall amount has been credited to the Collection Account, the Master Servicer Collection Account or the Distribution Account, as applicable.)

[ ] 4. Mortgage Loan Liquidated
       (([Sponsor/Depositor] [related Servicer] [Master Servicer], hereby certifies that all proceeds of foreclosure, insurance or other liquidation have been finally received and credited to the Collection Account, the Master Servicer Collection Account or the Distribution Account, as applicable.)

[ ] 5. Other (explain) ____________________________
       If box 1, 2 or 3 above is checked, and if all or part of the Trustee's Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Mortgage Loan.

       If box 4 or 5 above is checked, upon our return of all of the above documents to you as Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.

                                        [SPONSOR/DEPOSITOR]
                                        [MASTER SERVICER] [RELATED SERVICER]


                                        By:
                                            ------------------------------------
                                        Date:
                                              ----------------------------------


Documents returned to Trustee:

                                     ,
-------------------------------------
as Trustee


By:
    ---------------------------------
Date:
      -------------------------------

                                    EXHIBIT O

                                   [RESERVED]

                                    EXHIBIT P

                                   [RESERVED]

                                    EXHIBIT Q

                  FORM OF BACK-UP SARBANES-OXLEY CERTIFICATION

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045

Re: Merrill Lynch Mortgage Investors Trust, Series MLCC 2006-3

          I, [_______], the [_______] of [_______] (the "Company") hereby certify to the Depositor, the Master Servicer and the Securities Administrator, and each of their officers, directors and affiliates, with the knowledge and intent that they will rely upon this certification, that:

          (1) I have reviewed [the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the "Compliance Statement"),] the report on assessment of the Company's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria"), provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (the "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to any of the Depositor, the Master Servicer, the Securities Administrator and the Trustee pursuant to the Agreement (collectively, the "Company Servicing Information");

          (2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

          (3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the Depositor, the Master Servicer and the Securities Administrator;

          (4) I am responsible for reviewing the activities performed by [_______] as [_______] under the [_______] (the "Agreement"), and based on my knowledge [and the compliance review conducted in preparing the Compliance Statement] and except as disclosed in [the Compliance Statement,] the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

          (5) [The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and] [The] [the] Servicing Assessment and Attestation Report required to be provided by the Company and [by any Subservicer or Subcontractor] pursuant to the Agreement, have been provided to the Depositor, the Master Servicer and the Securities Administrator. Any material instances of noncompliance described in such reports have been disclosed to the Depositor, the Master Servicer and the Securities Administrator. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

          Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated as of October 1, 2006, among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), Wells Fargo Bank, N.A., as master servicer (in such capacity, the "Master Servicer") and securities administrator (in such capacity, the "Securities Administrator"), HSBC Bank USA, National Association, as trustee (the "Trustee") and PHH Mortgage Corporation, as a Servicer and the Company (a "Servicer" and the "Company").

                                        [_______]
                                        as [_______]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        Date:
                                              ----------------------------------

                                    EXHIBIT R

                                   [RESERVED]

                                   EXHIBIT S-1

                        FORM OF ASSESSMENT OF COMPLIANCE

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Merrill Lynch Mortgage Investors Trust Series MLCC 2006-3

HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York 10018
Attention: Corporate Trust and Loan Agency - Merrill Lynch Mortgage Investors Trust Series MLCC 2006-3

     Re: Pooling and Servicing Agreement (the "Agreement"), dated as of October
         1, 2006, among Merrill Lynch Mortgage Investors, Inc., as depositor, HSBC Bank USA, National Association, as trustee, Wells Fargo Bank, N.A., as master servicer and securities administrator, and PHH Mortgage Corporation, as a servicer and the company, relating to Merrill Lynch Mortgage Investors Trust, Series MLCC 2006-3 (the "Issuing Entity")

     For the calendar year ending December 31, [2006] or portion thereof, [PHH Mortgage Corporation, as a Servicer] [Wells Fargo Bank, N.A., as [Master Servicer] [Securities Administrator]] for the Issuing Entity has complied in all material respects with the Relevant Servicing Criteria in Exhibit S-2 of the Agreement.

     All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Agreement.

Date:
      -------------------------------

                                        [PHH MORTGAGE CORPORATION] [WELLS FARGO
                                        BANK, NATIONAL ASSOCIATION]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


ACKNOWLEDGED AND AGREED:

[WELLS FARGO BANK, NATIONAL
ASSOCIATION,
as Master Servicer]
[HSBC BANK USA, NATIONAL ASSOCIATION,
as Trustee]


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


                                      S-1-1

MERRILL LYNCH MORTGAGE INVESTORS,
INC., as Depositor


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


                                      S-1-2

                                   EXHIBIT S-2

                       SERVICING CRITERIA TO BE ADDRESSED
                           IN ASSESSMENT OF COMPLIANCE
                          (RMBS UNLESS OTHERWISE NOTED)

KEY:
X -- obligation

WHERE THERE ARE MULTIPLE CHECKS FOR CRITERIA THE ATTESTING PARTY WILL IDENTIFY IN ITS MANAGEMENT ASSERTION THAT IT IS ATTESTING ONLY TO THE PORTION OF THE DISTRIBUTION CHAIN THAT SUCH PARTY IS RESPONSIBLE FOR IN THE RELATED TRANSACTION AGREEMENTS. CAPITALIZED TERMS USED HEREIN BUT NOT DEFINED HEREIN SHALL HAVE THE MEANINGS ASSIGNED TO THEM IN THE POOLING AND SERVICING AGREEMENT, DATED AS OF OCTOBER 1, 2006, AMONG MERRILL LYNCH MORTGAGE INVESTORS, INC., AS DEPOSITOR, WELLS FARGO BANK, N.A., AS MASTER SERVICER AND SECURITIES ADMINISTRATOR, HSBC BANK USA, NATIONAL ASSOCIATION, AS TRUSTEE, AND PHH MORTGAGE CORPORATION, AS A SERVICER AND THE COMPANY.

                                                        WELLS         PHH        WELLS FARGO
                                                     FARGO BANK    MORTGAGE          BANK        WELLS FARGO
                                                       (MASTER    CORPORATION    (SECURITIES         BANK            ADDITIONAL
REG AB REFERENCE          SERVICING CRITERIA          SERVICER)    (SERVICER)   ADMINISTRATOR)   (CUSTODIAN)        INFORMATION
----------------   -------------------------------   ----------   -----------   --------------   -----------   ---------------------
                   GENERAL SERVICING
                   CONSIDERATIONS

1122(d)(1)(i)      Policies and procedures are            X            X              X
                   instituted to monitor any
                   performance or other triggers
                   and events of default in
                   accordance with the transaction
                   agreements.

1122(d)(1)(ii)     If any material servicing              X            X              X
                   activities are outsourced to
                   third parties, policies and
                   procedures are instituted to
                   monitor the third party's
                   performance and compliance with
                   such servicing activities.

1122(d)(1)(iii)    Any requirements in the               N/A          N/A            N/A
                   transaction agreements to
                   maintain a back-up servicer for
                   the Pool Assets are maintained.

1122(d)(1)(iv)     A fidelity bond and errors and         X            X
                   omissions policy is in effect
                   on the party participating
                   in the servicing function
                   throughout the reporting period
                   in the amount of coverage
                   required by and otherwise in
                   accordance with the terms of
                   the transaction agreements.

                   CASH COLLECTION AND
                   ADMINISTRATION

1122(d)(2)(i)      Payments on pool assets are            X            X              X
                   deposited into the appropriate
                   custodial bank accounts and
                   related bank clearing accounts
                   no more than two business days
                   following receipt, or such
                   other number of days specified
                   in the transaction agreements.


                                      S-2-1

                                                        WELLS         PHH        WELLS FARGO
                                                     FARGO BANK    MORTGAGE          BANK        WELLS FARGO
                                                       (MASTER    CORPORATION    (SECURITIES         BANK            ADDITIONAL
REG AB REFERENCE          SERVICING CRITERIA          SERVICER)    (SERVICER)   ADMINISTRATOR)   (CUSTODIAN)        INFORMATION
----------------   -------------------------------   ----------   -----------   --------------   -----------   ---------------------
1122(d)(2)(ii)     Disbursements made via wire            X            X              X                        Each Servicer
                   transfer on behalf of an                                                                    disburses funds to
                   obligor or to an investor are                                                               the Master
                   made only by authorized                                                                     Servicer. Master
                   personnel.                                                                                  Servicer disburses
                                                                                                               funds to Securities
                                                                                                               Administrator.
                                                                                                               Securities
                                                                                                               Administrator
                                                                                                               disburses funds to
                                                                                                               certificateholders.

1122(d)(2)(iii)    Advances of funds or guarantees        X            X
                   regarding collections, cash
                   flows or distributions, and
                   any interest or other fees
                   charged for such advances, are
                   made, reviewed and approved as
                   specified in the transaction
                   agreements.

1122(d)(2)(iv)     The related accounts for the           X            X              X
                   transaction, such as cash
                   reserve accounts or accounts
                   established as a form of over
                   collateralization, are
                   separately maintained (e.g.,
                   with respect to commingling of
                   cash) as set forth in the
                   transaction agreements.

1122(d)(2)(v)      Each Collection Account is             X            X              X
                   maintained at a federally
                   insured depository institution
                   as set forth in the transaction
                   agreements. For purposes of
                   this criterion, "federally
                   insured depository institution"
                   with respect to a foreign
                   financial institution means a
                   foreign financial institution
                   that meets the requirements of
                   Rule 13k-1(b)(1) of the
                   Securities Exchange Act.

1122(d)(2)(vi)     Unissued checks are safeguarded                     X
                   so as to prevent unauthorized
                   access.

1122(d)(2)(vii)    Reconciliations are prepared on        X            X              X
                   a monthly basis for all
                   asset-backed securities related
                   bank accounts, including
                   Collection Accounts and related
                   bank clearing accounts. These
                   reconciliations are (A)
                   mathematically accurate; (B)
                   prepared within 30 calendar
                   days after the bank statement
                   cutoff date, or such other
                   number of days specified in the
                   transaction agreements; (C)
                   reviewed and approved by
                   someone other than the person
                   who prepared the
                   reconciliation; and (D) contain
                   explanations for reconciling
                   items. These reconciling items
                   are resolved within 90 calendar
                   days of their original
                   identification, or such other
                   number of days specified in the
                   transaction agreements.

                   INVESTOR REMITTANCES AND
                   REPORTING


                                      S-2-2

                                                        WELLS         PHH        WELLS FARGO
                                                     FARGO BANK    MORTGAGE          BANK        WELLS FARGO
                                                       (MASTER    CORPORATION    (SECURITIES         BANK            ADDITIONAL
REG AB REFERENCE          SERVICING CRITERIA          SERVICER)    (SERVICER)   ADMINISTRATOR)   (CUSTODIAN)        INFORMATION
----------------   -------------------------------   ----------   -----------   --------------   -----------   ---------------------
1122(d)(3)(i)      Reports to investors, including        X            X              X
                   those to be filed with the
                   Commission, are maintained in
                   accordance with the transaction
                   agreements and applicable
                   Commission requirements.
                   Specifically, such reports (A)
                   are prepared in accordance with
                   timeframes and other terms set
                   forth in the transaction
                   agreements; (B) provide
                   information calculated in
                   accordance with the terms
                   specified in the transaction
                   agreements; (C) are filed with
                   the Commission as required by
                   its rules and regulations; and
                   (D) agree with investors' or
                   the trustee's records as to the
                   total unpaid principal balance
                   and number of Pool Assets
                   serviced by the Servicer.

1122(d)(3)(ii)     Amounts due to investors are           X            X              X                        Each Servicer
                   allocated and remitted in                                                                   remits cash and
                   accordance with timeframes,                                                                 loan level data to
                   distribution priority and other                                                             Master Servicer
                   terms set forth in the                                                                      based on timelines
                   transaction agreements.                                                                     established in the
                                                                                                               PSA (or any other
                                                                                                               applicable
                                                                                                               agreement). Master
                                                                                                               Servicer remits
                                                                                                               cash and loan level
                                                                                                               data to Securities
                                                                                                               Administrator based
                                                                                                               on timelines
                                                                                                               established in the
                                                                                                               PSA.. The Securities
                                                                                                               Administrator is
                                                                                                               responsible for the
                                                                                                               allocation of funds
                                                                                                               to certificateholders
                                                                                                               using the appropriate
                                                                                                               distribution priority
                                                                                                               as established by the
                                                                                                               PSA.

1122(d)(3)(iii)    Disbursements made to an               X            X              X                        Securities
                   investor are posted within two                                                              Administrator
                   business days to the Servicer's                                                             disburses funds to
                   investor records, or such other                                                             certificateholders.
                   number of days specified in the
                   transaction agreements.


                                      S-2-3

                                                        WELLS         PHH        WELLS FARGO
                                                     FARGO BANK    MORTGAGE          BANK        WELLS FARGO
                                                       (MASTER    CORPORATION    (SECURITIES         BANK            ADDITIONAL
REG AB REFERENCE          SERVICING CRITERIA          SERVICER)    (SERVICER)   ADMINISTRATOR)   (CUSTODIAN)        INFORMATION
----------------   -------------------------------   ----------   -----------   --------------   -----------   ---------------------
1122(d)(3)(iv)     Amounts remitted to investors          X            X              X                        Each Servicer
                   per the investor reports agree                                                              remits funds and
                   with cancelled checks, or other                                                             provides certain
                   form of payment, or custodial                                                               investor reports to
                   bank statements.                                                                            the Master Servicer
                                                                                                               within guidelines
                                                                                                               and timeframes
                                                                                                               established in
                                                                                                               PSA..  Master
                                                                                                               Servicer remits
                                                                                                               funds and provides
                                                                                                               certain investor
                                                                                                               reports to Securities
                                                                                                               Administrator within
                                                                                                               guidelines and
                                                                                                               timeframes
                                                                                                               established in PSA..
                                                                                                               Securities
                                                                                                               Administrator
                                                                                                               disburses funds to
                                                                                                               certificateholders.

                   POOL ASSET ADMINISTRATION

1122(d)(4)(i)      Collateral or security on pool                      X                             X
                   assets is maintained as
                   required by the transaction
                   agreements or related pool
                   asset documents.

1122(d)(4)(ii)     Pool assets and related                             X                             X
                   documents are safeguarded as
                   required by the transaction
                   agreements

1122(d)(4)(iii)    Any additions, removals or                          X
                   substitutions to the asset pool
                   are made, reviewed and approved
                   in accordance with any
                   conditions or requirements in
                   the transaction agreements.

1122(d)(4)(iv)     Payments on pool assets,                            X
                   including any payoffs, made in
                   accordance with the related
                   pool asset documents are posted
                   to the Servicer's obligor
                   records maintained no more than
                   two business days after
                   receipt, or such other number
                   of days specified in the
                   transaction agreements, and
                   allocated to principal,
                   interest or other items (e.g.,
                   escrow) in accordance with the
                   related pool asset documents.

1122(d)(4)(v)      The Servicer's records                              X
                   regarding the pool assets agree
                   with the Servicer's records
                   with respect to an obligor's
                   unpaid principal balance.

1122(d)(4)(vi)     Changes with respect to the                         X
                   terms or status of an obligor's
                   pool assets (e.g., loan
                   modifications or re-agings) are
                   made, reviewed and approved by
                   authorized personnel in
                   accordance with the transaction
                   agreements and related pool
                   asset documents.


                                      S-2-4

                                                        WELLS         PHH        WELLS FARGO
                                                     FARGO BANK    MORTGAGE          BANK        WELLS FARGO
                                                       (MASTER    CORPORATION    (SECURITIES         BANK            ADDITIONAL
REG AB REFERENCE          SERVICING CRITERIA          SERVICER)    (SERVICER)   ADMINISTRATOR)   (CUSTODIAN)        INFORMATION
----------------   -------------------------------   ----------   -----------   --------------   -----------   ---------------------
1122(d)(4)(vii)    Loss mitigation or recovery                         X
                   actions (e.g., forbearance
                   plans, modifications and deeds
                   in lieu of foreclosure,
                   foreclosures and repossessions,
                   as applicable) are initiated,
                   conducted and concluded in
                   accordance with the timeframes
                   or other requirements
                   established by the transaction
                   agreements.

1122(d)(4)(viii)   Records documenting collection                      X
                   efforts are maintained during
                   the period a pool asset is
                   delinquent in accordance with
                   the transaction agreements.
                   Such records are maintained on
                   at least a monthly basis, or
                   such other period specified in
                   the transaction agreements, and
                   describe the entity's
                   activities in monitoring
                   delinquent pool assets
                   including, for example, phone
                   calls, letters and payment
                   rescheduling plans in cases
                   where delinquency is deemed
                   temporary (e.g., illness or
                   unemployment).

1122(d)(4)(ix)     Adjustments to interest rates                       X
                   or rates of return for pool
                   assets with variable rates are
                   computed based on the
                   related pool asset documents.

1122(d)(4)(x)      Regarding any funds held in                         X
                   trust for an obligor (such as
                   escrow accounts): (A) such
                   funds are analyzed, in
                   accordance with the obligor's
                   pool asset documents, on at
                   least an annual basis, or such
                   other period specified in the
                   transaction agreements; (B)
                   interest on such funds is paid,
                   or credited, to obligors in
                   accordance with applicable pool
                   asset documents and state laws;
                   and (C) such funds are returned
                   to the obligor within 30
                   calendar days of full repayment
                   of the related pool assets, or
                   such other number of days
                   specified in the transaction
                   agreements.

1122(d)(4)(xi)     Payments made on behalf of an                       X
                   obligor (such as tax or
                   insurance payments) are made on
                   or before the related penalty
                   or expiration dates, as
                   indicated on the appropriate
                   bills or notices for such
                   payments, provided that such
                   support has been received by
                   the servicer at least 30
                   calendar days prior to these
                   dates, or such other number of
                   days specified in the
                   transaction agreements.


                                      S-2-5

                                                        WELLS         PHH        WELLS FARGO
                                                     FARGO BANK    MORTGAGE          BANK        WELLS FARGO
                                                       (MASTER    CORPORATION    (SECURITIES         BANK            ADDITIONAL
REG AB REFERENCE          SERVICING CRITERIA          SERVICER)    (SERVICER)   ADMINISTRATOR)   (CUSTODIAN)        INFORMATION
----------------   -------------------------------   ----------   -----------   --------------   -----------   ---------------------
1122(d)(4)(xii)    Any late payment penalties in                       X
                   connection with any payment to
                   be made on behalf of an obligor
                   are paid from the Servicer's
                   funds and not charged to the
                   obligor, unless the late
                   payment was due to the
                   obligor's error or omission.

1122(d)(4)(xiii)   Disbursements made on behalf of                     X
                   an obligor are posted within
                   two business days to the
                   obligor's records maintained by
                   the servicer, or such other
                   number of days specified in the
                   transaction agreements.

1122(d)(4)(xiv)    Delinquencies, charge-offs and         X            X
                   uncollectible accounts are
                   recognized and recorded in
                   accordance with the transaction
                   agreements.

1122(d)(4)(xv)     Any external enhancement or
                   other support, identified in
                   Item 1114(a)(1) through (3) or
                   Item 1115 of Regulation AB, is
                   maintained as set forth in the
                   transaction agreements.


                                      S-2-6

                                    EXHIBIT T

                      FORM OF SARBANES-OXLEY CERTIFICATION

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045

Re: Merrill Lynch Mortgage Investors Trust Series MLCC 2006-3

     I, [identify the certifying individual], certify that:

          I, [identify the certifying individual], certify that:

          1. I have reviewed the report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of Merrill Lynch Mortgage Investors Trust, MLCC Series 2006-3 (the "Exchange Act periodic reports");

          2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

          3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

          4. [I am responsible for reviewing the activities performed by the servicer(s) and based on my knowledge and the compliance review(s) conducted in preparing the servicer compliance statement(s) required in this report under
Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer(s) [has/have] fulfilled [its/their] obligations under the servicing agreement(s) in all material respects; and]

          5. All of the reports on assessment of compliance with servicing criteria for ABS and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

     [In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties [name of servicer, sub-servicer, co-servicer, depositor or trustee].]

     Date:
           -------------------------


                                        ----------------------------------------
                                        [Signature]
                                        [Title]

                                    EXHIBIT U

                       ADDITIONAL DISCLOSURE NOTIFICATION

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045

RE:  Merrill Lynch Mortgage Investors Trust, Series MLCC 2006-3
     ** Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

          In accordance with Section [__] of the Pooling and Servicing Agreement, dated as of October 1, 2006, among Merrill Lynch Mortgage Investors, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, HSBC Bank USA, National Association, as trustee, and PHH Mortgage Corporation, as a servicer and the company, the undersigned, as [__________], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

     Any inquiries related to this notification should be directed to [__________], phone number: [__________]; email address: [__________].

                                        [NAME OF PARTY],
                                        as [role]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT V

                   FORM OF ITEM 1123 CERTIFICATION OF SERVICER

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045

Re: Merrill Lynch Mortgage Investors Trust, Series MLCC 2006-3 Mortgage
    Pass-Through Certificates

I, [identify name of certifying individual], [title of certifying individual] of [[name of servicing company] (the "Servicer")], hereby certify that:

          (1) A review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under the pooling and servicing agreement (the "Agreement"), dated as of October 1, 2006, among Merrill Lynch Mortgage Investors, Inc., as depositor, HSBC Bank USA, National Association, as trustee, Wells Fargo Bank, N.A., as master servicer and securities administrator, and PHH Mortgage Corporation, as a servicer and the company, has been made under my supervision; and

          (2) To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreement in all material respects throughout such year or a portion thereof[, or, if there has been a failure to fulfill any such obligation in any material respect, I have specified below each such failure known to me and the nature and status thereof].

Date:
      ------------------------------
                                        [Servicer]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT W

                         FORM 8-K DISCLOSURE INFORMATION

                         FORM 8-K DISCLOSURE INFORMATION
--------------------------------------------------------------------------------
                ITEM ON FORM 8-K                        PARTY RESPONSIBLE
                ----------------                  ------------------------------
  ITEM 1.01- ENTRY INTO A MATERIAL DEFINITIVE               All parties
                   AGREEMENT

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus

ITEM 1.02- TERMINATION OF A MATERIAL DEFINITIVE
                   AGREEMENT                                All parties

Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

     ITEM 1.03- BANKRUPTCY OR RECEIVERSHIP                   Depositor

Disclosure is required regarding the bankruptcy or receivership, with respect to any of the following:

-    Sponsor (Seller)                               Depositor/Sponsor (Seller)

-    Depositor                                              Depositor

-    Master Servicer                                     Master Servicer

-    Affiliated Servicer                                     Servicer

-    Other Servicer servicing 20% or more of                 Servicer
     the pool assets at the time of the report

-    Other material servicers                                Servicer

-    Trustee                                                 Trustee

-    Securities Administrator                        Securities Administrator

-    Significant Obligor                                    Depositor

-    Credit Enhancer (10% or more)                          Depositor

                         FORM 8-K DISCLOSURE INFORMATION
--------------------------------------------------------------------------------
                ITEM ON FORM 8-K                        PARTY RESPONSIBLE
                ----------------                  ------------------------------
-    Derivative Counterparty                                 Depositor

-    Custodian                                               Custodian

ITEM 2.04- TRIGGERING EVENTS THAT ACCELERATE OR              Depositor
  INCREASE A DIRECT FINANCIAL OBLIGATION OR AN            Master Servicer
     OBLIGATION UNDER AN OFF-BALANCE SHEET           Securities Administrator
                  ARRANGEMENT

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the monthly statements to the certificateholders.

 ITEM 3.03- MATERIAL MODIFICATION TO RIGHTS OF       Securities Administrator
                SECURITY HOLDERS                              Trustee
                                                             Depositor

Disclosure is required of any material
modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement.

      ITEM 5.03- AMENDMENTS OF ARTICLES OF                   Depositor
INCORPORATION OR BYLAWS; CHANGE OF FISCAL YEAR

Disclosure is required of any amendment "to the governing documents of the issuing entity".

ITEM 6.01- ABS INFORMATIONAL AND COMPUTATIONAL               Depositor
                    MATERIAL

  ITEM 6.02- CHANGE OF SERVICER OR SECURITIES       Master Servicer/Securities
                 ADMINISTRATOR                       Administrator/Depositor/
                                                         Servicer/Trustee

Requires disclosure of any removal,
replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers or trustee.

Reg AB disclosure about any new servicer or          Servicer/Master Servicer/
master servicer is also required.                            Depositor

Reg AB disclosure about any new Trustee is also               Trustee
required.

   ITEM 6.03- CHANGE IN CREDIT ENHANCEMENT OR          Depositor/Securities
                EXTERNAL SUPPORT                          Administrator

Covers termination of any enhancement in

                         FORM 8-K DISCLOSURE INFORMATION
--------------------------------------------------------------------------------
                ITEM ON FORM 8-K                        PARTY RESPONSIBLE
                ----------------                  ------------------------------
manner other than by its terms, the addition of
an enhancement, or a material change in the
enhancement provided. Applies to external
credit enhancements as well as derivatives.

Reg AB disclosure about any new enhancement                  Depositor
provider is also required.

     ITEM 6.04- FAILURE TO MAKE A REQUIRED           Securities Administrator
                  DISTRIBUTION                                Trustee

 ITEM 6.05- SECURITIES ACT UPDATING DISCLOSURE               Depositor

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.

If there are any new servicers or originators                Depositor
required to be disclosed under Regulation
AB as a result of the foregoing, provide
the information called for in Items 1108 and
1110 respectively.

          ITEM 7.01- REG FD DISCLOSURE                      All parties

            ITEM 8.01- OTHER EVENTS                          Depositor

Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to
              certificateholders.

ITEM 9.01- FINANCIAL STATEMENTS AND EXHIBITS            Responsible party for
                                                     reporting/disclosing the
                                                  financial statement or exhibit

                                    EXHIBIT X

                         ADDITIONAL FORM 10-D DISCLOSURE

                                          ADDITIONAL FORM 10-D DISCLOSURE
-------------------------------------------------------------------------------------------------------------------
                    ITEM ON FORM 10-D                                         PARTY RESPONSIBLE
                    -----------------                      --------------------------------------------------------
  ITEM 1: DISTRIBUTION AND POOL PERFORMANCE INFORMATION

     Information included in the [Monthly Statement]                           Master Servicer
                                                                                  Servicer
                                                                          Securities Administrator

 Any information required by 1121 which is NOT included                           Depositor
               on the [Monthly Statement]

                ITEM 2: LEGAL PROCEEDINGS

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceeding known to be contemplated by governmental authorities:

-    Issuing Entity (Trust Fund)                           Trustee, Master Servicer, Securities Administrator and
                                                                                  Depositor

-    Sponsor (Seller)                                           Seller (if a party to the Pooling and Servicing
                                                                            Agreement) or Depositor

-    Depositor                                                                    Depositor

-    Trustee                                                                       Trustee

-    Securities Administrator                                             Securities Administrator

-    Master Servicer                                                           Master Servicer

-    Custodian                                                                    Custodian

-    1110(b) Originator                                                           Depositor

-    Any 1108(a)(2) Servicer (other than the Master                               Servicer
     Servicer or Securities Administrator)

-    Any other party contemplated by 1100(d)(1)                                   Depositor

     ITEM 3: SALE OF SECURITIES AND USE OF PROCEEDS                               Depositor

Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation
S-K.

                                          ADDITIONAL FORM 10-D DISCLOSURE
-------------------------------------------------------------------------------------------------------------------
                    ITEM ON FORM 10-D                                         PARTY RESPONSIBLE
                    -----------------                      --------------------------------------------------------
Pricing information can be omitted if securities were
not registered.

         ITEM 4: DEFAULTS UPON SENIOR SECURITIES                          Securities Administrator
                                                                                   Trustee

Information from Item 3 of Part II of Form 10-Q:

Report the occurrence of any Servicer Event of Default or Master Servicer Event of Default (after expiration of any grace period and provision of any required notice)

   ITEM 5: SUBMISSION OF MATTERS TO A VOTE OF SECURITY                    Securities Administrator
                         HOLDERS                                                   Trustee

Information from Item 4 of Part II of Form 10-Q

       ITEM 6: SIGNIFICANT OBLIGORS OF POOL ASSETS                                Depositor

Item 1112(b) - Significant Obligor Financial Information*

*    This information need only be reported on the Form
     10-D for the distribution period in which updated information is required pursuant to the Item.

  ITEM 7: SIGNIFICANT ENHANCEMENT PROVIDER INFORMATION

Item 1114(b)(2) - Credit Enhancement Provider Financial
Information*

-    Determining applicable disclosure threshold                                  Depositor

-    Requesting required financial information                                    Depositor
     (including any required accountants' consent to the
     use thereof) or effecting incorporation by
     reference

    Item 1115(b) - Derivative Counterparty Financial
                      Information*

-    Determining current maximum probable exposure                                Depositor

-    Determining current significance percentage                                  Depositor

-    Requesting required financial information                                    Depositor
     (including any required accountants' consent to the
     use thereof) or effecting incorporation by
     reference

*    This information need only be reported on the Form
     10-D for the distribution period in which updated information is required pursuant to the

                                          ADDITIONAL FORM 10-D DISCLOSURE
-------------------------------------------------------------------------------------------------------------------
                    ITEM ON FORM 10-D                                         PARTY RESPONSIBLE
                    -----------------                      --------------------------------------------------------
                         Items.

                ITEM 8: OTHER INFORMATION                     Any party responsible for the applicable Form 8-K
                                                                               Disclosure item

Disclose any information required to be reported on Form
8-K during the period covered by the Form 10-D but not reported

                    ITEM 9: EXHIBITS

         Monthly Statement to Certificateholders                          Securities Administrator

Exhibits required by Item 601 of Regulation S-K, such as                          Depositor
                   material agreements

                                   EXHIBIT Y

                        ADDITIONAL FORM 10-K DISCLOSURE



                                          ADDITIONAL FORM 10-K DISCLOSURE
-------------------------------------------------------------------------------------------------------------------
                    ITEM ON FORM 10-K                                         PARTY RESPONSIBLE
                    -----------------                      --------------------------------------------------------
           ITEM 1B: UNRESOLVED STAFF COMMENTS                                     Depositor

               ITEM 9B: OTHER INFORMATION                   Any party responsible for disclosure items on Form 8-K

Disclose any information required to be reported on Form
8-K during the fourth quarter covered by the Form 10-K but not reported

    ITEM 15: EXHIBITS, FINANCIAL STATEMENT SCHEDULES                      Securities Administrator
                                                                                  Depositor

REG AB ITEM 1112(B): SIGNIFICANT OBLIGORS OF POOL ASSETS

Significant Obligor Financial Information*                                        Depositor

*    This information need only be reported on the Form
     10-K if updated information is required pursuant to the Item.

   REG AB ITEM 1114(B)(2): CREDIT ENHANCEMENT PROVIDER
                  FINANCIAL INFORMATION

-    Determining applicable disclosure threshold                                  Depositor

-    Requesting required financial information                                    Depositor
     (including any required accountants' consent to the
     use thereof) or effecting incorporation by
     reference

*    This information need only be reported on the Form
     10-K if updated information is required pursuant to the Item.

 REG AB ITEM 1115(B): DERIVATIVE COUNTERPARTY FINANCIAL
                       INFORMATION

-    Determining current maximum probable exposure                                Depositor

-    Determining current significance percentage                                  Depositor

-    Requesting required financial information                                    Depositor
     (including any required accountants' consent to the
     use thereof) or effecting incorporation by
     reference

*    This information need only be reported on the Form
     10-K if updated information is required pursuant to the Item.

           REG AB ITEM 1117: LEGAL PROCEEDINGS

Any legal proceeding pending against the following entities or their respective property,

                                          ADDITIONAL FORM 10-K DISCLOSURE
-------------------------------------------------------------------------------------------------------------------
                    ITEM ON FORM 10-K                                         PARTY RESPONSIBLE
                    -----------------                      --------------------------------------------------------
that is material to Certificateholders, including any
proceeding known to be contemplated by governmental
authorities:

-    Issuing Entity (Trust Fund)                            Trustee, Master Servicer, Securities Administrator and
                                                                                  Depositor

-    Sponsor (Seller)                                          Seller (if a party to the Pooling and Servicing
                                                                            Agreement) or Depositor

-    Depositor                                                                    Depositor

-    Trustee                                                                       Trustee

-    Securities Administrator                                             Securities Administrator

-    Master Servicer                                                           Master Servicer

-    Custodian                                                                    Custodian

-    1110(b) Originator                                                           Depositor

-    Any 1108(a)(2) Servicer (other than the Master                               Servicer
     Servicer or Securities Administrator)

-    Any other party contemplated by 1100(d)(1)                                   Depositor

    REG AB ITEM 1119: AFFILIATIONS AND RELATIONSHIPS

Whether (a) the Sponsor (Seller), Depositor or Issuing                        Depositor as to (a)
Entity is an affiliate of the following parties, and (b)                   Sponsor/Seller as to (a)
to the extent known and material, any of the following
parties are affiliated with one another:

-    Master Servicer                                                           Master Servicer

-    Securities Administrator                                             Securities Administrator

-    Trustee                                                                       Trustee

-    Any other 1108(a)(3) servicer                                                Servicer

-    Any 1110 Originator                                                      Depositor/Sponsor

-    Any 1112(b) Significant Obligor                                          Depositor/Sponsor

-    Any 1114 Credit Enhancement Provider                                     Depositor/Sponsor

-    Any 1115 Derivate Counterparty Provider                                  Depositor/Sponsor

-    Any other 1101(d)(1) material party                                      Depositor/Sponsor

Whether there are any "outside the ordinary course                            Depositor as to (a)
business arrangements" other than would be obtained in                     Sponsor/Seller as to (a)
an arm's length transaction between (a) the Sponsor
(Seller), Depositor or Issuing Entity on the one hand,
and (b) any of the following parties (or their
affiliates) on the other hand, that exist currently or
within the past two years and that are material to a
Certificateholder's understanding of the Certificates:

-    Master Servicer                                                           Master Servicer

-    Securities Administrator                                             Securities Administrator

-    Trustee                                                                      Depositor

                                          ADDITIONAL FORM 10-K DISCLOSURE
-------------------------------------------------------------------------------------------------------------------
                    ITEM ON FORM 10-K                                         PARTY RESPONSIBLE
                    -----------------                      --------------------------------------------------------
-    Any other 1108(a)(3) servicer                                                Servicer

-    Any 1110 Originator                                                      Depositor/Sponsor

-    Any 1112(b) Significant Obligor                                          Depositor/Sponsor

-    Any 1114 Credit Enhancement Provider                                     Depositor/Sponsor

-    Any 1115 Derivate Counterparty Provider                                  Depositor/Sponsor

-    Any other 1101(d)(1) material party                                      Depositor/Sponsor

Whether there are any specific relationships involving                     Depositor as to (a) the
transaction or the pool assets between (a) the Sponsor                     Sponsor/Seller as to (a)
(Seller), Depositor or Issuing Entity on the one hand,
and (b) any of the following parties (or their
affiliates) on the other hand, that exist currently or
within the past two years and that are material:

-    Master Servicer                                                           Master Servicer

-    Securities Administrator                                             Securities Administrator

-    Trustee                                                                      Depositor

-    Any other 1108(a)(3) servicer                                                Servicer

-    Any 1110 Originator                                                      Depositor/Sponsor

-    Any 1112(b) Significant Obligor                                          Depositor/Sponsor

-    Any 1114 Credit Enhancement Provider                                     Depositor/Sponsor

-    Any 1115 Derivate Counterparty Provider                                  Depositor/Sponsor

-    Any other 1101(d)(1) material party                                      Depositor/Sponsor

                       SCHEDULE A

                 MORTGAGE LOAN SCHEDULE

          On file at the offices of Dechert LLP
                       Cira Centre
                    2929 Arch Street
                 Philadelphia, PA 19104
                     (215) 994-4000
              Attention: Steven J. Molitor


                      Schedule A-1